Exhibit 10.5

APPALACHIAN BANCSHARES, INC.

Employee Stock Ownership Plan with 401(k) Provisions

(EFFECTIVE JANUARY 1, 2008)

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APPALACHIAN BANCSHARES, INC.

Employee Stock Ownership Plan With 401(k) Provisions

(Effective January 1, 2008)

Appalachian Bancshares, Inc., a corporation organized under the laws of the State of Georgia (the “Bank”), hereby amends and restates the Appalachian Bancshares, Inc. Employees’ Savings and Profit Sharing Plan, in restated form, to be known as the Appalachian Bancshares, Inc. Employee Stock Ownership Plan With 401(k) Provisions (the “Plan”) (effective January 1, 2008). It is intended that the Plan continue to be a stock bonus plan that qualifies as an employee stock ownership plan under Code Sections 401(a) and 4975(e)(7) of the Code and Section 407(d)(6) of ERISA. It is also intended that the Appalachian Bancshares, Inc. Employee Stock Ownership Trust (the “Trust”) which implements and forms a part of the Plan continue to be exempt from tax under Section 501(a) of the Code. The Plan shall be interpreted, wherever possible, to comply with the terms of the Code, ERISA and all applicable Regulations and rulings thereunder.

PURPOSES:

The purpose of this Plan is to enable participating Employees to share in the growth and prosperity of the Bank through Employer contributions to the Plan and to provide Participants with an opportunity to accumulate capital for their future economic security. The Plan is designed to permit both Employer and Employee contributions to the Plan. The primary purpose of the Plan is to enable Participants to acquire stock ownership interests in the Bank. Therefore, the Trust assets held under the Plan will be invested primarily in Bank stock.

The Plan is also designed to be available as a technique of corporate finance to the Bank. Accordingly, it may be used to accomplish the following objectives:

(a)	To meet general financing requirements of the Bank, including capital growth and transfers in the ownership of Bank stock;

(b)	To provide Participants with beneficial ownership of Bank stock and other assets through Employer and Employee contributions to the Plan; and

(c)

To receive loans (or other extensions of credit) to finance the acquisition of Bank stock (“Exempt Loans”), with such loans to be repaid by Employer contributions to the Trust and dividends received on such Bank stock.

The Plan is intended to qualify under Section 401(a) and 401(k) and 401(m) of the Internal Revenue Code. The Plan also was designed to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

WITNESSETH:

WHEREAS, the Bank hereby establishes the Appalachian Bancshares, Inc. Employee Stock Ownership Plan With 401(k) Provisions (effective January 1, 2008);

WHEREAS, this Plan was formerly known as the Appalachian Bancshares, Inc. Employees’ Savings and Profit Sharing Plan, originally effective as of September 25, 2001, and is now hereby amended as an employee stock ownership plan with 401(k) provisions and adopted as the Appalachian Bancshares, Inc. Employee Stock Ownership Plan With 401(k) Provisions for the exclusive benefit of Participants and their Beneficiaries.

NOW, THEREFORE, the Bank establishes the following terms and conditions:

ARTICLE I

DEFINITIONS

1.01 ACCOUNT. “Account” means the separate account(s) established and maintained for a Participant under the Plan.

1.02 ACCOUNT BALANCE. “Account Balance” means the amount standing in a Participant’s Account(s) as of any Valuation Date derived from Salary Reduction Contributions, Employer Optional Contributions, Qualified Nonelective Contributions and Forfeitures, allocated to a Participant’s Account as of any Valuation Date.

1.03 ACCOUNTING DATE. “Accounting Date” is the last day of the Plan Year. Unless otherwise specified in the Plan, all Plan allocations for a particular Plan Year will be made as of the Accounting Date of that Plan Year.

1.04 ACP. “ACP” means the actual contribution percentage for a group of Eligible Employees for a Plan Year. The ACP for a group of Eligible Employees for a Plan Year is the average of the ACRs of the Eligible Employees in the group for that Plan Year.

1.05 ACR. “ACR” means the actual contribution ratio of a Participant for the Plan Year which is the sum of the Eligible Employee’s Matching Contributions allocated to the Eligible Employee’s Account for the Plan Year, and the Qualified Nonelective Contributions and Elective Contributions treated as Matching Contributions for the Plan Year, divided by the Eligible Employee’s Compensation taken into account for the Plan Year for which the Employee was actually a Participant.

1.06 ADP. “ADP” means the actual deferral percentage for a group of Eligible Employees for a Plan Year. The ADP for a group of Employees for a Plan Year is the average of the ADPs of Eligible Employees in the group for that Plan Year.

1.07 ADR. “ADR” means the actual deferral ratio of a Participant for the Plan Year which is the sum of the Eligible Employee’s Salary Reduction Contributions and amounts treated as Salary Reduction Contributions for the Plan Year, divided by the

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Employee’s Compensation taken into account for the Plan Year for which the Employee was actually a Participant.

1.08 ALTERNATE PAYEE. “Alternate Payee” means a spouse, former spouse, child, or other dependent of a Participant to whom benefits are payable under the Plan pursuant to the terms of a qualified domestic relations order as defined in Section 414(p) of the Code.

1.09 ANNUITY STARTING DATE. “Annuity Starting Date” means the first day on which all events have occurred which entitle the Participant to a distribution from this Plan.

1.10 BANK. “Bank” means Appalachian Bancshares, Inc., or its successor. The tax identification number of the Bank is 58-2242407.

1.11 BENEFICIARY. “Beneficiary” is a person who is designated by a Participant as such in accordance with Section 8.01 hereof or who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan remains a Beneficiary under the Plan until his benefit has been fully distributed to him. A Beneficiary’s right to (and the ESOP Committee’s or the Trustee’s duty to provide to the Beneficiary) information or data concerning the Plan does not arise until he first becomes entitled to receive a benefit under the Plan.

1.12 BOARD OF DIRECTORS. “Board of Directors” or “Board” means the Board of Directors of the Bank, as from time to time constituted.

1.13 CATCH-UP CONTRIBUTION. “Catch-Up Contribution” means Elective Deferrals made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age 50 or over by the end of their taxable year which ends with or within the Plan Year. An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferrals without regard to Catch-Up Contributions, such as (a) the limit on Annual Additions; (b) the dollar limit on Elective Deferrals under Code Section 402(g) (not counting Catch-Up Contributions); (c) the limit imposed by the ADP test under Section 401(k)(3); or (d) a Plan imposed limit set forth in a resolution properly executed by the Employer which is considered to be an amendment to the Plan.

1.14 CODE. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto. References herein to Sections of the Code shall include any successor provisions thereto.

1.15 COMPENSATION. “Compensation” with respect to any Participant means such Participant’s wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) during the Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section

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3401(a)(2)). A Participant’s Compensation shall be determined subject to the following provisions:

(a) Compensation Determination Period. Under this Section 1.15, the “Compensation Determination Period” is the Plan Year. Notwithstanding the preceding, Compensation and the Compensation Determination Period shall include Post Severance Compensation as defined in Section 3.08(h) hereof.

(b) Treatment of Elective Contributions. For purposes of this Section 1.15, Elective Contributions will be included in determining Compensation.

(c) The Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $230,000, as adjusted by the Commissioner of Internal Revenue to reflect increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code.

1.16 DETERMINATION OF TOP HEAVY STATUS. The ESOP Committee must determine whether the Plan is top heavy for a Plan Year. If this Plan is the only qualified plan maintained by the Employer, the Plan is top heavy for a Plan Year if the top heavy ratio as of the Determination Date (as hereafter defined) exceeds sixty percent (60%). The “top heavy ratio” is a fraction, the numerator of which is the sum of the present value of Account Balances of all Key Employees (as hereafter defined) as of the Determination Date and the denominator of which is a similar sum determined for all Employees. The ESOP Committee must include in the top heavy ratio, as part of the present value of Account Balances, any contribution not made as of the Determination Date but includible under Code Section 416 and the applicable Treasury Regulations, and distributions made within the Determination Period (as hereafter defined). The ESOP Committee must calculate the top heavy ratio by disregarding the Account Balance (and distributions, if any, of the Account Balance) of any Non Key Employee (as hereafter defined) who was formerly a Key Employee, and by disregarding the Account Balance (including distributions, if any, of the Account Balance) of an individual who has not received credit for at least one (1) Hour of Service with the Employer during the Determination Period. The ESOP Committee must calculate the top heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Code Section 416 and the Treasury Regulations thereunder.

If the Employer maintains other qualified plans (including a 401(k) arrangement or simplified employee pension plan), or maintained another such plan which now is terminated, this Plan is top heavy only if it is part of the Required Aggregation Group (as hereafter defined), and the top heavy ratio for the Required Aggregation Group and for the Permissive Aggregation Group (as hereafter defined), if any, each exceeds sixty percent (60%). The top heavy ratio will be calculated in the same manner as required by the first paragraph of this Section 1.16, taking into account all plans that are aggregated. To the extent distributions to a Participant are taken into account, distributions from a terminated plan which would have been part of the Required Aggregation Group if it were in existence on the Determination Date must be included. The present value of the Account Balances or account balances under defined benefit plans or simplified

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employee pension plans included within the group will be calculated in accordance with the terms of those plans, Code Section 416 and the Treasury Regulations under that Code Section. If a Participant in a defined benefit plan is a Non-Key Employee, his Account Balance will be determined under the accrual method, if any, which is applicable uniformly to all defined benefit plans maintained by the Employer or, if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional rule accrual method described in Code Section 411(b)(1)(C). To calculate the present value of benefits from a defined benefit plan, actuarial assumptions (interest and mortality only) prescribed by the defined benefit plan(s) will be used to value benefits for top heavy purposes. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the Account Balances in the aggregated plan must be valued as of the most recent valuation date falling within the twelve month period ending on the Determination Date, except as Code Section 416 and applicable Treasury Regulations require for the first and second plan year of a defined benefit plan. The top heavy ratio will be calculated with reference to the Determination Dates that fall within the same calendar year.

Definitions. For purposes of applying the provisions of this Section 1.16:

(a) “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date: (i) was an officer of the Employer having annual has Compensation greater than One Hundred Thirty Thousand Dollars ($130,000) (as adjusted under Code Section 416(i)(1)); (ii) is a five percent (5%) owner of the Employer; or (iii) is a one percent (1%) owner of the Employer and has annual Compensation of more than One Hundred Fifty Thousand Dollars ($150,000). The constructive ownership rules of Code Section 318 (or the principles of that Section, in the case of an unincorporated Employer) will apply to determine ownership in the Employer. The ESOP Committee will make the determination of who is a Key Employee in accordance with Code Section 416(i)(1), the Treasury Regulations under that Code Section, and the other guidance of general applicability issued thereunder.

(b) “Non-Key Employee” is an employee who does not meet the definition of Key Employee.

(c) “Compensation” means the general definition of Compensation.

(d) “Required Aggregation Group” means: (1) each qualified plan of the Employer in which at least one Key Employee participates at any time during the Determination Period; and (2) any other qualified plan of the Employer which enables a plan described in clause (1) to meet the requirements of Code Section 401(a)(4) or of Code Section 410.

(e) “Permissive Aggregation Group” is the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Code Sections 401(a)(4)

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and 410. The ESOP Committee will determine the Permissive Aggregation Group.

(f) “Employer” means the Employer that adopts this Plan and any Related Employers.

(g) “Determination Date” for any Plan Year is the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of this Plan, the Accounting Date of that Plan Year.

The present values of Account Balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under this Plan and any plan aggregated with this Plan under Code Section 416(g)(2) during the one (1) year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or Disability, this provision shall be applied by substituting ‘five (5) year period’ for ‘one (1) year period.’

The Account of any individual who has not performed services for the Employer during the one (1) year period ending on the Determination Date shall not be taken into account.

(h) The “Determination Period” is the one (1) year period ending on the Determination Date. In the case of a distribution made for a reason other than severance from employment as described in Code Section 416(g)(3)(B), death or Disability, the Determination Period shall be the five (5) year period ending on the Determination Date.

(i) Notwithstanding the foregoing, no top heavy determination shall be made for any Plan Year in which this Plan satisfies Code Section 416(g)(4)(H).

1.17 DIRECT ROLLOVER. A “Direct Rollover” is a payment by this Plan in the form of a trustee-to-trustee transfer that also meets the requirements of an Eligible Rollover Distribution.

1.18 DISABILITY. “Disability” means a Participant who has separated from employment by reason of a disability which is expected to last in excess of 12 consecutive months and who is either (i) approved for disability under the provisions of any other benefit program or policy maintained by the Employer, which policy or program is applied on a uniform and nondiscriminatory basis to all Employees of the Employer, or (ii) is eligible for, or is receiving, disability insurance benefits under the Federal Social Security Act.

1.19 DISQUALIFIED PERSON. “Disqualified Person” means a person who is:

(a) a Fiduciary;

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(b) a person providing services to the Plan;

(c) an Employer any of whose Employees are covered by the Plan;

(d) an employee organization any of whose members are covered by the Plan;

(e) an owner, direct or indirect, of fifty percent (50%) or more of:

(i) the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of a corporation;

(ii) the capital interest or the profits interest of a partnership; or

(iii) the beneficial interest of a trust or unincorporated enterprise, which is an Employer or an employee organization described in subparagraph (c) or (d) above;

(f) a member of the family (as hereafter defined) of any individual described in subparagraph (a), (b), (c), or (e) above (the term “family” means an individual’s spouse, ancestor, and lineal descendent and any spouse of a lineal descendant);

(g) a corporation, partnership, or trust or estate of which (or in which) fifty percent (50%) or more of:

(i) the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of such corporation;

(ii) the capital interest or profits interest of such partnership; or

(iii) the beneficial interest of such trust or estate is owned, directly or indirectly, or held by persons described in subparagraph (a), (b), (c), (d) or (e) above;

(h) an officer, director (or an individual having powers or responsibilities similar to those of officers or directors), a ten percent (10%) or more shareholder, or a highly compensated employee (earning ten percent (10%) or more of the yearly wages of an Employer) of a person described in subparagraph (c), (d), (e) or (g) above; or

(i) a ten percent (10%) or more (in capital or profits) partner or joint venturer of a person described in subparagraph (c), (d), (e) or (g) above.

The Secretary of the Treasury, after consultation and coordination with the Secretary of Labor or his delegate, may by regulation prescribe a percentage lower than

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fifty percent (50%) for subparagraphs (e) and (g) above and lower than ten percent (10%) for subparagraphs (h) and (i) above.

For purposes of subparagraphs (e)(i) and (g)(i) above, there shall be taken into account indirect stockholdings which would be taken into account under Section 267(c)(4) of the Code, except that, for purposes of this paragraph, Section 267(c)(4) of the Code shall be treated as providing that the members of the family of an individual shall include his spouse, ancestor, lineal descendant, and any spouse of a lineal descendant.

For purposes of subparagraphs (e)(ii) and (iii), (g)(ii) and (iii), and (i) above, the ownership of profits or beneficial interests shall be determined in accordance with the rules for constructive ownership of stock provided in Section 267(c) of the Code (other than paragraph (3) thereof), except that Section 267(c)(4) of the Code shall be treated as providing that the members of the family of an individual shall include his spouse, ancestor, lineal descendant, and any spouse of a lineal descendant.

1.20 DISTRIBUTEE. “Distributee” means:

(a) a Participant or former Participant,

(b) the surviving spouse of a Participant, and

(c) the former spouse of a Participant who is an Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p).

1.21 DISTRIBUTION RESTRICTIONS. “Distribution Restrictions” means the Employee may not receive a distribution of his Salary Reduction Contributions or Matching Contributions (nor earnings on those contributions) except in the event of (1) the Participant’s death, Disability, termination of employment, attainment of age fifty-nine and one-half (591/2), (2) financial hardship satisfying the requirements of Code Section 401(k) and the applicable Treasury Regulations, (3) plan termination without establishment of a successor defined contribution plan (other than an employee stock ownership plan (“ESOP”) or a simplified employee pension), (4) a sale of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business, but only to an employee who continues employment with the corporation acquiring those assets, or (5) a sale by a corporation of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)), but only to an employee who continues employment with the subsidiary. A distribution on account of financial hardship, as described in clause (2), may not include earnings on Salary Reduction Contributions credited as of a date later than December 31, 1988, and may not include any earnings on Qualified Nonelective Contributions, regardless of when credited. A distribution described in clauses (3), (4) or (5), must be a lump sum distribution, as required under Code Section 401(k)(10).

1.22 DIVIDEND. “Dividend” means a distribution made by the Employer to its shareholders in the form of a dividend (as defined in Code Section 316) with respect to its Employer Securities.

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1.23 EFFECTIVE DATE. “Effective Date” of the Appalachian Bancshares, Inc. Employees’ Savings & Profit Sharing Plan means September 25, 2001, but as to this amendment and restatement as the Appalachian Bancshares, Inc. Employee Stock Ownership Plan With 401(k) Provisions means January 1, 2008.

1.24 ELECTIVE CONTRIBUTIONS. “Elective Contributions” are amounts excludable from the Employee’s gross income under Code Sections 125, 132(f), 402(e)(3), 402(h) or 403(b), and contributed by the Employer, at the Employee’s election, to a Code Section 401(k) arrangement, a simplified employee pension, a cafeteria plan, a tax-sheltered annuity or a Code Section 132(f) plan. Amounts under Code Section 125 include any amounts not available to a participant in cash in lieu of group health coverage because the participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the participant’s other health coverage as part of the enrollment process for the health plan. Elective Contributions include amounts, which are not includible in the gross income of an Employee under Code Section 132(f)(4).

1.25 ELIGIBLE EMPLOYEE. Each Employee who is at least eighteen (18) years old is an “Eligible Employee,” and thereby eligible to participate in the Plan immediately. An Employee who fails to meet these requirements following his initial date of Service shall be eligible to participate in the Plan on the date he or she has attained age eighteen (18). For purposes of the ADP test described in Section 4.03 hereof, an Employee who is eligible to participate in the Plan is an Eligible Employee, regardless of whether the Employer actually makes deferral contributions on behalf of the Employee. For purposes of the ACP test described in Section 4.04 hereof, an “Eligible Employee” means a Participant who is eligible to receive an allocation of Matching Contributions (or would be eligible if he made the type of contributions necessary to receive an allocation of Matching Contributions) and a Participant who is eligible to make Employee contributions, regardless of whether he actually makes Employee contributions. An Employee continues to be an Eligible Employee during a period the Plan suspends the Employee’s right to make Salary Reduction Contributions or nondeductible contributions following a hardship distribution.

1.26 ELIGIBLE RETIREMENT PLAN.

(a) The term “Eligible Retirement Plan” means any of the following that accepts an Eligible Rollover Distribution:

(i) an individual retirement account described in Code Section 408(a);

(ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract);

(iii) a qualified plan described in Code Section 401(a);

(iv) an annuity plan described in Code Section 403(a);

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(v) an annuity contract described in Code Section 403(b); or

(vi) an eligible deferred compensation plan described in Code Section 457(b) which is maintained by an eligible employer described in section 457(b) and which agrees to separately account for amounts transferred into such plan from this Plan.

(b) Notwithstanding anything contained herein to the contrary, in the case of an Eligible Rollover Distribution to:

(i) a Participant’s surviving spouse or to a spouse or former spouse who is an Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p), an Eligible Retirement Plan means any one of the accounts, annuities or plans described in Section 1.26(a)(i) through Section 1.26(a)(iv), and

(ii) a Beneficiary who is not otherwise described in Section 1.26(b)(i), an Eligible Retirement Plan means any one of the accounts or annuities described in described in Section 1.26(a)(i) or Section 1.26(a)(ii), which is established for the purpose of receiving the distribution on behalf of an individual who was designated as a Beneficiary by the Participant; provided such Beneficiary is not the Participant’s surviving spouse.

1.27 ELIGIBLE ROLLOVER DISTRIBUTION.

(a) The term “Eligible Rollover Distribution” means any distribution, other than a distribution described in Section 1.27(b), of all or any portion of the balance to the credit of:

(i) a Distributee, or

(ii) a Beneficiary, if the distribution is made in accordance with Code Section 402(c)(11) in a direct trustee-to-trustee transfer to an Eligible Retirement Plan described in Section 1.26(a)(i) or Section 1.26(a)(ii), which is established for the purpose of receiving the distribution on behalf of an individual who was designated as a Beneficiary by the Participant; provided such Beneficiary is not the Participant’s surviving spouse.

(b) Notwithstanding Section 1.27(a), the term “Eligible Rollover Distribution” does not include:

(i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for:

(A) the life (or life expectancy) of:

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(1) a Distributee.

(2) a Beneficiary,

(3) the joint lives (or joint life expectancies) of a Distributee and the Distributee’s Beneficiary, or

(4) a specified period of ten (10) years or more;

(B) any distribution to the extent such distribution is required under Code Section 401(a)(9); or

(C) any hardship distribution from any qualified plan.

(c) A portion of a distribution shall not fail to be an Eligible Retirement Distribution merely because the portion consists of after-tax employee contributions, which are not includible in gross income. However, such portion may be transferred only to an Eligible Retirement Plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

1.28 EMPLOYEE. “Employee” means any common law employee of the Employer or a Related Employer, but excludes any person who is an independent contractor. Employee shall include Leased Employees to the extent provided in Section 1.48. In the event that an individual is misclassified as other than an Employee and, as a result, is denied eligibility into this Plan, any re-classification of such individual as an Employee (by a court, administrative agency, or otherwise) shall only be effective for purposes of this Plan from the date of such determination (notwithstanding any retroactive classification of such individual as an Employee for any other purpose under the Code).

1.29 EMPLOYER. “Employer” means Appalachian Bancshares, Inc., a bank organized under the laws of the State of Georgia, and any Related Employer, or other entity or person adopting this Plan pursuant to Sections 1.70 and 12.14 hereof.

1.30 EMPLOYER OPTIONAL CONTRIBUTIONS. “Employer Optional Contributions” means the contributions the Employer contributes to the Trust pursuant to Section 3.01(a)(v).

1.31 EMPLOYER OPTIONAL CONTRIBUTION ACCOUNT. “Employer Optional Contribution Account” means the Account of a Participant which is credited with Employer Optional Contributions.

1.32 EMPLOYER SECURITIES. “Employer Securities” means:

(a) General Definition. “Employer Securities” means common stock issued by the Bank, or by a corporation which is a member of the same controlled group of the Bank (within the meaning of Code Section 409(1)), which is readily

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tradable on an established securities market. If there is no common stock which meets such requirements, the term “Employer Securities” shall mean common stock issued by the Bank or by a corporation which is a member of the same controlled group of the Bank (within the meaning of Code Section 409(1)), having a combination of voting power and dividend rights equal to or in excess of:

(i) that class of common stock of the Bank (or any other such corporation) having the greatest voting power; and

(ii) that class of common stock of the Bank (or any other such corporation) having the greatest dividend rights.

Noncallable preferred stock shall also be treated as “Employer Securities” if such stock is convertible at any time into stock which meets the qualifications above, and if such conversion is at a conversion price which (at the date of the acquisition by the Trust) is reasonable. For purposes of the preceding sentence, preferred stock shall be treated as noncallable if, pursuant to Regulations, after the call there will be a reasonable opportunity for a conversion which meets such requirements.

(b) Special Definition. The term “Employer Securities” means the definition as defined in this Section 1.32 above.

1.33 ENTRY DATE. “Entry Date” means the first day of each calendar month.

1.34 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute thereto and the final and temporary Regulations promulgated, and the applicable rulings issued thereunder. References herein to Sections of ERISA shall include any successor provisions thereto.

1.35 ESOP COMMITTEE. “ESOP Committee” means the Appalachian Bancshares, Inc. ESOP Committee, which members are appointed by the Bank, as from time to time constituted.

1.36 EXEMPT LOAN. “Exempt Loan” means a loan or loans made to the Plan by a Disqualified Person or a loan or loans to the Plan which is guaranteed by a Disqualified Person. The term “Exempt Loan” includes a direct loan of cash, a purchase-money transaction, and an assumption of the obligation of the Plan. For purposes of this Section, “Guarantee” includes an unsecured guarantee and the use of assets of a Disqualified Person as collateral for a loan, even though the use of assets may not be a guarantee under applicable state law. For purposes of this Section, an amendment of a loan in order to qualify as an exempt loan is not a refinancing of the loan or the making of another loan.

1.37 FIDUCIARY. “Fiduciary” means any person who (a) exercises any discretionary authority or discretionary control and management of the Plan or exercises any authority or control and management or disposition of Plan assets, (b) renders

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investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Trust or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan and the Trust, including, but not limited to, the ESOP Committee, and any person designated under ERISA Section 405(c)(1)(B).

1.38 FORFEITURE. “Forfeiture” refers to the amount of a Participant’s Account Balance which is not Vested and which is forfeited pursuant to Section 5.08.

1.39 GENERAL INVESTMENTS ACCOUNTS. “General Investments Accounts” means the Participant General Investments Account and the Unallocated General Investments Account.

1.40 GENERAL OBLIGATIONS. “General Obligations” means obligations of the Trust not arising from extensions of credit to the Trust, but which are commitments which arise from authorized activities of the Trust.

1.41 HIGHLY COMPENSATED EMPLOYEE. A “Highly Compensated Employee” or “HCE” means an Employee who:

(a) is a more than five percent (5%) owner of the Employer (applying the constructive ownership rules of Code Section 318, and applying the principles of Code Section 318, for an unincorporated entity) during the Plan Year or during the preceding Plan Year; or

(b) for the preceding Plan Year, had Compensation from the Employer greater than One Hundred Five Thousand Dollars ($105,000) (as adjusted by the Commissioner of the Internal Revenue Service for the relevant year), and was in the top paid group of Employees. For purposes of this clause (b), the “top paid group” is the top twenty percent (20%) of Employees based on their Compensation.

The dollar threshold amount specified in this Section 1.41(b) shall be adjusted at such time and in the same manner as under Code Section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996. In the case of such an adjustment, the dollar limit which shall be applied is the limit for the calendar year.

In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Related Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer’s retirement plans. Highly

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Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the “determination year.” A “Highly Compensated Former Employee” means a former employee who was a Highly Compensated Employee when such Employee separated from service, or was a Highly Compensated Employee at any time after attaining age fifty-five (55).

For purposes of this Section, “Compensation” means the general definition of “Compensation” in Section 1.15.

1.42 HIGHLY COMPENSATED GROUP. “Highly Compensated Group” means the group of Eligible Employees who are Highly Compensated Employees for the Plan Year.

1.43 HOUR OF SERVICE. “Hour of Service” means:

(a) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The ESOP Committee credits Hours of Service under this paragraph (a) to the Employee for the computation period in which the Employee performs the duties, regardless of when paid;

(b) Each Hour of Service for back pay, regardless of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The ESOP Committee credits Hours of Service under this paragraph (b) to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made; and

(c) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (regardless of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including Disability), layoff, jury duty or military duty. The ESOP Committee will credit no more than five hundred and one (501) Hours of Service under this paragraph (c) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period). The ESOP Committee credits Hours of Service under this paragraph (c) in accordance with the rules of paragraphs (b) and (c) of Labor Regulation Section 2530.200b 2, which the Plan, by this reference, specifically incorporates in full within this paragraph (c).

(d) The ESOP Committee shall not credit an Hour of Service under more than one (1) of the above subsections.

(e) Method of Crediting Hours of Service. Except as provided herein, the Employer will credit every Employee with Hours of Service on the basis of the “actual” method. For purposes of the Plan, “actual” method means the

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determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.

(f) Maternity or Paternity Leave. Solely for purposes of determining whether the Employee incurs a Break in Service under any provision of this Plan, the ESOP Committee may credit Hours of Service during an Employee’s unpaid absence period due to maternity or paternity leave. The ESOP Committee considers an Employee on maternity or paternity leave if the Employee’s absence is due to the Employee’s pregnancy, the birth of the Employee’s child, the placement with the Employee of an adopted child, or the care of the Employee’s child immediately following the child’s birth or placement. The ESOP Committee may credit Hours of Service under this paragraph on the basis of the number of Hours of Service the Employee would receive if he were paid during the absence period or, if the ESOP Committee cannot determine the number of Hours of Service the Employee would receive, on the basis of eight (8) hours per day during the absence period. The ESOP Committee may credit only the number (not exceeding five hundred and one (501)) of Hours of Service necessary to prevent an Employee’s Break in Service. The ESOP Committee credits all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his absence period begins, the ESOP Committee may credit these Hours of Service to the immediately following computation period.

(g) Determination of Hours of Service to be Credited to Salaried Employees. With respect to salaried Employees whose hours are not required to be counted and recorded by the Fair Labor Standards Act of 1938, the determination of the Hours of Service which must be credited to an Employee in accordance with the provisions of this Section shall be based upon an equivalency schedule of ten (10) Hours of Service for each day on which the Employee performs an Hour of Service.

1.44 INACTIVE PARTICIPANT. An “Inactive Participant” is a Participant who is no longer an Employee.

1.45 INCOME. “Income” means the net income of the Plan.

1.46 INCOME OF THE TRUST FUND. “Income of the Trust Fund” means the net gain or loss of the General Investments Accounts, as reflected by interest payments, Dividends, realized and unrealized gains and losses on securities (other than Employer Securities) and on other investment transactions, and reduced by expenses paid from the Trust Fund. The expenses of the Trust Fund do not include interest paid on any Exempt Loan for the purchase of Employer Securities by the Trust or on any loan of the Trust incurred to purchase Employer Securities.

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1.47 LATE RETIREMENT DATE. “Late Retirement Date” means the date of Separation from Service with the Employer for any reason other than death where the termination occurs subsequent to the Employee’s attainment of Normal Retirement Age.

1.48 LEASED EMPLOYEES. A Leased Employee is an individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code Section 144(a)(3)) on a substantially full time basis for at least one (1) year and who performs services under the primary direction and control of the Employer. If a Leased Employee is treated as an Employee by reason of this Section 1.48, “Compensation” includes compensation from the leasing organization which is attributable to services performed for the Employer.

The Plan does not treat a Leased Employee as an Employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, twenty percent (20%) or less of the Employer’s Employees (other than Highly Compensated Employees) are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a non-integrated contribution formula equal to at least ten percent (10%) of the employee’s compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the ten percent (10%) contribution on the basis of compensation (as defined in Code Section 415(c)(3)).

The ESOP Committee must apply this Section 1.48 in a manner consistent with Code Sections 414(n) and 414(o) and the Regulations issued under those Code Sections. The ESOP Committee will reduce a Leased Employee’s allocation of Employer contributions under this Plan by the Leased Employee’s allocation under the leasing organization’s plan, but only to the extent that allocation is attributable to the Leased Employee’s service provided to the Employer.

1.49 LEVERAGED EMPLOYER SECURITIES. “Leveraged Employer Securities” means Employer Securities acquired by the Trust with the proceeds of an Exempt Loan.

1.50 MATCHING CONTRIBUTIONS. “Matching Contributions” are contributions made by the Employer on behalf of a Participant on account of that Participant’s Salary Reduction Contributions. Matching Contributions also include Forfeitures allocated on account of such Salary Reduction Contributions.

1.51 MATCHING CONTRIBUTION ACCOUNT. “Matching Contribution Account” means the Account of a Participant which is credited with such Participant’s portion of the Matching Contributions made by the Employer to the Plan for the Plan Year.

1.52 NET PROFITS. “Net Profits” mean, with respect to any fiscal year, the Employer’s net income or profit for such fiscal year determined upon the basis of the Employer’s books of account in accordance with generally accepted accounting principles

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without any reduction for tax based upon income, or for contributions made by the Employer to the Plan.

1.53 NONFORFEITABLE. “Nonforfeitable” means a Participant’s or Beneficiary’s unconditional claim, legally enforceable against the Plan, to the Participant’s Account Balance.

1.54 NONHIGHLY COMPENSATED EMPLOYEE. “Nonhighly Compensated Employee” or “NHCE” means an Eligible Employee who is not a Highly Compensated Employee.

1.55 NORMAL RETIREMENT AGE. “Normal Retirement Age” means sixty-five (65) years of age.

1.56 PARTICIPANT. “Participant” is an Eligible Employee who becomes a Participant in the Plan in accordance with the provisions of Article II hereof.

1.57 PARTICIPANT EMPLOYER SECURITIES ACCOUNT. “Participant Employer Securities Account” means the Account of a Participant which is credited with shares and fractional shares of Employer Securities purchased and paid for by the Trust or contributed to the Trust or shares of Employer Securities otherwise allocable because of the Participant’s participation in the Plan. “Participant Employer Securities Account” is also referred to as “Employer Securities Account.”

1.58 PARTICIPANT GENERAL INVESTMENTS ACCOUNT. “Participant General Investments Account” means the Account of a Participant which is increased by his share of net income (or loss) of the Trust Fund and Employer contributions and Forfeitures, other than amounts invested in Employer Securities, and which is decreased (to the extent allowed by law) by amounts necessary to pay for Employer Securities.

1.59 PARTICIPATION OF OTHER EMPLOYERS. Subject to Section 12.14 hereof, any other corporation or organization which is a member of a group of corporations described in Code Section 409(l) that includes the Bank may adopt this Plan, effective as of the date indicated in its instrument of adoption, if (i) its application is made in writing to the Board and ESOP Committee; (ii) such application is accepted in writing by the Board and ESOP Committee; and (iii) such approved Employer executes an instrument in writing duly authorized by it adopting this Plan and delivers a copy thereof to the ESOP Committee.

Throughout this instrument, a distinction is purposely drawn between rights and obligations of the Bank and rights and obligations of an Employer. The rights and obligations specified as belonging to the Bank shall belong only to it, including but not limited to, appointment of the ESOP Committee, appointment and removal of the Trustee, amendment of the Plan, and termination of the Plan. An Employer’s instrument of adoption may provide for the following: (i) making of an initial contribution to the Trust, (ii) making such other changes with respect to the Plan as are approved by the Bank, and (iii) the designation of the name of the Plan with respect to its Employees. Each Employer shall have the obligation, as hereinafter provided and as may be provided

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in its instrument of adoption, to make contributions for its own Participants, and no Employer shall have the obligation to make contributions for the Participants of any other Employer unless determined by the Bank. Any failure by an Employer to fulfill its own obligations under this Plan shall, except as provided in the next preceding sentence, have no effect upon any other Employer. An Employer may withdraw from this Plan without affecting any other Employer. If an Employer withdraws or its participation is terminated by the Board, such Employer may, in its sole discretion, adopt for its Employees alone and independent of this Plan its own plan which shall be considered a continuation of this Plan with respect to itself and its Participants.

1.60 PLAN. “Plan” means the retirement plan established and continued herein by the Bank designated as the Appalachian Bancshares, Inc. Employee Stock Ownership Plan With 401(k) Provisions (effective January 1, 2008). The Plan shall consist of two portions: a “Stock Bonus Plan Portion” and a “Profit Sharing Plan Portion,” which together shall constitute a single plan. It is intended: (i) that the Stock Bonus Plan Portion qualify as an employee stock ownership plan under Sections 401(a) and 4975(e)(7) of the Code and Section 407(d)(6) of ERISA; and (ii) the Profit Sharing Plan Portion contains a Code Section 401(k) feature which is intended to qualify under Sections 401(a), 401(k) and 401(m) of the Code. The Stock Bonus Plan Portion is designed to invest primarily in Employer Securities. The Profit Sharing Plan Portion will invest only in assets that are not Employer Securities. All references to the Plan herein shall refer to both the Profit Sharing Plan Portion and the Stock Bonus Plan Portion, unless otherwise specified or the context requires otherwise.

1.61 PLAN ADMINISTRATOR. “Plan Administrator” is the ESOP Committee unless the Bank designates another person or entity to hold the position of Plan Administrator. In addition to its other duties, the Plan Administrator has full responsibility for compliance with the reporting and disclosure rules under ERISA.

1.62 PLAN YEAR. “Plan Year” means the tax year of the Plan, a twelve (12) consecutive month period, beginning on January 1 of each year and ending on the following December 31.

1.63 PROFIT SHARING PLAN PORTION. “Profit Sharing Plan Portion” means the profit sharing plan portion established under this Plan, which is intended to be qualified under Code Section 401(a).

1.64 PUBLICLY TRADED. “Publicly Traded” means Qualifying Employer Securities that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (“Securities Exchange Act”) or that are quoted on a system which is sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act.

1.65 QUALIFIED MATCHING CONTRIBUTIONS. “Qualified Matching Contributions” shall mean Matching Contributions which are subject to the distribution and nonforfeitability requirements under Code Section 401(k) when made.

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1.66 QUALIFIED NONELECTIVE CONTRIBUTIONS. “Qualified Nonelective Contributions” are contributions (other than Matching Contributions or Qualified Matching Contributions) which are one hundred percent (100%) Nonforfeitable at all times and which are subject to the Distribution Restrictions described in Section 1.21 hereof. Any Qualified Nonelective Contributions allocated to a Participant’s Qualified Nonelective Contribution Account under the Plan automatically satisfy the definition of Qualified Nonelective Contributions.

1.67 QUALIFIED NONELECTIVE CONTRIBUTION ACCOUNT. “Qualified Nonelective Contribution Account” means the Account of a Participant which is credited with such Participant’s portion of the Qualified Nonelective Contributions made by the Employer to the Plan for the Plan Year.

1.68 QUALIFYING EMPLOYER SECURITIES. “Qualifying Employer Securities” means Employer Securities which are (1) stock or otherwise an equity security or (2) a bond, debenture, note, or certificate, or other evidence of indebtedness described in Section 503(e) of the Code.

1.69 REGULATIONS. “Regulations” and “Treasury Regulations” means the final and temporary regulations issued by the Internal Revenue Service which interpret the provisions of the Internal Revenue Code of 1986, as amended. If the context requires, “Regulations” and “Labor Regulations” also means the final and temporary regulations issued by the Department of Labor which interpret the provisions of the Employee Retirement Income Security Act of 1974, as amended.

1.70 RELATED EMPLOYERS. “Related Employers” means a controlled group of corporations (as defined in Code Section 414(b)), trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c)) or an affiliated service group (as defined in Code Section 414(m) or in Code Section 414(o)) with the Bank. If the Employer is a Related Employer, the term “Employer” includes the Related Employers for purposes of crediting Hours of Service, determining Years of Service and Breaks in Service under Articles II and V hereof, applying the Coverage Test under the suspension of accrual requirements of Section 3.06(a) hereof, applying the limitations on allocations in Part 2 of Article III hereof, applying the top heavy rules and the minimum allocation requirements of Article III hereof, the definitions of Employee, Highly Compensated Employee, Compensation and Leased Employee, and for any other purpose required by the applicable Code section or by a Plan provision. Only an Employer described in Section 1.29 hereof may contribute to the Plan, and only an Employee described in Section 1.28 hereof is eligible to participate in this Plan.

1.71 RESTATEMENT DATE. “Restatement Date” means January 1, 2008, or as otherwise required by law.

1.72 RETIREMENT. “Retirement” means a Participant’s Severance from Service with an Employer at or after attaining Normal Retirement Age.

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1.73 ROLLOVER ACCOUNT. “Rollover Account” has the meaning given in Section 4.05 hereof.

1.74 SALARY REDUCTION CONTRIBUTIONS. “Salary Reduction Contributions” are the salary reduction contributions the Employer contributes to the Trust at the election of an Eligible Employee. If the Code Section 401(k) arrangement includes a cash or deferred feature, any portion of a cash or deferred contribution contributed to the Trust because of the Employee’s failure to make a cash election is a Salary Reduction Contribution, but any portion of a cash or deferred contribution over which the Employee does not have a cash election is not a Salary Reduction Contribution. Salary Reduction Contributions do not include amounts which have become currently available to the Employee prior to the election nor amounts designated as nondeductible employee contributions at the time of deferral or contribution.

1.75 SALARY REDUCTION CONTRIBUTION ACCOUNT. “Salary Reduction Contribution Account” means the Account of a Participant which is credited with such Participant’s Salary Reduction Contributions and Catch-Up Contributions made to the Plan for the Plan Year, pursuant to his salary reduction agreement on file with the Employer or the ESOP Committee.

1.76 SERVICE. “Service” means any period of time the Employee is in the employ of the Employer, including any period the Employee is on an unpaid leave of absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees.

1.77 SERVICE FOR PREDECESSOR EMPLOYER. If the Employer maintains the plan of a predecessor employer, the Plan treats Service of the Employee with the predecessor employer as Service with the Employer.

1.78 SEVERANCE DATE. “Severance Date” means the date of termination of a Participant’s Service prior to Normal Retirement Age for reasons other than Retirement, Disability or death.

1.79 SEVERANCE FROM SERVICE. “Severance from Service” or “Severs from Service” or “Severed from Service” means the Employee no longer has an employment relationship with the Employer maintaining this Plan.

1.80 STOCK BONUS PLAN PORTION. “Stock Bonus Plan Portion” means the stock bonus plan portion established under the Plan, as represented by all Accounts of Participants under the Plan.

1.81 TRUST. “Trust” means the separate trust established and continued by the Bank designated as the Appalachian Bancshares, Inc. Employee Stock Ownership Trust (effective January 1, 2008), which may be amended from time to time, and which is and becomes a part of this Plan.

1.82 TRUSTEE. “Trustee” means the Trustee or Trustees acting at the time in question under the Trust, and its or his or her or their successor(s) as such.

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1.83 TRUST FUND. “Trust Fund” means all property of every kind held or acquired by the Trustees under the Trust. “Trust Fund” is also referred to as “Trust Assets.”

1.84 UNALLOCATED EMPLOYER SECURITIES ACCOUNT. “Unallocated Employer Securities Account” means the suspense account maintained under the Plan to which will be credited all shares of Leveraged Employer Securities prior to the allocation of such shares to the Participant Employer Securities Accounts.

1.85 UNALLOCATED GENERAL INVESTMENTS ACCOUNT. “Unallocated General Investments Account” means the account maintained under the Plan which reflects all transactions of the Plan involving cash and assets other than Employer Securities, prior to the allocation of any remaining amounts of cash and other assets to the Participant General Investments Accounts. After all allocations to the Participant General Investments Accounts have been completed under Section 9.10 hereof, the Unallocated General Investments Account shall have a zero balance at the end of the Plan Year.

1.86 VALUATION DATE. “Valuation Date” means each date on which the Trust Fund is valued under Sections 9.10 and 12.19 hereof.

1.87 VESTED. “Vested” refers to the portion of a Participant’s Account Balance which is Nonforfeitable.

1.88 YEAR OF SERVICE. For purposes of vesting and eligibility hereof, Year of Service means any Plan Year during which an Employee completes not less than one thousand (1,000) Hours of Service with the Employer. The initial eligibility computation period is the first twelve (12) consecutive month period measured from the Employment Commencement Date. The Plan measures the subsequent periods by reference to the Plan Year, beginning with the Plan Year which includes the first anniversary of the Employee’s Employment Commencement Date. “Employment Commencement Date” means the date on which the Employee first performs an Hour of Service for the Employer.

The participation computation period beginning after a Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with the required Hours of Service in both the initial computation period (or the computation period beginning after a Break in Service) and the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service, shall be credited with two (2) Years of Service for purposes of eligibility to participate.

End of Article I

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ARTICLE II

EMPLOYEE PARTICIPANTS

2.01 PARTICIPATION. Each Eligible Employee becomes a Participant in the Plan on the Entry Date (if employed by an Employer on such date) coincident with or immediately following the date on which he became an Eligible Employee. Notwithstanding the provisions of this Section 2.01, all Participants in the Plan on the day before the Restatement Date shall become Participants in this Plan as of the Restatement Date (if employed by an Employer on such date).

2.02 YEAR OF SERVICE PARTICIPATION. For purposes of an Eligible Employee’s participation in the Plan under Section 2.01 hereof, the Plan takes into account all of his Years of Service with the Employer.

2.03 PARTICIPATION UPON RE EMPLOYMENT. A Participant whose employment terminates shall re-enter the Plan as a Participant on the date of his reemployment. An Employee who satisfies the Plan’s eligibility conditions but who terminates employment with the Employer prior to becoming a Participant will become a Participant on the later of the Entry Date on which he would have entered the Plan had he not terminated employment or the date of his reemployment. Any Employee who terminates employment prior to satisfying the Plan’s eligibility conditions becomes a Participant in accordance with the provisions of Section 2.01 hereof.

2.04 INELIGIBILITY TO BECOME A PARTICIPANT. Notwithstanding the provisions of Section 2.01 above, any Eligible Employee shall not be eligible and shall not become a Participant if:

(a) Such Employee is or becomes a member of a collective bargaining unit if retirement benefits covering such unit were the subject of good faith bargaining and coverage under this Plan was not agreed to under such bargaining;

(b) Such Employee is a non-resident alien (within the meaning of Code Section 7701(b)(1)(B)) and receives no earned income (within the meaning of Code Section 911(d)(2) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

2.05 TERMINATION OF ELIGIBILITY.

(a) In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Inactive Participant shall continue to vest in his interest in this Plan for each Year of Service completed while a noneligible Employee, until such time as his Account shall be forfeited or distributed pursuant to the terms of this Plan. Additionally, his interest in this Plan shall continue to share in the earnings of the Trust Fund.

(b) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate, such Employee will

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participate immediately upon returning to an eligible class of Employees. The Break in Service rules do not apply for purposes of eligibility to participate in this Plan.

2.06 EMPLOYMENT BY EMPLOYER; SERVICE WITH NEWLY ACQUIRED ENTITIES; RECORDS OF EMPLOYER. Notwithstanding any other provision herein, this provision applies, as follows:

(a) In the event the Employer has or shall acquire the control of any organization by the purchase of assets or stock, merger, amalgamation, consolidation or any other similar event, the Board of Directors may direct to what extent, if any, employment by such organization shall be deemed to be employment by the Employer, and, in connection therewith, may specify a special Entry Date.

(b) The personnel records of the Employer or any Related Employer shall be conclusive evidence for the purpose of determining the period of employment of any and all Employees.

End of Article II

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ARTICLE III

EMPLOYER CONTRIBUTIONS AND FORFEITURES

PART 1.	AMOUNT OF EMPLOYER CONTRIBUTIONS AND PLAN ALLOCATIONS: SECTIONS 3.01 THROUGH 3.06

3.01 AMOUNT.

(a) Contribution Formula. For each Plan Year, the Employer will contribute to the Trust the following amounts:

(i) Salary Reduction Contributions. The amount by which the Participants have elected to reduce their Compensation for the Plan Year under their salary reduction agreements on file with the Employer or the ESOP Committee. Such Salary Reduction Contributions shall be stated as a whole percentage, and shall not be less than one percent (1%) or more than twenty five percent (25%) of the Participant’s Compensation.

(ii) Catch-Up Contributions. Participants who are age 50 (as defined in Treasury Regulation 1.414(v)-1(g)(3)(ii)) or over before the close of the Plan Year will be eligible to make Catch-Up Contributions. Any Participant who turns 50 during a calendar year will be considered to be age 50 as of January 1st of that calendar year and can make Catch-Up Contributions during the Plan Year coincident with such calendar year, or if the Plan Year is not a calendar year, the Plan Year in which the calendar year begins. Catch-Up Contributions will be treated as Elective Deferrals and will be matched with a Matching Contribution.

(iii) Matching Contributions. An amount equal to a percentage (which the Employer may from time to time deem advisable) of the Participant’s Salary Reduction Contributions (including Catch-Up Contributions, if any). Such Matching Contributions, however, shall not exceed six percent (6%) of such Participant’s Compensation for such Plan Year. The Employer will determine the amount of its Matching Contributions by disregarding Participants not entitled to an allocation of Matching Contributions. The Employer may make its Matching Contributions in cash, Employer Securities, or any combination thereof as the Employer from time to time may determine, provided the contribution consisting of Employer Securities is not a prohibited transaction under the Code or under ERISA and is held in the Stock Bonus Plan Portion of the Plan.

(iv) Qualified Nonelective Contributions. The amount the Employer, in its sole discretion, designates as Qualified Nonelective Contributions. The Employer may make its Qualified Nonelective Contributions in cash, Employer Securities, or any combination thereof as

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the Employer from time to time may determine, provided the contribution consisting of Employer Securities is not a prohibited transaction under the Code or under ERISA and is held in the Stock Bonus Plan Portion of the Plan.

(v) Employer Optional Contributions. The additional discretionary amount the Employer may from time to time deem advisable. Such Employer Optional Contributions will be held in Participant’s Employer Optional Contribution Accounts (if made in cash or in other than Employer Securities) or Participant’s Employer Securities Accounts (if made in Employer Securities). The Employer may make its Employer Optional Contributions in cash, Employer Securities, or any combination thereof as the Employer from time to time may determine, provided the contribution consisting of Employer Securities is not a prohibited transaction under the Code or under ERISA and is held in the Stock Bonus Plan Portion of the Plan.

(b) Restrictions on Contributions. The Employer may contribute to this Plan regardless of whether it has Net Profits and notwithstanding whether some or all of such contributions may fail to qualify for income tax deductions by the Employer. However, the Employer may not make a contribution to the Trust for any Plan Year to the extent the contribution would exceed the Participants’ Maximum Permissible Amounts pursuant to Part 2 of this Article III.

(c) Return of Contributions. The Employer contributes to this Plan on the condition its contribution is not due to a mistake of fact and the Internal Revenue Service will not disallow the deduction for its contribution. The Trustee, upon written request from the ESOP Committee, must return to the Employer the amount of the Employer’s contribution made by the Employer by mistake of fact or the amount of the Employer’s contribution disallowed as a deduction under Code Section 404. However, no portion of the Employer’s contribution under the provisions of this Paragraph will be returned longer than one (1) year after:

(i) The Employer made the contribution by mistake of fact; or

(ii) The disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

The amount of the returned Employer contribution under this Section 3.01 shall not be increased for any earnings attributable to the contribution, but the ESOP Committee will direct the Trustee to decrease the Employer contribution returnable for any losses attributable to it. The ESOP Committee may direct the Trustee to require the Employer to furnish it whatever evidence it deems necessary to enable the ESOP Committee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

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3.02 DETERMINATION OF CONTRIBUTION. The Employer, from its records, determines the amount of any contributions to be made by it to the Trust under the terms of this Article III.

3.03 TIME OF PAYMENT OF CONTRIBUTION. The Employer may pay its contribution for each Plan Year in one or more installments without interest. The Employer must make its contribution to the Trust within the time prescribed by the Code or applicable Treasury Regulations but in no event later than the due date (including extensions thereon) for filing the Employer’s federal income tax return for that Plan Year. Salary Reduction Contributions are Employer contributions for all purposes under this Plan, except to the extent the Code or Treasury Regulations prohibit the use of these contributions to satisfy the qualification requirements of the Code. Salary Reduction Contributions shall be paid to the Trust promptly following each pay period.

3.04 CONTRIBUTION ALLOCATION.

(a) Method of Allocation. To make allocations under this Article III, the ESOP Committee must, at a minimum, establish, or direct the Trustee to establish, a Salary Reduction Contribution Account, Catch-Up Contributions, Matching Contribution Account, Qualified Nonelective Contribution Account, Employer Optional Contribution Account, Employer Securities Account and a General Investments Account for each Participant.

(i) Salary Reduction Contributions. The ESOP Committee will allocate to each Participant’s Salary Reduction Contribution Account the Salary Reduction Contributions the Employer makes to the Plan on behalf of the Participant. The ESOP Committee will make this allocation no later than the time prescribed by the Code or ERISA.

(ii) Catch-Up Contributions. The ESOP Committee will allocate to each Participant’s Salary Reduction Contribution Account the Catch-Up Contributions the Employer makes to the Plan on behalf of the Participant. The ESOP Committee will make this allocation no later than the time prescribed by the Code or ERISA

(iii) Matching Contributions. The ESOP Committee will allocate Matching Contributions, if any, as of the last day of each Plan Year or as otherwise designated or specified by the ESOP Committee. The ESOP Committee will allocate the Matching Contributions to the Matching Contribution Account of each Participant who satisfies the accrual requirements for Matching Contributions specified in Section 3.06 pursuant to Section 3.01(a)(ii) hereof.

(iv) Qualified Nonelective Contributions. If the Employer, at the time of contribution, designates a contribution to be a Qualified Nonelective Contribution for the Plan Year and if such contribution satisfies the requirements of Code Section 401(m)(3) and the applicable

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Regulations thereunder the ESOP Committee will allocate Qualified Nonelective Contributions to the Qualified Nonelective Contribution Account of each Eligible Participant. The ESOP Committee will make the allocation on the basis of a “bottom up” allocation pursuant to Sections 4.03(h) or 4.04(i) to each Eligible Participant’s Qualified Nonelective Contribution Account up to the minimum amount necessary to ensure the Plan’s compliance with Sections 4.03 and 4.04. For purposes of allocating the Qualified Nonelective Contributions, the term “Eligible Participant” means any Nonhighly Compensated Employee.

(v) Employer Optional Contributions. Subject to any restoration allocation required under Sections 5.04 and 9.12 hereof, in the event the Employer designates Employer Optional Contributions to be held in Participant’s Employer Optional Contribution Account, the ESOP Committee will allocate and credit each annual Employer Optional Contribution to the Employer Optional Contribution Account of each Participant who satisfies the conditions of Section 3.06 hereof in the same ratio that each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

(vi) Participant Employer Securities Account. The Participant Employer Securities Account of each Participant shall be increased by his allocable share (determined under the Plan) of (i) the shares of Employer Securities (including fractional shares) purchased and paid for in cash by the Plan and designated by the Employer to be held in the Participant Employer Securities Account, (ii) shares of Employer Securities contributed in kind by the Employer and designated by the Employer to be held in the Participant Employer Securities Account; (iii) Forfeitures of Employer Securities held in another Participant’s Employer Securities Account; (iv) stock (in kind) Dividends of Employer Securities held in his Participant Employer Securities Account; and (v) Employer Securities released from the Unallocated Employer Securities Account. Such credits shall be recorded in whole shares and fractional shares of Employer Securities in order that such Account shall share in any appreciation in the market value of the shares of Employer Securities in the Participant Employer Securities Account, or in any decreases in such market value. All fractional shares shall be computed at least to the nearest one-one hundredth (1/100th) of a share (i.e., at least two places to the right of the decimal).

(vii) Participant General Investments Account. The Participant General Investments Account of each Participant will be increased (or decreased) by the dollar value of his allocable share of (i) the net income (or loss) of the Plan attributable to such Account; (ii) cash Dividends and other rights or warrants received on Employer Securities in his Participant Employer Securities Account; (iii) Employer contributions and Forfeitures in other than Employer Securities and designated by the Employer to be

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held in the Participant General Investments Account; (iv) Salary Reduction Contributions; (v) Catch-Up Contributions; and (vi) appreciation (or depreciation) in the fair market value of the assets of the Plan (other than Employer Securities) attributable to such General Investments Account. To the extent allowed by law, the General Investments Account of each Participant will be decreased for any payments on purchases of Employer Securities or repayment of an Exempt Loan (including principal and interest).

(viii) Unallocated Employer Securities Accounts and Unallocated General Investment Accounts.

(A) Unallocated Employer Securities Account. The Unallocated Employer Securities Account shall be increased as of each Valuation Date by the number of shares of Employer Securities purchased with the proceeds of an Exempt Loan. The Unallocated Employer Securities Account shall also be increased as of each Valuation Date by the stock (in kind) Dividends received with respect to Employer Securities held in such Account and by any Employer Securities purchased with funds of the Unallocated General Investments Account. The Unallocated Employer Securities Account shall be decreased by the number of shares of Employer Securities released from such Account in accordance with Section 3.05 hereof.

(B) Unallocated General Investments Account. The Unallocated General Investments Account will be increased (or decreased) by: (A) the Income (or loss) of the Plan attributable to such Account; (B) the dollar value of Employer contributions made to the Plan to repay an Exempt Loan; (C) cash Dividends (and other rights or warrants received on Employer Securities in the Unallocated Employer Securities Account; and (D) decreased by the dollar value of amounts attributable to such Account that are used to purchase Employer Securities or to repay an Exempt Loan in accordance with Section 3.05 hereof.

(ix) Allocation Procedures for Participants’ General Investments Accounts, the Unallocated General Investments Account, Participants’ Employer Securities Accounts and the Unallocated Employer Securities Account. Subject to Section 3.05 below, Participants’ General Investments Accounts, the Unallocated General Investments Account, Participants’ Employer Securities Accounts and the Unallocated Employer Securities Account shall be adjusted in accordance with the following:

(A) Income and Appreciation in Value of Participant General Investments Accounts. The income of the Participants’ General Investments Accounts and the Unallocated General

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Investments Account under the Plan (including appreciation or depreciation) shall be allocated to such Accounts in proportion to the balances in such Accounts as of the next preceding Valuation Date, but after first reducing each such Account Balance by any distributions or charges from such Account since the next preceding Valuation Date. Such amounts shall be allocated among the Participants’ General Investments Accounts and the Unallocated General Investments Account in a uniform and nondiscriminatory manner.

(B) Income and Appreciation in Value of Participant Employer Securities Accounts. The income (except stock in kind Dividends) with respect to Employer Securities (except the unrealized appreciation or depreciation in value of Employer Securities held in both the Participants’ Employer Securities Accounts and the Unallocated Employer Securities Account) shall be allocated to the Participants’ General Investments Accounts and the Unallocated General Investments Account, as is appropriate, in proportion to the balances, as of the last Valuation Date, in the respective Participants’ Employer Securities Accounts or Unallocated Employer Securities Account to which the income is attributable but after first reducing each such Account Balance by any distributions or charges from such Accounts since the last Valuation Date. Stock (in kind) Dividends with respect to Employer Securities shall be allocated to the Account which held the Employer Securities that earned the stock (in kind) Dividend. Any cash Dividends received with respect to Employer Securities in the Unallocated Employer Securities Account purchased with the proceeds of an Exempt Loan shall be used first to repay current principal and then to repay current interest with respect to such Exempt Loan. To the extent no such Exempt Loan exists, such cash Dividends may be used to purchase Employer Securities to the extent available or to satisfy General Obligations of the Plan or for such other purposes as set forth in Section 3.05 hereof.

(C) Employer Contributions. Employer contributions for the Plan Year shall be, to the extent made in cash and not used to repay an Exempt Loan, allocated to Participants’ General Investments Accounts, or, if made in Employer Securities, to Participants’ Employer Securities Accounts.

(x) Forfeitures. Forfeitures occurring during such Plan Year (net of any amount of Forfeitures allocated to the restoration of prior Forfeitures) shall be allocated to the Account of each Participant. Forfeitures shall be allocated as of the Accounting Date of the Plan Year in which the Forfeiture occurs according to the ratio that the Compensation for the Plan Year of each Participant bears to the total

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Compensation of all such Participants for the Plan Year. In making a Forfeiture allocation under this provision, the ESOP Committee, to the extent possible, must first forfeit from a Participant’s General Investment Account, then from any other Participant’s Account holding assets other than Employer Securities before making a Forfeiture from the Participant’s Employer Securities Account (or any other Account of a Participant holding Employer Securities), and then from the Participant’s Employer Securities Account (or any other Account of a Participant holding Employer Securities); provided that any Leveraged Employer Securities allocated to such Employer Securities Account from the Unallocated Employer Securities Account shall be forfeited last. If the Employer is not an S Corporation and if the Participant has an interest in more than one (1) class of Qualifying Employer Securities which have been allocated to the Participant Employer Securities Account (and any other Account holding Employer Securities), the ESOP Committee, to the extent possible, must forfeit the same proportion of each class of stock held in the Participant Employer Securities Account (and any other Account holding Employer Securities). In making a Forfeiture allocation under this provision, the ESOP Committee will base Forfeitures of Employer Securities at the end of the Plan Year in which the Forfeitures occur.

To the extent any portion of the Participant’s Forfeiture is attributable to Matching Contributions, then in lieu of the first paragraph of this Section 3.04(a)(x), the ESOP Committee will allocate that portion to reduce Matching Contributions for the Plan Year in which the Forfeiture occurs and, if necessary, to reduce Matching Contributions in subsequent Plan Years.

A Participant will forfeit any Matching Contributions allocated with respect to excess deferrals, excess contributions or excess aggregate contributions, as determined under Article VI hereof. The ESOP Committee will allocate these forfeited amounts in accordance with this Section 3.04(a)(x).

(b) Top Heavy Minimum Allocation.

(i) Minimum Allocation. The ESOP Committee will determine whether the Plan is top heavy in any Plan Year. If the Employer satisfies the top heavy minimum benefit requirements in another qualified retirement plan it maintains, this Plan does not guarantee a top heavy minimum allocation. If another qualified retirement plan maintained by the Employer does not satisfy the top heavy minimum benefit requirements and the Plan is top heavy in any Plan Year, the following provisions apply:

(A) Each Non-Key Employee who is a Participant and is employed by the Employer on the last day of the Plan Year will

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receive a top heavy minimum allocation for that Plan Year, irrespective of whether he satisfies the Hours of Service condition under Section 3.06(a) hereof; and

(B) The top heavy minimum allocation is the lesser of three percent (3%) of the Non-Key Employee’s Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Key Employee. However, if a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the nondiscrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the top heavy minimum allocation is three percent (3%) of the Non-Key Employee’s Compensation regardless of the contribution rate for the Key Employees.

(ii) Special Definitions. For purposes of this Section 3.04(b), the term “Participant” includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because of his failure to make Salary Reduction Contributions under the Plan. For purposes of Section 3.04(b)(i)(B) hereof, “Compensation” means Compensation as described in Section 1.15.

(iii) Determining Contribution Rates. For purposes of this Section 3.04(b), a Participant’s contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and Forfeitures allocated to the Participant’s Account for the Plan Year divided by his or her Compensation for the entire Plan Year. However, for purposes of satisfying a Participant’s top heavy minimum, a Non-Key Employee Participant’s contribution rate does not include any elective contributions under a Code Section 401(k) arrangement nor any Employer matching contributions necessary to satisfy the nondiscrimination requirements of Code Section 401(k) or Code Section 401(m). To determine a Participant’s contribution rate, the ESOP Committee must treat all qualified top heavy defined contribution plans maintained by the Employer or by any Related Employer as a single plan.

(iv) No Allocations. If, for a Plan Year, there are no allocations of Employer contributions or Forfeitures for any Key Employee, the Plan does not require any top heavy minimum allocation for the Plan Year, unless a top heavy minimum allocation applies because of the maintenance by the Employer of more than one (1) plan.

(v) Method of Compliance. The Plan will satisfy the top heavy minimum allocation in accordance with this Section 3.04(b)(v). The ESOP Committee first will allocate the Employer contributions (and

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Forfeitures, if any) for the Plan Year in accordance with the allocation formula under Section 3.04(a) hereof. The Employer then will contribute an additional amount for the Account of any Participant entitled under this Section 3.04(b) to a top heavy minimum allocation and whose contribution rate for the Plan Year, under this Plan, is less than the top heavy minimum allocation. The additional amount is the amount necessary to increase the Participant’s contribution rate to the top heavy minimum allocation. The ESOP Committee will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.

3.05 TREATMENT OF EMPLOYER SECURITIES PURCHASED UNDER INSTALLMENT PAYMENT CONTRACTS OR WITH BORROWED FUNDS.

(a) Debt Purchase of Employer Securities. All Employer Securities purchased by the Plan under an Exempt Loan shall initially be allocated to the Unallocated Employer Securities Account.

(b) Reallocation from Unallocated Employer Securities Account. As of the Valuation Date, there shall be transferred from the Unallocated Employer Securities Account to the Participant Employer Securities Accounts, a portion of the Employer Securities purchased under an Exempt Loan equal to the number of shares determined by taking the shares so purchased which have not theretofore been released from the Unallocated Employer Securities Account multiplied in a manner specified in Section 12.20(f) hereof. Each Participant’s share of the Employer Securities to be allocated pursuant to the preceding sentence shall be determined by multiplying the number of shares of Employer Securities to be allocated in a manner specified in Section 12.20(f) hereof.

(c) Payments on Installment Purchase Contracts and Loan Obligations of the Plan. As of the Valuation Date, installment payments, including principal and interest, made by the Plan out of Employer contributions made with respect to the period then ending, under an Exempt Loan will reduce Participant General Investments Accounts (to the extent allowed by law) in the same proportion that Employer contributions are allocated under the provisions of Section 3.04(a)(ix) hereof. Unless required by law or herein, Dividends paid on Employer Securities held in the Unallocated Employer Securities Account shall be allocated in accordance with Section 3.04(a)(viii)(B) hereof. For purposes of determining payments on Exempt Loans, each such Exempt Loan shall provide for payment of principal and interest substantially in accordance with the following: All income (“specified income”) allocable to the Unallocated Employer Securities Account and Unallocated General Investments Account that is attributable to collateral for the obligation or attributable to Employer contributions made in order to meet the Plan’s obligation under such a loan shall be used, before any Employer contributions are so used, to pay principal amounts due under such Exempt Loans; Employer contributions shall be first applied to repay interest under Exempt Loans; with any excess used to fund current principal requirements not

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otherwise funded by the specified income; if the specified income of the Unallocated Employer Securities Account and Unallocated General Investments Account is not sufficient to pay principal due under the Exempt Loan, then Employer contributions shall be used to fund the difference; if the specified income exceeds the amount necessary to pay principal due on Exempt Loans for the Plan Year, then such excess amount shall be first used to pay interest currently due with respect to the Exempt Loan and any remaining amount of income may, at the direction of the ESOP Committee, be used to prepay principal due on Exempt Loans in succeeding Plan Years.

(d) Dividends Used to Repay Loan. To the extent permitted by law, if cash Dividends on allocated Leveraged Employer Securities are to be used to repay an Exempt Loan, the following provisions shall apply:

(i) Employer Securities at least equal in value to the cash Dividends used to make Exempt Loan payments shall be allocated to the Account that would otherwise have received the Dividend allocations; and

(ii) remaining released Employer Securities shall be allocated as a contribution pursuant to Section 3.04(a)(ix) hereof.

If cash Dividends on Employer Securities held in the Participant Employer Securities Accounts and cash Dividends on Employer Securities held in the Unallocated Employer Securities Account are not used to repay an Exempt Loan, such Dividends may be allocated to the Participant’s General Investments Account pursuant to Section 3.04(a)(viii). Alternatively, the ESOP Committee may direct the Trustee to distribute the cash Dividends to the Participants (and Beneficiaries) within ninety (90) days after the close of the Plan Year in which the Dividends have been paid to the extent of each Participant’s respective Nonforfeitable vesting percentages determined as of the close of the Plan Year pursuant to Section 5.03 hereof.

3.06 ACCRUAL OF BENEFIT. The ESOP Committee will determine the accrual of benefits (Employer contributions and Forfeitures) on the basis of the Plan Year.

(a) Compensation Taken Into Account. In allocating Employer contributions and Forfeitures to a Participant’s Account, the ESOP Committee will take into account Compensation for the entire Plan Year.

(i) Hours of Service Requirement. A Participant will share in an allocation of Employer contributions and Forfeitures, if any, for a Plan Year only if the Participant is credited with at least one thousand (1,000) Hours of Service during the Plan Year, unless the Participant terminates employment during the Plan Year because of death, Disability or the attainment of Normal Retirement Age.

(ii) Employment Requirement. A Participant will share in an allocation of Employer contributions and Forfeitures, if any, for a Plan

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Year only if the Participant is employed on the last day of the Plan Year, unless the Participant terminates employment during the Plan Year because of death, Disability or the attainment of Normal Retirement Age.

(iii) Suspension of Allocation Requirements. The Plan suspends the allocation requirement under Section 3.06(a) hereof if the Plan fails to satisfy the Coverage Test. The Plan satisfies the Coverage Test if, for the Plan Year, the percentage of Nonhighly Compensated Employees who benefit under the Plan is at least equal to seventy percent (70%) of the percentage of Includible Employees who are Highly Compensated Employees for the Plan Year. “Includible Employees” are all Employees other than the following: (1) those Employees excluded from participating in the Plan for the entire Plan Year by reason of the collective bargaining unit exclusion or the nonresident alien exclusion described under the Code or by reason of the eligibility requirements of Section 1.25 hereof; and (2) any Employee who incurs a Separation from Service during the Plan Year and fails to complete at least five hundred and one (501) Hours of Service for the Plan Year.

(b) If Section 3.06(a)(iii) applies for a Plan Year, the ESOP Committee will suspend the allocation requirement for the Includible Employees who are Participants, beginning first with the Includible Employee(s) employed with the Employer on the last day of the Plan Year, then the Includible Employee(s) who have the latest Severance Date during the Plan Year, and continuing to suspend the allocation requirements for each Includible Employee who incurred an earlier Severance Date, from the latest to the earliest Severance Date, until the Plan satisfies the Coverage Test for the Plan Year. If two or more Includible Employees have the same Severance Date, the ESOP Committee will suspend the allocation requirements for all such Includible Employees, notwithstanding whether the Plan can satisfy the Coverage Test by allocating benefits for fewer than all such Includible Employees. If the Plan suspends the allocation requirements for an Includible Employee, that Employee will share in the allocation of Employer contributions and Forfeitures, if any, without regard to the number of Hours of Service he has earned for the Plan Year and without regard to whether he is employed by the Employer on the last day of the Plan Year.

PART 2.	LIMITATIONS ON ALLOCATIONS: SECTIONS 3.07 THROUGH 3.09

3.07 LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS. The amount of Annual Additions (as defined in Section 3.08) which the ESOP Committee may allocate under this Plan on a Participant’s behalf for a Limitation Year (as defined in Section 3.08) may not exceed the Maximum Permissible Amount (as defined in Section 3.08). If the amount the Employer otherwise would contribute to the Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the Employer will reduce the amount of its contribution so the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of

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Employer contributions, pursuant to Section 3.04, would result in an Excess Amount (as defined in Section 3.08) (other than an Excess Amount resulting from the circumstances described in Section 3.07(b)) to the Account, the ESOP Committee will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The ESOP Committee will make this reallocation on the basis of the allocation method under this Plan as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer contributions. If the amount the Employer otherwise would contribute to the Account will still cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the ESOP Committee will dispose of such excess amount in accordance with Section 3.07(b) to the extent permitted by the Code and the Regulations.

(a) Estimation of Compensation. Prior to the determination of the Participant’s actual Compensation for a Limitation Year, the ESOP Committee may determine the Maximum Permissible Amount on the basis of the Participant’s estimated annual Compensation for such Limitation Year. The ESOP Committee must make this determination on a reasonable and uniform basis for all Participants similarly situated. The ESOP Committee must reduce any Employer contributions (including any allocation of Forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior years. As soon as is administratively feasible after the end of the Limitation Year, the ESOP Committee will determine the Maximum Permissible Amount for such Limitation Year on the basis of the Participant’s actual Compensation for such Limitation Year.

(b) Disposition of Excess Amount. If, pursuant to Section 3.07 above, or because of (i) the allocation of Forfeitures, or (ii) a recharacterization of proceeds from the sale of Employer Securities as Annual Additions, there is an Excess Amount with respect to a Participant for a Limitation Year, the ESOP Committee will dispose of such Excess Amount as follows (to the extent permitted by the Code and the Regulations):

(i) If an Excess Amount still exists, and this Plan covers the Participant at the end of the Limitation Year, then the ESOP Committee will use the Excess Amount(s) to reduce future Employer contributions (including any allocation of Forfeitures) under this Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant. The Participant may elect to limit his Compensation for allocation purposes to the extent necessary to reduce his allocation for the Limitation Year to the Maximum Permissible Amount and eliminate the Excess Amount.

(ii) If an Excess Amount still exists, and this Plan does not cover the Participant at the end of the Limitation Year, then the ESOP Committee will hold the Excess Amount unallocated in a suspense account. The ESOP Committee will apply the suspense account to reduce

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Employer contributions (including allocation of Forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary.

(iii) The ESOP Committee will not distribute any Excess Amount(s) to Participants or to Inactive Participants.

(iv) Adjustment for Excessive Annual Additions. If for any Limitation Year the Annual Additions allocated to a Participant’s Account exceeds the Maximum Permissible Amount then the Employer will follow the rules of any Employee Plans Compliance Resolution System (“EPCRS”) that is issued by the Internal Revenue Service.

(c) More Than One Plan. The Employer may contribute under another Defined Contribution Plan in addition to its contributions under this Plan. If the ESOP Committee allocated an Excess Amount to an Account on an Accounting Date which coincides with an allocation of the other Defined Contribution Plan, the ESOP Committee will attribute the total Excess Amount allocated as of such date to any other qualified plan maintained by the Employer unless the ESOP Committee determines otherwise or applicable law prohibits such allocation to the other qualified plan maintained by the Employer. For purposes of applying the limitations that are applicable to a Participant for a particular Limitation Year under the provisions of this Section and Code Section 415(c), the Employer shall aggregate all Defined Contribution Plans in accordance with the requirements set forth in Section 1.415(f)-1 of the Regulations.

3.08 DEFINITIONS – ARTICLE III. For purposes of Section 3.07, the following terms mean:

(a) “Annual Addition”

(i) The term Annual Addition means the sum of the following amounts credited on the behalf of a Participant to any Defined Contribution Plan for the Limitation Year:

(A) Employer contributions, even if such Employer contributions are excess contributions (as described in Code Section 401(k)(8)(B)) or excess aggregate contributions (as described in Code Section 401(m)(6)(B)), or excess aggregate contributions are corrected through distribution;

(B) Employee contributions, which includes mandatory employee contributions (as defined in Code Section 411(c)(2)(C) and the Regulations promulgated thereunder) and voluntary employee contributions;

(C) Forfeitures;

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(D) Contributions allocated to any individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan established pursuant to Code Section 401(h) and maintained by the Employer;

(E) Amounts attributable to post-retirement medical benefits allocated to a separate account for a Key Employee (any Employee who, at any time during the plan year or any preceding plan year, is or was a Key Employee pursuant to Code Section 419A(d)), maintained by the Employer;

(F) The difference between the value of any assets transferred to the Plan and the consideration, where an Employee or the Employer transfers assets to the Plan in exchange for consideration that is less than the fair market value of the assets transferred to the Plan; and

(G) Amounts Related to Employer Securities.

a. If the value of Employer Securities acquired with the proceeds of an Exempt Loan (“Financed Shares”) released from the Unallocated Employer Securities Account for a Plan Year is less than the amount of Employer contributions applied to repayment of the Exempt Loan used to acquire such Financed Shares for that year, then the value of such Financed Shares released shall be substituted for the amount of Employer contributions in the computation of Annual Additions for that Plan Year; or

b. If the value of Financed Shares released from the Unallocated Employer Securities Account for a Plan Year is greater than or equal to the amount of Employer contributions applied to repayment of the Exempt Loan, including payments relating to both principal and interest, the amount of Employer contributions that are to be considered Annual Additions for a Limitation Year shall be determined in accordance with Treasury Regulation Section 1.415(c)-1(f)(2)(i).

(ii) Notwithstanding the foregoing, a Participant’s Annual Additions do not include the following:

(A) The direct transfer of benefits or employee contributions from a qualified plan to a Defined Contribution Plan;

(B) The reinvestment of dividends on Employer securities under an employee stock ownership plan pursuant to Code Section 404(k)(2)(A)(iii)(II);

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(C) The restoration of an employee’s accrued benefit by the Employer in accordance with Code Section 411(a)(3)(D) or Code Section 411(a)(7)(C) or resulting from the repayment of cash outs (as described in Code Section 415(k)(3) under a governmental plan (as defined in Code Section 414(d)) for the Limitation Year in which the restoration occurs, regardless of whether the Plan restricts the timing of repayments to the maximum extent allowed by Code Section 411(a);

(D) Catch-up Contributions made in accordance with Code Section 414(v) and Regulation Section 1.414(v)-1;

(E) A Restorative Payment that is allocated to a Participant’s Account. For purposes of this paragraph, the term “Restorative Payment” is a payment made to restore some or all of the Plan’s losses resulting from an action (or a failure to act) by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan) under ERISA or under other applicable federal or state law, where Plan participants who are similarly situated are treated similarly with respect to the payments. This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified Defined Contribution Plan. Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under Title I of ERISA are not Restorative Payments and generally constitute contributions that give rise to Annual Additions;

(F) Excess deferrals that are distributed in accordance with Regulation Section 1.402(g)-1(e)(2) or (3);

(G) Rollover contributions (as described in Code Section 401(a)(31), Section 402(c)(1), Section 403(a)(4), Section 403(b)(8), Section 408(d)(3), and Section 457(e)(16));

(H) Repayments of loans made to a participant from the Plan;

(I) Repayments of prior Plan distributions described in Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code Section 414(d)) as described in Code Section 415(k)(3);

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(J) Employee contributions to a qualified cost of living arrangement within the meaning of Code Section 415(k)(2)(B); or

(b) “Compensation” means, for purposes of applying the limitations of Section 3.07, the general definition of Compensation as defined in Section 1.15 for the Limitation Year. If the Limitation Year is not the calendar year, then the Code Section 404(a)(17) Compensation Limit that applies to such Limitation Year is the Code Section 401(a)(17) Compensation Limit in effect for the respective calendar year in which such Limitation Year begins.

(c) “Defined Contribution Plan.” The term “Defined Contribution Plan” shall be defined in accordance with Code Section 415(k)(1) and the Regulations promulgated thereunder.

(d) “Employer” means the Employer that adopts this Plan and any Related Employer described in Section 1.70. Solely for purposes of applying the limitations of Article III, the ESOP Committee will determine Related Employers described in Section 1.70 by modifying Code Sections 414(b) and (c) in accordance with Code Section 415(h).

(e) “Excess Amount” means the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

(f) “Limitation Year” means the Plan Year. If the Employer amends the Limitation Year to a different twelve (12) consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.

(g) “Maximum Permissible Amount” means the lesser of (i) Forty-Six Thousand Dollars ($46,000) (as adjusted under Code Section 415(d)) or (ii) one hundred percent (100%) of the Participants Compensation for the Limitation Year. If there is a short Limitation Year because of a change in Limitation Year, the ESOP Committee will multiply the Forty-Six Thousand Dollars ($46,000) (or adjusted limitation) by the following fraction:

Number of months in the short Limitation Year

12

(h) “Post Severance Compensation.” The term “Post-Severance Compensation” means the amount that would have been included in the definition of Compensation if the amounts were paid prior to the Employee’s Separation from Service with the Employer and that are paid to the Employee by the later of 2 1/2 months after Separation from Service with the Employer or the end of the Limitation Year that includes the Employee’s date of Separation from Service with the Employer. Regular Pay after Separation from Service. Regular pay after Separation from Service will be considered Post-Severance Compensation if:

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(i) The payment is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(ii) The payment would have been paid to the Employee prior to a Separation from Service if the Employee had continued in employment with the Employer.

3.09 TRANSACTIONS INVOLVING EMPLOYER SECURITIES.

(a) No portion of the Plan attributable to (or allocable in lieu of) Employer Securities acquired by the Plan in a sale to which Code Section 1042 applies may accrue or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code Section 401(a); during the “Non allocation Period” (as defined in Section 3.09(d) below), for the benefit of:

(i) any taxpayer who makes an election under Code Section 1042(a) with respect to Employer Securities or who is part of an integrated transaction in which any taxpayer participating in the same transaction makes an election under Code Section 1042(a) with respect to Employer Securities,

(ii) any individual who is related to the taxpayer (within the meaning of Code Section 267(b)), or

(iii) any other person who owns (after application of Code Section 318(a)) more than twenty five percent (25%) of:

(A) any class of outstanding stock of the Employer which issued such Employer Securities or of any corporation which is a member of the same controlled group of corporations (as defined in Code Section 409(1)(4)), or

(B) the total value of any class of outstanding stock of any such corporation.

(b) Subparagraph (a)(i)(B) above shall not apply to lineal descendants of the taxpayer, provided that, the aggregate amount allocated to the benefit of all such lineal descendants during the “Non allocation Period” does not exceed more than five percent (5%) of the Employer Securities (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4)) in a transaction to which Code Section 1042 applied.

(c) A person shall be treated as failing to meet the stock ownership limitation under paragraph (a)(i) above if such person fails such limitation:

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(i) at any time during the one (1) year period ending on the date of sale of Employer Securities to the Plan, or

(ii) on the date as of which Employer Securities are allocated to Participant Employer Securities Accounts.

(d) For purposes of this Section 3.09, “Non-allocation Period” means the ten (10) year period beginning on the date of the sale of the Employer Securities and ending on the later of:

(i) the date which is ten (10) years after the sale of the Employer Securities, or

(ii) the date of the Plan allocation attributable to the final payment of the Exempt Loan incurred in connection with such sale.

End of Article III

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ARTICLE IV

PARTICIPANT CONTRIBUTIONS

4.01 CODE SECTION 401(k) ARRANGEMENT. The Employer makes the Salary Reduction Contributions described in Section 3.01 hereof pursuant to a Code Section 401(k) arrangement. An Employee who is eligible to participate in the Code Section 401(k) arrangement may file a salary reduction agreement with the ESOP Committee or the Employer. The salary reduction agreement may not be effective earlier than the following date which occurs last: (i) the Employee’s Entry Date (or, in the case of a reemployed Employee, his reparticipation date under Article II hereof); (ii) the execution date of the Employee’s salary reduction agreement; (iii) the date the Employer adopts the Code Section 401(k) arrangement; or (iv) the effective date of the Code Section 401(k) arrangement. A salary reduction agreement must specify the amount of Compensation (as defined in Section 1.15 hereof) or percentage of Compensation the Employee wishes to defer. The salary reduction agreement will apply only to Compensation which becomes currently available to the Employee after the effective date of the salary reduction agreement. The Employer will apply a reduction election to all Compensation (and to increases and decreases in such Compensation) unless the Employee specifies in his salary reduction agreement to limit the election to certain Compensation.

An Employee’s Salary Reduction Contributions for the Plan Year, subject to the limitations of Section 4.03 hereof, may not be less than one percent (1%) nor exceed ten percent (10%) of his Compensation for the entire Plan Year. An Employee may modify his salary reduction agreement, either to reduce or to increase the amount of deferral contributions, but upon not less than thirty (30) days prior written notice to the Employer, Trustee or ESOP Committee. The Employee will make this modification by filing a new salary reduction agreement with the ESOP Committee, Trustee or the Employer. An Employee may revoke a salary reduction agreement at any time by giving prior written notice to the Employer, Trustee or the ESOP Committee. An Employee who revokes his salary reduction agreement may file a new salary reduction agreement effective as of the next Plan Year.

4.02 ANNUAL ELECTIVE DEFERRAL LIMITATION.

(a) Annual Elective Deferral Limitation. An Employee’s Salary Reduction Contributions for a calendar year may not exceed the limitation set forth in Code Section 402(g) (“402(g) limitation”). The 402(g) limitation is Ten Fifteen Thousand, Five Hundred Dollars ($15,500.00), or the adjusted amount determined by the Secretary of the Treasury. If the Employer determines the Employee’s Salary Reduction Contributions to the Plan for a calendar year would exceed the 402(g) limitation, the Employer will not make any additional Salary Reduction Contributions with respect to such Employee for the remainder of that calendar year, paying in cash to the Employee any amounts which would result in the Employee’s Salary Reduction Contributions for the calendar year exceeding the 402(g) limitation. If the ESOP Committee determines an Employee’s Salary

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Reduction Contributions already contributed to the Plan for a calendar year exceed the 402(g) limitation, the ESOP Committee will distribute the amount in excess of the 402(g) limitation (the “excess deferral”), as adjusted for allocable income, no later than April 15 of the following calendar year. If the ESOP Committee distributes the excess deferral by the appropriate April 15, it may make the distribution regardless of any other provision under this Plan or under the Code. The ESOP Committee will reduce the amount of excess deferrals for a calendar year distributable to the Employee by the amount of excess contributions (as determined in Section 4.03 hereof), if any, previously distributed to the Employee for the Plan Year beginning in that calendar year.

If an Employee participates in another plan under which he makes Salary Reduction Contributions pursuant to a Code Section 401(k) arrangement, Salary Reduction Contributions under a simplified employee pension, or salary reduction contributions to a tax-sheltered annuity, regardless of whether the Employer maintains the other plan, he may provide the ESOP Committee a written claim for excess deferrals made for a calendar year. The Employee must submit the claim no later than the March 1 following the close of the particular calendar year and the claim must specify the amount of the Employee’s Salary Reduction Contributions under this Plan which are excess deferrals. If the ESOP Committee receives a timely claim, it will distribute the excess deferrals (as adjusted for allocable income) the Employee has assigned to this Plan, in accordance with the distribution procedure described in the immediately preceding paragraph. A corrective distribution of excess deferrals (and income) may be made under this Section 4.02(a) without regard to any notice or consent otherwise required under Code Sections 411(a)(11) and 417.

(b) Allocable Income. For purposes of making a distribution of excess deferrals, allocable income means net income or net loss allocable to the excess deferrals for the calendar year in which the Employee made the excess deferral and for the “gap period” measured from the beginning of the next calendar year to the date of the distribution. If the distribution of the excess deferral occurs during the calendar year in which the Employee made the excess deferral, the ESOP Committee will treat as a “gap period” the period from the first day of that calendar year to the date of the distribution. The ESOP Committee will determine allocable income in the same manner as described in Section 4.03 hereof for excess contributions, except the numerator of the allocation fraction will be the amount of the Employee’s excess deferrals for the taxable year and the denominator of the allocation fraction will be the sum of: (a) the total Account Balance of the Employee attributable to Elective Contributions as of the beginning of the taxable year; and (b) the Employee’s Salary Reduction Contributions for the taxable year.

4.03 ACTUAL DEFERRAL PERCENTAGE (“ADP”) TEST. For each Plan Year, the ESOP Committee must determine whether the Code Section 401(k) arrangement satisfies either of the following ADP tests:

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(a) The ADP for the Highly Compensated Group does not exceed 1.25 times the average ADP of the Nonhighly Compensated Group; or

(b) The ADP for the Highly Compensated Group does not exceed the average ADP for the Nonhighly Compensated Group by more than two (2) percentage points (or the lesser percentage permitted by the multiple use limitation in Section 4.05 hereof) and the ADP for the Highly Compensated Group is not more than twice the ADP for the Nonhighly Compensated Group.

(c) Calculation of ADP. A Nonhighly Compensated Employee’s ADR does not include Salary Reduction Contributions made to this Plan or to any other Plan maintained by the Employer, to the extent such Salary Reduction Contributions exceed the 402(g) limitation described in Section 4.02(a) hereof. In determining whether the Plan’s Code Section 401(k) arrangement satisfies ADP test, the ESOP Committee will use the ADP of the Nonhighly Compensated Group for the current Plan Year for the calculation.

(d) Special Aggregation Rule for Highly Compensated Employees. To determine the ADR of any Highly Compensated Employee, the Salary Reduction Contributions taken into account must include any Salary Reduction Contributions made by the Highly Compensated Employee under any other Code Section 401(k) arrangement maintained by the Employer, unless the Salary Reduction Contributions are to an ESOP. If the plans containing the Code Section 401(k) arrangements have different plan years, the ESOP Committee will determine the combined Salary Reduction Contributions on the basis of the plan years ending in the same calendar year.

(e) Aggregation of Certain Code Section 401(k) Arrangements. If the Employer treats two (2) plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the Code Section 401(k) arrangements under such plans to determine whether either plan satisfies the ADP test. This aggregation rule applies to the ADR determination for all Eligible Employees, regardless of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. The ESOP Committee may elect to aggregate the Code Section 401(k) arrangements under plans which the Employer does not treat as a unit for coverage or nondiscrimination purposes. An aggregation of Code Section 401(k) arrangements under this Paragraph does not apply to plans which have different plan years. The ESOP Committee may not aggregate an ESOP (or the Stock Bonus Plan Portion of a plan) with a non-ESOP plan (or non-Stock Bonus Plan Portion of a plan).

(f) Characterization of Excess Contributions. If, pursuant to this Section 4.03 hereof, the ESOP Committee has elected to include Qualified Matching Contributions in the ADP, the ESOP Committee will treat excess contributions as attributable proportionately to Salary Reduction Contributions and to Qualified Matching Contributions allocated on the basis of those Salary Reduction Contributions. The ESOP Committee will reduce the amount of excess

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contributions for a Plan Year distributable to a Highly Compensated Employee by the amount of excess deferrals (as defined in Section 4.02 hereof), if any, previously distributed to that Employee for the Employee’s taxable year ending in that Plan Year.

(g) Distribution of Excess Contributions. If the ESOP Committee the Plan fails to satisfy the ADP test for a Plan Year, the Trustee, as directed by the ESOP Committee, must distribute the excess contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to ten percent (10%) of the amount of excess contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. The excess contributions are the amount of Salary Reduction Contributions made by the Highly Compensated Employees which causes the Plan to fail to satisfy the ADP test. The ESOP Committee will determine the amount of the excess contributions by starting with the Highly Compensated Employee(s) who has the greatest deferral percentage of Salary Reduction Contributions, reducing his ADR (but not below the next highest ADR), then, if necessary, reducing the ADR of the Highly Compensated Employee(s) at the next highest deferral percentage of Salary Reduction Contributions, including the ADR of the Highly Compensated Employee(s) whose ADR the ESOP Committee already has reduced (but not below the next highest ADR), and continuing in this manner until the ADR for the Highly Compensated Group satisfies the ADP test.

The amount of Excess Contributions to be distributed to individual Highly Compensated Participants is determined by applying the excess contributions to reduce the aggregate dollar amount of Salary Reduction Contributions elected by such Highly Compensated Employees. After the ESOP Committee has determined the excess contribution amount, the Trustee, as directed by the ESOP Committee, then will distribute to each Highly Compensated Employee his respective share(s) of the excess contributions. The ESOP Committee will determine the respective share(s) of excess contributions by starting with the Highly Compensated Employee(s) who has the greatest dollar amount of Salary Reduction Contributions, reducing his elective contributions (but not below the next highest level of Salary Reduction Contributions), then, if necessary, reducing the Salary Reduction Contributions of the Highly Compensated Employee(s) at the next highest dollar amount of Salary Reduction Contributions, including the Salary Reduction Contributions of the Highly Compensated Employee(s) whose Salary Reduction Contributions the ESOP Committee already has reduced (but not below the next highest dollar amount of Salary Reduction Contributions), and continuing in this manner until all excess contributions have been distributed. The amount of excess contributions (and income thereon) to be distributed to each affected Highly Compensated Participant is equal to the Salary Reduction Contributions made on behalf of such Participant prior to reduction of the excess contributions under the above method, less the Salary Reduction Contributions on behalf of such Participant after reductions made under the above method. If these distributions are made, then the tests of Sections 4.03(a) and 4.03(b) will be

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deemed satisfied regardless of whether the ADP, if recalculated, would satisfy the tests of Sections 4.03(a) or 4.03(b).

(h) Allocable Income. Distributions of Excess Contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”). The Plan Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(A) Reasonable method of allocating income. The Plan Administrator may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution.

(B) Alternative method of allocating income. The Plan Administrator may allocate income to Excess Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Salary Reduction Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

(1) Account Balance attributable to Salary Reduction Contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year, and

(2) Any additional amount of such contributions made for the Plan Year.

(C) Safe harbor method of allocating gap period income. The Plan Administrator may use the safe harbor method in this paragraph to determine income on Excess Contributions for the gap period. Under this safe harbor method, income on Excess Contributions for the gap period is equal to ten percent (10%) of the income allocable to Excess Contributions for the Plan Year that would be determined under paragraph (b) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar

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months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(D) Alternative method for allocating Plan Year and gap period income. The Plan Administrator may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (b) above to this aggregate period. This is accomplished by (1) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (2) substituting the amounts taken into account under the ADP test for the Plan Year and the gap period, for the amounts taken into account under the ADP test for the Plan Year in determining the fraction that is multiplied by that income.

(E) Recharacterization as Catch-Up Contributions. To the extent that a catch-up eligible Participant who is a Highly Compensated Employee is to receive a distribution of Excess Contributions, and (ii) to the extent that such catch-up eligible Participant has not exceeded the Participant’s Catch-Up Contribution Limit, the Excess Contributions of such Participant may be recharacterized as Catch-Up Contributions (to the extent that the recharacterized Catch-Up Contributions do not cause the Catch-Up Contribution Limit to be exceeded for the Plan Year that ends with or within the taxable year of the Participant). The term “Catch-Up Contribution Limit” means the statutory limit on Catch-Up Contributions for a Participant for any taxable year. A Participant’s Catch-Up Contributions for a taxable year may not exceed (a) the dollar limit on Catch-Up Contributions under Code §414(v)(2)(B)(i) for the taxable year, or (b) when added to other Elective Deferrals, 100% of the Participant’s Compensation for the taxable year. The dollar limit on Catch-Up Contributions under Code §414(v)(2)(B)(i) is $5,000 and will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code §414(v)(2)(C). Any such adjustments will be in multiples of $500.

(ii) Qualified Non-Elective Contributions. Within twelve (12) months after the end of the Plan Year, the ESOP Committee may make a Qualified Non-Elective Contribution on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Sections 4.03(a) or 4.03(b). In addition to or in lieu of the above procedures to conform Salary Deferral Contributions to the limitations of this Section, the Employer may, in its sole discretion, contribute on behalf of some or all Participants who are not Highly Compensated Employees Qualified Non-Elective Contributions (which

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shall be treated as Salary Deferral Contributions) to the extent necessary to ensure that the limitations of Section 4.03(b) are met. Such Qualified Non-Elective Contributions shall be immediately fully vested, and subject to the following requirements:

(A) Targeted Contribution Limit. Qualified Non-Elective Contributions (as defined in Regulation Section 1.401(k)-6) cannot be taken into account in determining the ADR for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions exceed the product of that Nonhighly Compensated Employee’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “ADR Representative Contribution Rate.” Any Qualified Non-Elective Contribution taken into account under an ACP test under Regulation Section 1.401(m)-2(a)(6) (including the determination of the Representative Contribution Rate for purposes of Regulation Section 1.401(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of determining a Participant’s ADR. For purposes of this Section:

(1) The Plan’s “ADR Representative Contribution Rate” is the lowest “ADR Applicable Contribution Rate” of any eligible Nonhighly Compensated Employee among a group of eligible Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees for the Plan Year (or, if greater, the lowest “Applicable Contribution Rate” of any eligible Nonhighly Compensated Employee who is in the group of all eligible Nonhighly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(2) The “ADR Applicable Contribution Rate” for an eligible Nonhighly Compensated Employee is the sum of the Qualified Matching Contributions (as defined in Regulation Section 1.401(k)-6) taken into account in determining the Actual Deferral Ratio for the eligible Nonhighly Compensated Employee for the Plan Year and the Qualified Non-Elective Contributions made for the eligible Nonhighly Compensated Employee for the Plan Year, divided by the eligible Nonhighly Compensated Employee’s Code Section 414(s) compensation for the same period.

Notwithstanding the above, Qualified Non-Elective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law

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71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for an non-Highly Compensated Employee to the extent such contributions do not exceed 10 percent (10%) of that Nonhighly Compensated Employee’s Code Section 414(s) compensation.

Qualified Matching Contributions may only be used to calculate an Actual Deferral Ratio to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Regulation Section 1.401(m)-2(a)(5)(ii) and as set forth in Section 4.07.

(B) Limitation on QNECs and QMACs. Qualified Non-Elective Contributions and Qualified Matching Contributions cannot be taken into account to determine an ADR to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Regulation Section 1.401(k)-3, 1.401(m)-3, or 1.401(k)-4. Thus, for example, matching contributions that are made pursuant to Regulation Section 1.401(k)-3(c) cannot be taken into account under the ADP test. Similarly, if a plan switches from the current year testing method to the prior year testing method pursuant to Regulation Section 1.401(k)-2(c), Qualified Non-Elective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

(iii) Qualified Matching Contributions. Any Qualified Matching Contributions treated as Salary Reduction Contributions for purposes of this Section shall be immediately and fully Vested when made and shall be subject to the Distribution Restrictions in Section 1.21. Any Qualified Matching Contributions shall satisfy the requirements of Code Section 401(a)(4).

4.04 NONDISCRIMINATION RULES FOR MATCHING CONTRIBUTIONS. The ESOP Committee must determine whether the annual discretionary Matching Contributions, if any, satisfy one of the following ACP tests:

(a) The ACP for the Participants who are Highly Compensation Employees for the Plan Year shall not exceed the prior year’s ACP for Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(b) The ACP for the Participants who are Highly Compensation Employees for the Plan Year shall not exceed the prior year’s ACP for Participants who were Nonhighly Compensated Employees for the prior Plan

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Year multiplied by 2.0, providing that the ACP for Participants who are Highly Compensation Employees does not exceed the ACP for Participants who were Nonhighly Compensation Employees in the prior Plan Year by more then two (2) percentage points.

(c) Calculation of ACP. In determining whether this Plan satisfies the ACP test, the ESOP Committee will use the ACP of the Participants who were Nonhighly Compensation Employees for the current Plan Year for the calculation.

(d) Targeted Matching Contribution Limit. A matching contribution with respect to an Salary Reduction Contribution for a Plan Year is not taken into account under the ACP test for an non-Highly Compensated Employee to the extent it exceeds the greatest of:

(i) five percent (5%) of the non-Highly Compensated Employee ‘s Code Section 414(s) compensation for the Plan Year;

(ii) the non-Highly Compensated Employee’s Salary Reduction Contributions for the Plan Year; and

(iii) the product of two (2) times the Plan’s “representative matching rate” and the non-Highly Compensated Employee ‘s Salary Reduction Contributions for the Plan Year.

(iv) For purposes of this Section, the Plan’s “representative matching rate” is the lowest “matching rate” for any eligible non-Highly Compensated Employee among a group of non-Highly Compensated Employee s that consists of half of all eligible non-Highly Compensated Employee s in the Plan for the Plan Year who make Salary Reduction Contributions for the Plan Year (or, if greater, the lowest “matching rate” for all eligible non-Highly Compensated Employee s in the Plan who are employed by the Employer on the last day of the Plan Year and who make Salary Reduction Contributions for the Plan Year).

For purposes of this Section, the “matching rate” for an Employee generally is the matching contributions made for such Employee divided by the Employee’s Salary Reduction Contributions for the Plan Year. If the matching rate is not the same for all levels of Salary Reduction Contributions for an Employee, then the Employee’s “matching rate” is determined assuming that an Employee’s Salary Reduction Contributions are equal to six percent (6%) of Code Section 414(s) compensation.

If the Plan provides a match with respect to the sum of the Employee’s after-tax Employee contributions and Salary Reduction Contributions, then for purposes of this Section, that sum is substituted for the amount of the Employee’s Salary Reduction Contributions in Sections 4.04(b) and 4.04(c) above and in determining the “matching rate,” and Employees who make either after-tax Employee contributions or Salary Reduction Contributions are taken into account

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in determining the Plan’s “representative matching rate.” Similarly, if the Plan provides a match with respect to the Employee’s after-tax Employee contributions, but not Salary Reduction Contributions, then for purposes of this subsection, the Employee’s after-tax Employee contributions are substituted for the amount of the Employee’s Salary Reduction Contributions in Sections 4.04(b) and 4.04(c) above and in determining the “matching rate,” and Employees who make after-tax Employee contributions are taken into account in determining the Plan’s “representative matching rate.”

(e) Special Aggregation Rule for Highly Compensated Employees. To determine the ACR of any Highly Compensated Employee, the aggregate contributions taken into account must include any Matching Contributions and any Employee contributions made on his behalf to any other plan maintained by the Employer. All such plans and arrangements ending within the same calendar year shall be treated as a single plan or arrangements. Notwithstanding the foregoing, certain plans shall be treated as separated if mandatorily disaggregated under regulations under Code Section 401(m).

(f) Aggregation of Certain Plans. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the plans to determine whether either plan satisfies the ACP test. This aggregation rule applies to the ACR determination for all Eligible Employees, regardless of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. The ESOP Committee also may elect to aggregate plans which the Employer does not treat as a unit for coverage or nondiscrimination purposes.

(g) Distribution of Excess Aggregate Contributions. The ESOP Committee will determine Excess Aggregate Contributions after determining Excess Contributions. If the ESOP Committee determines this Plan fails to satisfy the ACP test for a Plan Year, the Trustee, as directed by the ESOP Committee, must distribute such excess amounts, as adjusted for allocable income (“Excess Aggregate Contributions”), during the next Plan Year. If such amounts are held in the Matching Contributions Account in the Stock Bonus Plan Portion of the Plan, the ESOP Trustee will make such distribution, and if such amounts are held in the Matching Contributions Account in the Profit Sharing Plan Portion of the Plan, the 401(k) Trustee will make such distribution. However, the Employer will incur an excise tax under Code Section 4979 on the amount of Excess Aggregate Contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first two and one-half (2 1/ 2) months of that next Plan Year. The Excess Aggregate Contributions are the amount of the aggregate contributions allocated on behalf of the Highly Compensated Employees which causes this Plan to fail to satisfy the ACP test. The ESOP Committee will determine the amount of the Excess Aggregate Contributions by starting with the Highly Compensated Employee(s) who has the greatest ACR, reducing his ACR (but not below the next highest ACR), then, if necessary, reducing the ACR of the Highly Compensated Employee(s) at the next highest

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ACR level, including the ACR of the Highly Compensated Employee(s) whose ACR the ESOP Committee already has reduced (but not below the next highest ACR), and continuing in this manner until the ACP for the Participants who were Highly Compensation Employees satisfies the ACP test.

The amount of Excess Aggregate Contributions to be distributed to individual Highly Compensated Employees is determined by applying the Excess Aggregate Contributions to reduce the aggregate dollar amount of Matching Contributions elected by such Highly Compensated Employees. After the ESOP Committee has determined the excess aggregate contribution amount, the ESOP Trustee or the 401(k) Trustee, as applicable, as directed by the ESOP Committee, then will distribute to each Highly Compensated Employee his respective share of Vested Excess Aggregate Contributions. The ESOP Committee will determine the respective share(s) of Excess Aggregate Contributions by starting with the Highly Compensated Employee(s) who has the greatest dollar amount of aggregate contributions, reducing his aggregate contributions (but not below the next highest amount of the aggregate contributions), then, if necessary, reducing the amount of aggregate contributions of the Highly Compensated Employee(s) at the next highest dollar amount of aggregate contributions, including the salary reduction contribution of the Highly Compensated Employee(s) whose aggregate contributions the ESOP Committee already has reduced (but not below the next highest level of aggregate contributions), and continuing in this manner until all Excess Aggregate Contributions have been distributed. The amount of Excess Aggregate Contributions (and income thereon) to be distributed to each affected Highly Compensated Participant is equal to the Matching Contributions made on behalf of such Participant prior to reduction of the Excess Aggregate Contributions under the above method, less the Matching Contributions on behalf of such Participant after reductions made under the above method. If these distributions are made, then the tests of Sections 4.04(a) and 4.04(b) will be deemed satisfied regardless of whether the ACP, if recalculated, would satisfy the tests of Sections 4.04(a) or 4.04(b).

(h) Allocable Income. Excess aggregate contributions will be adjusted for any income or loss up to the last day of the plan year, without considering the gap period (the period between the end of the play year and the date of distribution) or any adjustment for income or loss during the gap period.

(i) Characterization of Excess Aggregate Contributions. The ESOP Committee will treat a Highly Compensated Employee’s allocable share of excess aggregate contributions in the following priority: (1) first as Matching Contributions allocable with respect to excess Contributions determined under the ADP test; (2) then on a pro rata basis to Matching Contributions and to the Salary Reduction Contribution relating to those Matching Contributions which the ESOP Committee has included in the ACP test; and (3) last to Qualified Nonelective Contributions used in the ACP test. To the extent the Highly Compensated Employee is not one hundred percent (100%) Vested in his Matching Contribution Account, the ESOP Committee will distribute only the Vested

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portion and forfeit the nonvested portion. The Vested portion of the Highly Compensated Employee’s excess aggregate contributions attributable to Matching Contributions is the total amount of such excess aggregate contributions (as adjusted for allocable income) multiplied by his Vested percentage (determined as of the last day of the Plan Year for which the Employer made the Matching Contribution). The Plan will allocate forfeited excess aggregate contributions as Matching Contributions for the Plan Year in which the Forfeiture occurs, except the ESOP Committee will not allocate these Forfeitures to the Highly Compensated Employees who incurred the Forfeitures.

(j) Targeted QNEC Limit. Qualified Non-Elective Contributions (as defined in Regulation Section 1.401(k)-6) cannot be taken into account under the ACP test for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions exceed the product of that Nonhighly Compensated Employee’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Non-Elective Contribution taken into account under an ADP test under Regulation Section 1.401(k)-2(a)(6) (including the determination of the “representative contribution rate” for purposes of Regulation Section 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this Section 4.04(k). For purposes of this Section:

(k) The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible Nonhighly Compensated Employee among a group of eligible Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible Nonhighly Compensated Employee who is in the group of all eligible Nonhighly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(l) The “applicable contribution rate” for an eligible Nonhighly Compensated Employee is the sum of the matching contributions (as defined in Regulation Section 1.401(m)-1(a)(2)) taken into account in determining the ACR for the eligible Nonhighly Compensated Employee for the Plan Year and the Qualified Non-Elective Contributions made for that Nonhighly Compensated Employee for the Plan Year, divided by that Nonhighly Compensated Employee’s Code Section 414(s) compensation for the Plan Year.

Notwithstanding the above, Qualified Non-Elective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions do not exceed 10 percent (10%) of that Nonhighly Compensated Employee’s Code Section 414(s) compensation.

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4.05 PARTICIPANT ROLLOVER CONTRIBUTIONS.

(a) Rollover Contributions. Any Employee of an Employer, with the ESOP Committee’s written consent, and after filing with the ESOP Committee the form prescribed by the ESOP Committee, may contribute cash or other property to the Trust (other than as a voluntary contribution) if the contribution is a “Rollover Contribution” which the Code permits an employee to transfer either directly or indirectly from one qualified plan to another qualified plan. Before accepting a Rollover Contribution, the ESOP Committee may require an Employee to furnish satisfactory evidence that the proposed transfer is in fact a “Rollover Contribution” which the Code permits an employee to make to a qualified plan. A Rollover Contribution is not an Annual Addition under Part 2 of Article III hereof.

(b) Rollover Account. A “Rollover Contribution” accepted by the ESOP Committee shall be credited to a separate Rollover Account, and (i) shall be held pursuant to the provisions of this Plan and the Trust; (ii) shall be fully Vested at all times and not be subject to Forfeiture for any reason; and (iii) may be withdrawn by the Employee as provided in Section 6.03 hereof.

(c) Definitions. For purposes of this Section 4.05 the term “Rollover Contribution” shall include:

(i) amounts transferred to the Trust directly from another qualified plan which does not provide a life annuity form of payment, provided that the trust from which such funds are transferred permits the transfer to be made;

(ii) amounts which are properly characterized as a qualifying rollover distribution (including a lump sum distribution), received by a person who is not an Employee, from another qualified plan with respect to such person’s service for such employer, which amounts are eligible for tax-free rollover treatment and which are transferred by the Employee to Trust within sixty (60) days following receipt thereof;

(iii) amounts transferred to the Trust from an individual retirement account, provided that the individual retirement account contains no assets: (A) other than assets which were previously distributed to a person (who is now an Employee) by another qualified plan as a qualifying rollover distribution (including a lump sum distribution) with respect to such person’s service for such employer, which amounts were eligible for tax-free rollover treatment, and which amounts were deposited in such individual retirement account within sixty (60) days of receipt thereof; and (B) other than earnings on said assets; and

(iv) amounts distributed to a person (who is now an Employee) from an individual retirement account meeting the requirements of

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paragraph (3) above, and transferred by the Employee to the Trust within sixty (60) days of receipt thereof from such individual retirement account.

(d) Transfers. Prior to accepting the transfers to which this Section 4.05 applies, the ESOP Committee may require the following: (1) the Employee to furnish satisfactory evidence that the proposed transfer is in fact a “Rollover Contribution” which the Code permits an Employee to make to a qualified plan; (2) the Employee to establish that the amounts to be transferred to the Trust meet the requirements of this Section 4.05; (3) the Employee to furnish documentation satisfactory to the ESOP Committee that the amounts to be transferred will not jeopardize the tax exempt status of this Plan and the Trust for any reason (including, but not limited to, the failure of the amount to be excluded from the definition of Annual Addition in Section 415(c)(2) of the Code, and thereby causing the Annual Addition to the account to exceed the permissible limits of Section 415 of the Code, or create adverse tax consequences to the Employer); and (4) the Employee to furnish to the ESOP Committee a written opinion from legal counsel (legal counsel must be approved by the ESOP Committee) which provides, among other things, that such Rollover Contribution does not violate any provisions under the federal and state securities laws.

(e) Investment. The Rollover Account shall be invested in accordance with Section 8.12 hereof.

(f) Written Consent of ESOP Committee. Notwithstanding any provision to the contrary herein, Participant Rollover Contributions shall not be accepted unless the ESOP Committee consents to such Rollover Contribution in writing.

4.06 MATCHING CATCH-UP CONTRIBUTIONS. Catch-up contributions (as defined in Code Section 414(v)) will be taken into account in applying Matching Contributions under the Plan.

4.07 PLAN YEAR REQUIREMENT. Except as provided in Regulation Sections 1.401(k)-3(e) and 1.401(k)-3(f), and below, the Plan will fail to satisfy the requirements of Code Section 401(k)(12) and this Section for a Plan Year unless such provisions remain in effect for an entire twelve (12) month Plan Year.

4.08 CHANGE OF PLAN YEAR. If a Plan has a short Plan Year as a result of changing its Plan Year, then the Plan will not fail to satisfy the requirements of Section 4.05 merely because the Plan Year has less than twelve (12) months, provided that:

(a) The Plan satisfied the requirements of Section 4.03 for the immediately preceding Plan Year; and

(b) The Plan satisfies the requirements of Section 4.03 (determined without regard to Regulation Section 1.401(k)-3(g)) for the immediately following Plan Year (or for the immediately following twelve (12) months if the immediately following Plan Year is less than twelve (12) months).

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4.09 PLAN TERMINATION. An Employer may terminate the Plan during a Plan Year in accordance with Plan termination provisions of the Plan and this Section.

(a) Acquisition/disposition or substantial business hardship. If the Employer terminates the Plan resulting in a short Plan Year, and the termination is on account of an acquisition or disposition transaction described in Code Section 410(b)(6)(C), or if the termination is on account of the Employer’s substantial business hardship within the meaning of Code Section 412(d), then the Plan remains a safe harbor Plan provided that the Employer satisfies the provisions of Section 4.03 through the effective date of the Plan termination.

(b) Other termination. If the Employer terminates the Plan for any reason other than as described in Section 4.09(a) above, and the termination results in a short Plan Year, the Employer must conduct the termination under the provisions of Section 4.09(a) above, except that the Employer need not provide Participants with the right to change their cash or deferred elections.

End of Article IV

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ARTICLE V

TERMINATION OF SERVICE PARTICIPANT VESTING

5.01 RETIREMENT.

(a) Normal Retirement Age. A Participant’s Account Balance derived from Employer contributions and Forfeitures is one hundred percent (100%) Nonforfeitable upon and after his attaining Normal Retirement Age (if employed by the Employer on or after such date). Under Section 6.07 hereof, a Participant who remains in the employ of the Employer after attaining Normal Retirement Age shall continue to participate in the Plan until his Late Retirement Date.

5.02 PARTICIPANT DEATH OR DISABILITY. If a Participant’s employment with the Employer terminates as a result of death or Disability, the Participant’s Account Balance will be one hundred percent (100%) Nonforfeitable.

5.03 VESTING SCHEDULE.

(a) Salary Reduction Contribution Account, Qualified Nonelective Contribution Account and Rollover Account. A Participant shall be one hundred percent (100%) Vested at all times in his Salary Reduction Contribution Account, Qualified Nonelective Contribution Account, and Rollover Account.

(b) Upon the Severance from Service of a Participant with the Bank or any Related Employer for any reason other than death, Disability or Retirement, for his Years of Service with the Bank and any Related Employer, except as provided in Sections 5.01, 5.02 and 9.12 hereof, for each Year of Service a Participant’s Nonforfeitable percentage of his Employer Optional Contribution Account and Matching Contribution Account, equals the percentage in the following vesting schedule:

Years of Service With the Bank and Related Employer	Percent of Nonforfeitable Account Balance
Less than 2 years	0%
2 years but less than 3	20%
3 years but less than 4	40%
4 years but less than 5	60%
5 years but less than 6	80%
6 or more years	100%

(c) Special Vesting Formula. If a distribution (other than a cash out distribution described in Section 5.04 hereof) is made to a partially-Vested Participant, and the Participant has not incurred a Forfeiture Break in Service at the relevant time, the ESOP Committee will establish a separate Account for the

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Participant’s Account Balance. At any relevant time following the distribution, the ESOP Committee will determine the Participant’s Nonforfeitable Account Balance derived from Employer contributions and Forfeitures in accordance with the following formula: P(AB + (R x D))—(R x D).

To apply this formula, “P” is the Participant’s current vesting percentage at the relevant time, “AB” is the Participant’s Employer-derived Account Balance at the relevant time, “R” is the ratio of “AB” to the Participant’s Employer-derived Account Balance immediately following the earlier distribution and “D” is the amount of the earlier distribution. If, under a restated Plan, the Plan has made distribution to a partially-Vested Participant prior to its restated effective date and is unable to apply the cash-out provisions of Section 5.04 hereof to that prior distribution, this special vesting formula also applies to that Participant’s remaining Account.

(d) Upon a Change in Control, a Participant will be 100% Vested in his Account, including his Employer Optional Contribution Account. For these purposes, a “Change in Control” means:

(i) a transaction or series of related transactions by which the Bank is sold, either through the sale of a Controlling Interest in the Bank’s voting stock or through the sale of substantially all of the Bank’s assets, to a party not having a Controlling Interest in the Bank’s voting stock on the date of execution of this Plan;

(ii) a transaction or series of transactions wherein the Bank is combined with another business entity, and after which the persons or entities who had owned, either directly or indirectly, a Controlling Interest in the Bank’s voting stock on the date of execution of this Plan own less than a Controlling Interest in the voting stock of the combined entity; or

(iii) a transaction or series of transactions in which a Controlling Interest in the Bank is acquired by or for a person or business entity, either of which did not own, either directly or indirectly, a Controlling Interest in the Bank on the date that this Plan was executed. The above shall not apply to Employer Securities purchased by the Plan.

For purposes of this Subsection 5.03(d) “Controlling Interest” means the ownership, either directly or indirectly of more than twenty percent (20%) of the Bank’s voting stock.

5.04 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS AND RESTORATION OF FORFEITED ACCOUNT BALANCE. If, pursuant to Article VI hereof, a partially-Vested Participant receives a cash-out distribution before he incurs a Forfeiture Break in Service, the cash-out distribution will result in an immediate Forfeiture of the non-Vested portion of the Participant’s Account Balance derived from Employer contributions and Forfeitures. A partially-Vested

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Participant is a Participant whose Nonforfeitable percentage determined under Section 5.03 hereof is less than one hundred percent (100%). A cash-out distribution is a distribution of the entire present value of the Participant’s Nonforfeitable Account Balance.

(a) Restoration and Conditions upon Restoration. A partially-Vested Participant who is re employed by the Employer after receiving a cash out distribution of the Nonforfeitable percentage of his Account Balance may repay the amount of the cash out distribution attributable to Employer contributions and Forfeitures, unless the Participant no longer has a right to restoration by reason of the conditions of this Section 5.04(a). If a partially-Vested Participant makes the cash out distribution repayment, the ESOP Committee at the direction of the ESOP Committee), subject to the conditions of this Section 5.04(a), must restore his Account Balance attributable to Employer contributions and Forfeitures to the same dollar amount as the dollar amount of his Account Balance on the Accounting Date, or other Valuation Date, immediately preceding the date of the cash out distribution, unadjusted for any gains or losses occurring subsequent to that Accounting Date, or other Valuation Date. Restoration of the Participant’s Account Balance includes restoration of all Code Section 411(d)(6) protected benefits with respect to that restored Account Balance, in accordance with applicable Treasury Regulations. The ESOP Committee will not restore a re employed Participant’s Account Balance under this paragraph if:

(i) Five (5) years have elapsed since the Participant’s first re-employment date with the Employer following the cash-out distribution; or

(ii) The Participant incurred a Forfeiture Break in Service. This condition also applies if the Participant makes repayment within the Plan Year in which he incurs the Forfeiture Break in Service and that Forfeiture Break in Service would result in a complete Forfeiture of the amount the ESOP Committee otherwise would restore.

(b) Time and Method of Restoration. If neither of the two conditions preventing restoration of the Participant’s Account Balance applies, the ESOP Committee will restore the Participant’s Account Balance as of the Plan Year Accounting Date coincident with or immediately following the repayment. To restore the Participant’s Account Balance, the ESOP Committee, to the extent necessary, will allocate to the Participant’s Account:

(i) First, the amount, if any, of Forfeitures the ESOP Committee would otherwise allocate under Section 3.04 hereof;

(ii) Second, the amount, if any, of the Trust Fund net income or gain for the Plan Year; and

(iii) Third, the Employer contribution for the Plan Year to the extent made under a discretionary formula.

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To the extent the amounts described in clauses (1), (2) and (3) above are insufficient to enable the ESOP Committee to make the required restoration, the Employer must contribute, without regard to any requirement or condition of Section 3.01 hereof, the additional amount necessary to enable the ESOP Committee to make the required restoration. If, for a particular Plan Year, the ESOP Committee must restore the Account Balance of more than one re employed Participant, then the ESOP Committee will make the restoration allocation(s) to each such Participant’s Account in the same proportion that a Participant’s restored amount for the Plan Year bears to the restored amount for the Plan Year of all re employed Participants. The ESOP Committee will not take into account the allocation under this Section 5.04 in applying the limitation on allocations under Part 2 of Article III hereof.

(c) Zero Percent Vested Participant. The deemed cash-out rule applies to a zero percent (0%) Vested Participant. A zero percent (0%) Vested Participant is a Participant whose Accrued Benefit derived from Employer contributions is entirely Forfeitable at the time of his Separation from Service. If the Account is not entitled to an allocation of Employer contributions or Forfeitures for the Plan Year in which he has a Separation from Service, the ESOP Committee will apply the deemed cash-out rule as if the zero percent (0%) Vested Participant received a cash-out distribution on the date of the Participant’s Separation from Service. If the Account is entitled to an allocation of Employer contributions or Forfeitures for the Plan Year in which he has a Separation from Service, the ESOP Committee will apply the deemed cash-out rule as if the zero percent (0%) Vested Participant received a cash-out distribution on the first day of the first Plan Year beginning after his Separation from Service. For purposes of applying the restoration provisions of this Section 5.04, the ESOP Committee will treat the zero percent (0%) Vested Participant as repaying his cash-out “distribution” on the first date of his re-employment with the Employer.

5.05 SEGREGATED ACCOUNT FOR REPAID AMOUNT. Until the ESOP Committee restores the Participant’s Account Balance, as described in Section 5.04 hereof, the cash-out amount the Participant has repaid will be held in a segregated Account maintained solely for that Participant. The amount in the Participant’s segregated Account must be invested in federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. Until commingled with the balance of the Trust Fund on the date the ESOP Committee restores the Participant’s Account Balance, the Participant’s segregated Account remains a part of the Plan, but it alone shares in any income it earns and it alone bears any expense or loss it incurs. The ESOP Committee will direct the ESOP Committee to repay to the Participant as soon as is administratively practicable the full amount of the Participant’s segregated Account if the ESOP Committee determines either of the conditions of Section 5.04(a) prevents restoration as of the applicable Accounting Date, notwithstanding the Participant’s repayment. The ESOP Committee will direct the ESOP Committee to commingle the Participant’s segregated Account with the balance of the Trust Fund as of the second Accounting Date immediately following the date of the Participant’s repayment.

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5.06 BREAK IN SERVICE – VESTING. For purposes of this Article V, a Participant incurs a “Break in Service” if during any Plan Year he does not complete more than five hundred (500) Hours of Service with the Employer, unless he does not complete more than five hundred (500) Hours of Service because: (a) he is transferred; (b) he is on an approved leave of absence which does not exceed eighteen (18) months and he returns to employment with the Employer immediately following the leave of absence; or (c) he is temporarily laid off, and he returns to employment with the Employer immediately following the temporary layoff. Solely for the purpose of determining whether an Employee has incurred a Break in Service, if the Employee is absent from Service because of pregnancy, the birth of the Employee’s child, the Employee’s receipt of a child through adoption, or the Employee’s caring for the child immediately after birth or adoption, he or she shall be entitled to the Hours of Service that he or she would have received but for that absence for one (1) year after the absence began. Ten (10) Hours of Service shall be credited for each day of such absence. However, no more than a total of five hundred one (501) hours can be credited. The five hundred one (501) hours shall be credited to the Plan Year in which the absence first begins if such hours shall prevent a Break in Service in that period; otherwise, the five hundred one (501) hours shall be credited to the next Plan Year.

5.07 INCLUDED YEARS OF SERVICE VESTING.

(a) Included Years of Service. For purposes of determining “Years of Service” under Section 5.06 hereof, the Plan takes into account all Years of Service an Employee completes with the Employer after the Effective Date of this Plan, except: any Year of Service before a Break in Service if the number of consecutive Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of Years of Service prior to the Break. This exception applies only if the Participant is not Vested in his Account Balance derived from Employer contributions and Forfeitures at the time he has a Break in Service. The aggregate number of Years of Service before a Break in Service does not include any Years of Service not required to be taken into account under this exception by reason of any prior Break in Service.

(b) Forfeiture Break in Service. For the sole purpose of determining a Participant’s Nonforfeitable percentage of his Account Balance derived from Employer contributions and Forfeitures which accrued for his benefit prior to a Forfeiture Break in Service, the Plan disregards any Year of Service after the Participant first incurs a Forfeiture Break in Service. The Participant incurs a Forfeiture Break in Service when he incurs five (5) consecutive Breaks in Service.

5.08 FORFEITURE OCCURS. A Forfeiture, if any, of a Participant’s Account Balance derived from Employer contributions and Forfeitures occurs under the Plan as of the last day of the Plan Year in which the Participant first incurs a Forfeiture Break in Service or receives a cash-out distribution, if earlier. The ESOP Committee determines the percentage of a Participant’s Account Balance Forfeiture, if any, under this Section 5.08 solely by reference to the vesting schedule of Section 5.03 hereof. A Participant will not forfeit any portion of his Account Balance for any other reason or cause except as expressly provided by this Section 5.08 or as provided under Section 9.12 hereof.

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End of Article V

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ARTICLE VI

TIME AND METHOD OF PAYMENT OF BENEFITS

6.01 TIME OF PAYMENT OF ACCRUED BENEFIT. Unless, pursuant to Section 6.03 hereof, the Participant or the Beneficiary elects in writing to a different time or method of payment, the ESOP Committee will direct the Trustee to commence distribution of a Participant’s Nonforfeitable Accrued Benefit in accordance with this Section 6.01. A Participant must consent, in writing, to any distribution required under this Section 6.01 if the present value of the Participant’s Nonforfeitable Accrued Benefit at the time of the distribution to the Participant exceeds One Thousand Dollars ($1,000). Distribution under this Article VI will occur unless otherwise specified within the Plan as soon as administratively practicable following a distribution date. For purposes of applying this Section 6.01, a Participant’s Account shall not include Leveraged Employer Securities until the close of the Plan Year in which the Exempt Loan is repaid in full subject to: (i) the minimum distribution requirements of Code Section 401(a)(9); (ii) the diversification requirements as set forth in Section 8.09; (iii) death; (iv) Disability of a Participant; (v) the Participant’s Retirement; or (vi) as the ESOP Committee otherwise determines. Notwithstanding any provision in this Plan to the contrary, the Participant’s consent is not required to distribute Dividends. Benefits under this Plan will be paid only if the ESOP Committee in its discretion determines that the applicant is entitled to them.

(a) Severance from Service For a Reason Other Than Death or Disability.

(i) Participant’s Nonforfeitable Account Balance Not Exceeding $1,000. If the Participant’s Nonforfeitable Account Balance does not exceed One Thousand Dollars ($1,000) and if the Participant’s Separation from Service is for any reason other than death, the ESOP Committee will direct the Trustee to distribute the Participant’s Nonforfeitable Account Balance in a lump sum as soon as administratively practicable following the close of the Plan Year in which the Participant’s Separation from Service occurs, but in no event later than the sixtieth (60th) day following the close of the Plan Year in which the Participant attains Normal Retirement Age. Notwithstanding anything to the contrary in this Paragraph, the Participant may elect to have his Nonforfeitable Account Balance distributed, in whole or in part, directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover and at the time and in the manner prescribed by the ESOP Committee; provided, however, the Direct Rollover portion of the distribution qualifies as an Eligible Rollover Distribution. This provision shall apply regardless of whether a Participant’s Account includes any Leveraged Employer Securities.

(ii) Participant’s Nonforfeitable Account Balance Exceeds $1,000. If the Participant’s Nonforfeitable Account Balance exceeds One Thousand Dollars ($1,000), and if the Participant’s Separation from

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Service is for any reason other than death, the ESOP Committee will direct the Trustee to distribute the Participant’s Nonforfeitable Account Balance in a form and at the time elected by the Participant, pursuant to Section 6.03 hereof. Subject to Section 6.03 hereof, in the absence of an election by the Participant, the ESOP Committee will direct the Trustee to commence distribution of the Participant’s Nonforfeitable Account Balance in a lump sum as soon as administratively practicable following the close of the Plan Year in which the latest of the following events occurs: (a) the Participant attains Normal Retirement Age, (b) the Participant Separates from Service, or (c) the tenth anniversary of the date on which the Participant began participation in the Plan.

(b) Required Beginning Date. If any distribution commencement date described under Section 6.01(a), either by Plan provision or by Participant election (or nonelection), is later than the Participant’s Required Beginning Date, the ESOP Committee instead must direct the Trustee to make distribution on the Participant’s Required Beginning Date. The Required Beginning Date of a Participant (other than a five percent (5%) owner) is the first April 1 of the calendar year following the later of: (i) the calendar year in which the Participant attains age seventy and one-half (701/2) or (ii) the calendar year in which occurs the Retirement of the Participant. In the case of a five percent (5%) owner of the Employer with respect to the Plan Year ending in the calendar year in which the Employee attains age seventy and on-half (701/2), a Participant’s Required Beginning Date is the first April 1 following the close of the calendar year in which the Participant attains age seventy and one-half (701/2). For purposes of this paragraph, “five percent (5%) owner” shall have the meaning as defined in Code Section 416. A mandatory distribution at the Participant’s Required Beginning Date will be in lump sum unless the Participant, pursuant to the provisions of this Article VI, makes a valid election to receive an alternative form of payment. Any Participant who is still employed by an Employer and who has attained age seventy and one-half (701/2) prior to their Retirement Date will have the option of continuing to receive distributions pursuant to this Section 6.01(b) on account of his attainment of age seventy and one-half (701/2). For purposes of Section 6.01(a) and Section 6.01(b) of the Plan, the value of a Participant’s Vested Account Balance shall be determined without regard to that portion of the Vested Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.

(c) Death of the Participant. The ESOP Committee will direct the Trustee, in accordance with this Section 6.01(c), to distribute to the Participant’s Beneficiary the Participant’s Nonforfeitable Account Balance remaining in the Trust at the time of the Participant’s death.

(i) Deceased Participant’s Nonforfeitable Account Balance Does Not Exceed $1,000. If the deceased Participant’s Nonforfeitable Account Balance does not exceed One Thousand Dollars ($1,000), the

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ESOP Committee will direct the Trustee to distribute the deceased Participant’s Nonforfeitable Account Balance in a lump sum as soon as administratively practicable following the Participant’s death or, if later, the date on which the ESOP Committee receives notification of or otherwise confirms the Participant’s death. Notwithstanding anything to the contrary in this paragraph, the Participant’s Beneficiary (if such Beneficiary is the Participant’s surviving spouse) may elect to have his or her Nonforfeitable Account Balance distributed, in whole or in part, directly to an Eligible Retirement Plan specified by the Participant’s Beneficiary in a Direct Rollover and at the time and in the manner prescribed by the ESOP Committee; provided, however, the Direct Rollover portion of the distribution qualifies as an Eligible Rollover Distribution.

(ii) Deceased Participant’s Nonforfeitable Account Balance Exceeds $1,000. If the deceased Participant’s Nonforfeitable Account Balance exceeds One Thousand Dollars ($1,000), the ESOP Committee will direct the Trustee to distribute the deceased Participant’s Nonforfeitable Account Balance at the time and in the form elected by the Participant or, if applicable, by the Beneficiary, as permitted under this Article VI, provided however that if the Beneficiary is not the Participant’s spouse, the distribution must occur within five (5) years of the Participant’s death. In the absence of an election, the ESOP Committee will direct the Trustee to distribute the Participant’s undistributed Nonforfeitable Account Balance in a lump sum as soon as administratively practicable following the close of the Plan Year in which the Participant’s death occurs or, if later, the first distribution date (as defined in Section 6.01 hereof) following the date the ESOP Committee receives notification of or otherwise confirms the Participant’s death.

If the death benefit is payable in full to the Participant’s surviving spouse, the surviving spouse, in addition to the distribution options provided in this Section 6.01(c), may elect distribution at any time or in any form this Article VI would permit for a Participant.

6.02 METHOD OF PAYMENT OF ACCOUNT BALANCE. Subject to any Distribution Restrictions in Section 1.21 and any restrictions prescribed by Section 6.03 hereof, a Participant or Beneficiary may elect distribution under one, or any combination, of the following methods:

(a) Lump Sum. A Participant’s Account Balance shall be distributed in a lump sum as soon as administratively practicable after the close of the Plan Year in which occurs the Participant’s Separation from Service but in no event later than sixty (60) days following the close of the Plan Year in which the Participant has reached his Normal Retirement Age.

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(b) Payments over a period certain in substantially equal annual installments. The period over which such payment is to be made shall not exceed the lesser of five (5) years or the Participant’s life expectancy (or the life expectancy of the Participant and his Designated Beneficiary) or the limited distribution period provided for in the following sentences. In the case of a Participant with an Account Balance in the Plan in excess of $500,000, the five (5) year period shall be extended one (1) additional year (but not more than five (5) additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000. The dollar amount limits shall be adjusted at the same time and in the same manner as provided in Code Section 415(d).

(c) Direct Rollover. At the time the Participant is entitled to receive a distribution under paragraphs (a) or (b) above, the Participant’s Account Balance, in whole or in part, shall be distributed directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover and at the time and in the manner prescribed by the ESOP Committee; provided, however, the Direct Rollover portion of the distribution qualifies as an Eligible Rollover Distribution.

Distribution option (b) is available only if the present value of the Participant’s Nonforfeitable Account Balance at the time of the distribution to the Participant exceeds One Thousand Dollars ($1,000). If a Participant elects distribution option (c), the Participant’s Account, in whole or in part, shall be distributed directly to the Eligible Retirement Plan specified by the Participant in a Direct Rollover and at the time and in the manner prescribed by the ESOP Committee; provided, however, the Direct Rollover portion of the distribution qualifies as an Eligible Rollover Distribution.

To facilitate installment payments under this Article VI, the ESOP Committee may direct the Trustee to segregate all or any part of the Participant’s Account Balance in a segregated Account. A segregated Account remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. Notwithstanding any other provision herein, the Participant may elect to commence distribution on any later distribution date as provided under Treasury Regulation Section 1.411(d)-4.

(d) Minimum Distribution Requirements for Participants. The ESOP Committee may not direct the Trustee to distribute the Participant’s Nonforfeitable Account Balance, nor may the Participant elect to have his Nonforfeitable Account Balance, distributed under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code Section 401(a)(9) and the applicable Treasury Regulations. The method of distribution to the Participant’s Beneficiary must satisfy Code Section 401(a)(9) and the applicable Treasury Regulations. The provision shall continue in effect until the last day of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

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The minimum distribution for the first distribution calendar year is due by the Participant’s Required Beginning Date. The minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant’s Required Beginning Date falls, is due by December 31 of that year.

6.03 BENEFIT PAYMENT ELECTIONS. Not earlier than one-hundred eighty (180) days, but not later than thirty (30) days, before the Participant’s Annuity Starting Date, the ESOP Committee must provide a benefit notice to a Participant who is eligible to make an election under this Section 6.03. The benefit notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant’s right to defer distribution until he attains Normal Retirement Age.

(a) If a Participant or Beneficiary makes an election prescribed by this Section 6.03, the ESOP Committee will direct the Trustee to distribute the Participant’s Nonforfeitable Account Balance in accordance with that election. Thirty (30) Day Waiver. A distribution may commence less than thirty (30) days but no less than seven (7) days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given, provided that:

(i) The ESOP Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii) the Participant, after receiving the notice, affirmatively elects a distribution.

Any election under this Section 6.03 is subject to the requirements of Section 6.02 hereof. The Participant or Beneficiary must make an election under this Section 6.03 by filing his election form with the ESOP Committee at any time before the ESOP Committee otherwise would commence to pay a Participant’s Account Balance in accordance with the requirements of Article VI hereof.

(b) Participant Elections After Separation from Service. If the present value of a Participant’s Nonforfeitable Account Balance exceeds One Thousand Dollars ($1,000), he may elect to have the ESOP Committee commence distribution as of any distribution date, but not earlier than March 1 following the close of the Plan Year in which the Participant’s Separation from Service occurs. The Participant may reconsider an election at any time prior to the Annuity Starting Date and elect to commence distribution as of any other distribution date, but not earlier than the date described in the first sentence of this Paragraph(A). Following his attainment of Normal Retirement Age, a Participant who has Separated from Service may elect distribution as of any distribution date, regardless of the restrictions otherwise applicable under this Section 6.03(b). If the Participant is partially-Vested in his Account Balance, an election under this Section 6.03(b) to distribute prior to the Participant’s incurring a Forfeiture Break

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in Service (as defined in Section 5.08 hereof), must be in the form of a cash-out distribution (as defined in Article V hereof). A Participant may not receive a cash-out distribution if, prior to the time the ESOP Committee actually makes the cash-out distribution, the Participant returns to employment with the Employer.

(c) Participant Elections Prior to Separation from Service. After a Participant attains Normal Retirement Age, the Participant, until he retires, has a continuing election to receive all or any portion of his Account Balance. A Participant must make an election under this Section 6.03(c) on a form prescribed by the ESOP Committee at any time during the Plan Year for which his election is to be effective. In his written election, the Participant must specify the percentage or dollar amount he wishes distributed to him. The Participant’s election relates solely to the percentage or dollar amount specified in his election form and his right to elect to receive an amount, if any, for a particular Plan Year greater than the dollar amount or percentage specified in his election form terminates on the Accounting Date. A distribution to a Participant must be made in accordance with his election under this Section 6.03(c) within the ninety (90) day period (or as soon as administratively practicable) after the Participant files his written election with the ESOP Committee. The balance of the Participant’s Account Balance not distributed pursuant to his election(s) will be distributed in accordance with the other distribution provisions of this Plan.

(d) Hardship. A Participant under age fifty-nine and one-half (59 1/2), prior to the time at which he has a Separation from Service, may request and receive a distribution from his Salary Reduction Contribution Account (not including income) in an amount necessary to satisfy a hardship (“hardship distribution”), but not more than once in any two-year period. For purposes of this Section 6.03(d) a hardship distribution must be on account of one or more of the following immediate and heavy financial needs: (a) medical expenses described in Code Section 213(d) incurred by the Participant, the Participant’s spouse, or by any of the Participant’s dependents; (b) the purchase (excluding mortgage payments) of a principal residence for the Participant; (c) the payment of post-secondary education tuition for the next twelve (12) months, for the Participant, for the Participant’s spouse, or for any of the Participant’s dependents; (d) to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant’s principal residence; or (e) any other event designated by the Treasury Regulations for the safe harbor definition of “hardship.” The ESOP Committee will make the hardship distribution as soon as administratively practicable after the Participant makes a valid request for the hardship distribution. A hardship distribution shall be in an amount of not less than Five Hundred and No/100 Dollars ($500.00) and shall not exceed one hundred percent (100%) of the Participant’s Salary Reduction Contributions.

The following restrictions apply to a Participant who receives a hardship distribution: (a) the Participant may not make Salary Reduction Contributions to the Plan for the twelve (12) month period following the date of his hardship distribution; (b) the distribution is not in excess of the amount of the immediate

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and heavy financial need; (c) the Participant must have obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under this Plan and all other qualified plans maintained by the Employer; and (d) the Participant agrees to limit Salary Reduction Contributions under this Plan and under any other qualified plan maintained by the Employer, for the Participant’s taxable year immediately following the taxable year of the hardship distribution, to the Code Section 402(g) limitation (as described in Section 4.02 hereof), reduced by the amount of the Participant’s Salary Reduction Contributions made in the taxable year of the hardship distribution. The amount of an immediate and heavy financial need of an employee may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. The suspension of Salary Reduction Contributions described in clause (a) of this paragraph also applies to all other qualified plans and to all nonqualified plans of deferred compensation maintained by the Employer, other than any mandatory Employee contribution portion of a defined benefit plan, including stock option, stock purchase and other similar plans, but not including health or welfare benefit plans (other than the cash or deferral arrangement portion of a cafeteria plan). A hardship distribution may not include earnings on a Participant’s Salary Reduction Contributions.

The restrictions in the prior paragraph do not apply if the Participant represents, and the ESOP Committee determines under the facts and circumstances it is reasonable to rely on such representation, he is not able to relieve his immediate and heavy financial need: (a) through reimbursement or compensation by insurance or otherwise; (b) by reasonable liquidation of the Participant’s assets (including the assets of the Participant’s spouse or of the Participant’s minor children, if those assets are reasonably available to the Participant); (c) by cessation of Salary Reduction Contributions under the Plan; (d) by other distributions or non-taxable loans from this Plan or from any other qualified plan maintained by the Employer or by any other employer; or (e) by borrowing from commercial sources on reasonable commercial terms.

(e) Procedure. All withdrawals shall be subject to ESOP Committee approval after receipt of a written request for withdrawal on such forms as the ESOP Committee shall prescribe. When an application for withdrawal is granted under the provisions of this Section 6.03, the ESOP Committee shall give such directions to the Trustee as shall be appropriate to effectuate the distribution in accordance with the terms hereof of the interest being withdrawn. The date of withdrawal payment shall be specified by the ESOP Committee at the time of its approval, if such withdrawal request is approved. Withdrawals shall be paid in the form of a single cash lump sum; provided, however, that withdrawals shall be paid pro rata from each investment fund in which the Participant’s Salary Reduction Contribution Account is then invested, unless the ESOP Committee determines, in its sole discretion, that a different allocation is appropriate and all withdrawals shall be made in cash. For purposes of allocating appreciation or depreciation of the Trust Fund and income of the Trust Fund, any withdrawal pursuant to this Section 6.03 shall be subtracted from the Participant’s total

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Account Balance at the beginning of the calendar quarter in which the withdrawal occurs.

(f) Death Benefit Elections. If the present value of the deceased Participant’s Nonforfeitable Account Balance exceeds One Thousand Dollars ($1,000), the Participant’s Beneficiary may elect to have the Participant’s Nonforfeitable Account Balance distributed in a form and within a period permitted under Section 6.02 hereof. The Beneficiary’s election is subject to any restrictions designated in writing by the Participant and not revoked as of his date of death.

(g) Election to Postpone Distribution of Benefits. If the present value of a Participant’s Nonforfeitable Account Balance exceeds One Thousand Dollars ($1,000), he may elect to postpone the distribution of the Nonforfeitable Account Balance under the Plan as provided in Sections 6.02 and 6.03(b) hereof. Upon request, the ESOP Committee will direct the Trustee to provide the Participant electing to postpone his distribution of his Nonforfeitable Account Balance with the necessary election forms.

(h) Inactive Participant. Any part of an Inactive Participant’s Nonforfeitable Accrued Benefit which is retained in the Trust may be converted into cash during any Plan Year following the close of the Plan Year in which the Inactive Participant Separated from Service for any reason, provided at such time the Trust has an adequate amount of cash to convert (in whole or part) the Inactive Participant’s Employer Securities Account. However, except in the case of reemployment, none of an Inactive Participant’s Nonforfeitable Accrued Benefit will be credited with any further Employer contributions, Forfeitures, Dividends on Employer Securities or gain on the sale of Employer Securities held in the Unallocated Employer Securities Account.

(i) Direct Rollover Election. Notwithstanding anything to the contrary herein, at the time the Participant is entitled to receive a distribution, any Participant who is considered a “Distributee” and who receives an Eligible Rollover Distribution may elect to have all or any portion of the distribution transferred directly to an Eligible Retirement Plan. Upon request, the ESOP Committee will direct the Trustee to provide the Distributee with the necessary forms.

(j) Loans to Participants. The ESOP Committee is hereby designated with sole authority and responsibility to approve or deny Participant loans, and except as provided in this Section 6.03(j), collect unpaid loans. Loans may be made on any quarterly date upon the written application of a Participant submitted to the ESOP Committee during the period thirty (30) days prior to and ending fifteen (15) days before the date the loan is to be made. Loans should be made only for reasons of financial hardship described in Section 6.03(d) and in an amount not less than One Thousand Dollars ($1,000).

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Written application shall be in a form acceptable to the ESOP Committee and shall set forth the reason the loan is being requested. Loans shall be made available to all Participants in a uniform and nondiscriminatory manner. All loans will be adequately secured and will bear a reasonable rate of interest as determined by the ESOP Committee. The term of the loan shall be determined by the ESOP Committee, but shall not exceed five (5) years, except that the ESOP Committee, in its discretion, may permit a repayment period in excess of five (5) years for loans used to acquire, construct, or substantially rehabilitate any dwelling unit which is to be used as a principal residence of the Participant.

The ESOP Committee shall bear sole responsibility for ensuring compliance with all applicable federal or state laws and regulations. Each loan shall be secured by a written assignment of that portion of the Participant’s Vested Account. However, no portion of the Participant’s Accounts may be used as security for such loan unless the spouse (if any) consents in writing to such use during the ninety (90) day period ending on the date on which the loan is secured. No loan to any Participant can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant or Beneficiary would exceed the lesser of: (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the date before the loan is made; or (b) one-half (1/2) of the present value of the Nonforfeitable accrued benefit of the Participant.

Each loan shall be made from the borrowing Participant’s Accounts. Repayments of the loan and interest shall be credited to his Account. No loan shall be considered a general investment of the Trust Fund. In the event a Participant does not repay the principal of such loan within the time prescribed by the ESOP Committee or interest thereon at such times as are required by the terms of the loan or if the Participant ceases to be an Employee while such Participant has a loan which is outstanding, the ESOP Committee may direct the ESOP Committee to take such action as the ESOP Committee may reasonably determine, including:

(i) demand repayment of the loan and institute legal action to enforce collection, or

(ii) demand repayment of the loan and charge the total amount against the balance credited to the Participant’s Vested Account which was assigned as security, and reduce any payment or distribution from the Trust Fund to which the Participant or his Beneficiary may become entitled to the extent necessary to discharge the obligation on the loan.

6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES. The joint and survivor annuity requirements of the Code do not apply to this Plan. The Plan does not provide for annuity distributions to Participants. A transfer agreement may not permit a plan which is subject to the provisions of Code Section 417 to transfer assets to this Plan.

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6.05 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan prevents the ESOP Committee from complying with the provisions of a qualified domestic relations order (as defined in Code Section 414(p)). This Plan specifically permits distribution to an Alternate Payee under a qualified domestic relations order at any time regardless of whether the Participant has attained his earliest retirement age (as defined under Code Section 414(p)) under the Plan. A distribution to an Alternate Payee prior to the time the Participant reaches his earliest retirement age is available only if the order specifies distribution at that time or permits an agreement between the Plan and the Alternate Payee to authorize an earlier distribution. Nothing in this Section 6.05 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the Alternate Payee to receive a form of payment not otherwise permitted under the Plan.

The ESOP Committee must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the ESOP Committee promptly will notify the Participant and any Alternate Payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the ESOP Committee must determine the qualified status of the order and must notify the Participant and each Alternate Payee, in writing, of its determination. The ESOP Committee must provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with Department of Labor Regulations.

If any portion of the Participant’s Nonforfeitable Account Balance is payable during the period the ESOP Committee is making its determination of the qualified status of the domestic relations order, the ESOP Committee must make a separate accounting of the amounts payable. If the ESOP Committee determines the order is a qualified domestic relations order within eighteen (18) months of the date amounts first are payable following receipt of the order, the ESOP Committee will direct the Trustee to distribute the payable amounts in accordance with the order. If the ESOP Committee determines that the order is not a qualified domestic relations order or does not make its determination of the qualified status of the order within the eighteen (18) month determination period, the ESOP Committee will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the ESOP Committee later determines the order is a qualified domestic relations order.

To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the ESOP Committee may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in federally insured, interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Plan, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. Any payments or distributions required under this Section 6.05 will be made by separate benefit checks or other separate distribution to the Alternate Payee(s).

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6.06 LATE RETIREMENT. A Participant may remain in the Service of the Employer after his Normal Retirement Date. In such case, he shall remain a Participant until his Late Retirement Date. At such time, his interest in his Account shall be distributed to him in accordance with this Article VI.

6.07 LIMITATIONS ON BENEFITS. All of the provisions of this Article VI are subject to Section 12.26 hereof, relating to withholding for payment of taxes, and are subject to the rights of any Alternate Payee.

End of Article VI

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ARTICLE VII

EMPLOYER ADMINISTRATIVE PROVISIONS

7.01 INFORMATION TO ESOP COMMITTEE. The Employer must supply current information to the ESOP Committee as to the name, date of birth, date of employment, annual Compensation, leaves of absence, Years of Service and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the ESOP Committee considers necessary. The Employer’s records as to the current information the Employer furnishes to the ESOP Committee are conclusive as to all persons.

7.02 NO LIABILITY. The Employer assumes no obligation or responsibility to any of its Employees, Participants, Inactive Participants or Beneficiaries for any act of, or failure to act, on the part of the Trustee or the ESOP Committee (unless the Employer is the ESOP Committee).

7.03 INDEMNITY OF CERTAIN FIDUCIARIES. The Employer indemnifies and saves harmless the ESOP Committee, and the members of the ESOP Committee, and each of them, from and against any and all loss resulting from liability to which the the ESOP Committee, or the members of the ESOP Committee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of this Plan, including all court costs and other expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.03 do not relieve the any ESOP Committee member from any liability he may have under ERISA, including any liability for breach of a fiduciary duty. In the case of any ESOP Committee member, the indemnification provisions of this Section 7.03 do not relieve him from any liability, to the extent that a court of competent jurisdiction from which no appeal can be taken, enters a final judgment that the ESOP Committee member’s actions or omissions were the result of gross negligence or willful misconduct. The ESOP Committee members, and the Bank may execute a letter agreement further delineating the indemnification provisions of this Section 7.03, provided the letter agreement is consistent with and does not violate ERISA and Georgia law. The indemnification provisions of this Section 7.03 extend to any other fiduciary solely to the extent provided by a letter agreement executed by such person and the Bank.

7.04 AMENDMENT TO VESTING SCHEDULE. Though the Bank reserves the right to amend the vesting schedule at any time, the amended vesting schedule will not be applied to reduce the Nonforfeitable percentage of any Participant’s Account Balance derived from Employer contributions (determined as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one (1) Hour of Service after the new schedule becomes effective.

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If the Bank makes a permissible amendment to the vesting schedule, each Participant having at least three (3) Years of Service with the Employer may elect to have the percentage of his Nonforfeitable Account Balance computed under the Plan without regard to the amendment. The Participant must file his election with the ESOP Committee within sixty (60) days of the latest of (a) the Bank’s adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The ESOP Committee, as soon as practicable, must forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. The election described in this Section 7.04 does not apply to a Participant if the amended vesting schedule provides for vesting at least as rapid at all times as the vesting schedule in effect prior to the amendment. For purposes of this Section 7.04, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the Nonforfeitable percentage of a Participant’s rights to his Account Balance derived from Employer contributions and Forfeitures.

End of Article VII

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ARTICLE VIII

PARTICIPANT ADMINISTRATIVE PROVISIONS

8.01 BENEFICIARY DESIGNATION. Any Participant from time to time may designate, in writing, any person or persons contingently or successively to whom the Plan will pay his Nonforfeitable Account Balance (including any life insurance proceeds payable to the Participant’s Account) in the event of his or her death, and the Participant may designate the form and method. The ESOP Committee will prescribe the form for the written designation of Beneficiary and upon the Participant’s filing the form with the Employer, the form effectively revokes all designations filed prior to that date by the same Participant.

The Beneficiary designation of a married Participant is not valid unless the Participant’s spouse consents, in writing, to the Beneficiary designation. The Participant’s spouse shall automatically be the named Beneficiary and shall be paid the Participant’s death benefit unless (1) the Participant’s spouse affirmatively consents to the Beneficiary designation in the manner prescribed in Code Section 417(a)(2); or (2) the following sentence applies. The spousal consent requirements in this paragraph do not apply if the Participant and his spouse are not married throughout the one year period ending on the date of the Participant’s death or if the Participant’s spouse is the Participant’s sole primary Beneficiary.

Any consent by the Participant’s spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or notary public. Further, the spouse’s consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

In the event a distribution is to be made to a minor, then the ESOP Committee may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

If a married Participant designates the Participant’s spouse as the Participant’s beneficiary, and subsequent to such designation the Participant and the Participant’s spouse are divorced, such designation shall automatically be voided. In this instance the Participant’s Beneficiary shall be the contingent or successive Beneficiary designated pursuant to this Section, or if no such designation has been made, the Participant’s estate as described in Section 8.02. Should the Participant wish to designate an ex-spouse as his Beneficiary, he must affirmatively do so by completing a new Beneficiary designation form after his divorce, naming his ex-spouse as his Beneficiary.

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8.02 NO BENEFICIARY DESIGNATION. If a Participant fails to name a Beneficiary in accordance with Section 8.01 hereof, or if the Beneficiary named by a Participant predeceases him, or if the Beneficiary designation is invalid or void, the Participant’s Nonforfeitable Account Balance will be paid in accordance with Section 6.02 hereof in the following order of priority to:

(a) The Participant’s surviving spouse;

(b) The Participant’s surviving children, including adopted children, in equal shares;

(c) The Participant’s surviving parents, in equal shares; or

(d) The Participant’s estate.

If the Beneficiary does not predecease the Participant, but dies prior to distribution of the Participant’s entire Nonforfeitable Account Balance, the remaining Nonforfeitable Account Balance will be paid to the Beneficiary’s estate unless the Participant’s Beneficiary designation provides otherwise.

8.03 PERSONAL DATA TO ESOP COMMITTEE. Each Participant and each Beneficiary of a deceased Participant must furnish to the ESOP Committee such evidence, data or information as the ESOP Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will promptly furnish full, true, and complete evidence, data, and information when requested by the ESOP Committee, provided the ESOP Committee advises each Participant of the effect of his failure to comply with its request. Any adjustment required by reason of lack of proof or the misstatement of the age of persons entitled to benefits hereunder, by the Participant or otherwise, shall be in such manner as the ESOP Committee deems equitable.

Any notice or information which according to the terms of the Plan or the rules of the ESOP Committee must be filed with the ESOP Committee, shall be deemed so filed if addressed and either delivered in person or mailed, postage fully prepaid, to the ESOP Committee. If mailed, any such notice or information shall be addressed to the ESOP Committee Chairman c/o Appalachian Bancshares, Inc. and mailed to its corporate headquarters address.

Whenever a provision herein requires that a Participant (or the Participant’s Beneficiary) give notice to the ESOP Committee within a specified number of days or by a certain date, and the last day of such period, or such date falls on a Saturday, Sunday, or Bank holiday, the Participant (or the Participant’s Beneficiary) will be deemed in compliance with such provision if notice is delivered in person to the ESOP Committee or is mailed, properly addressed, postage prepaid, and postmarked on or before the business day next following such Saturday, Sunday or Bank holiday. The ESOP Committee may, in its sole discretion, modify or waive any specified requirement notice; provided, however, that such modification or waiver must be administratively feasible,

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must be in the best interest of the Participant (or Beneficiary), and must be made on the basis of rules of the ESOP Committee which are applied uniformly to all Participants.

8.04 ADDRESS FOR NOTIFICATION. Each Participant, each Beneficiary of a deceased Participant, and other person entitled to benefits hereunder must file with the ESOP Committee from time to time, in writing, his mailing address and any change of mailing address. Any communication, statement or notice addressed to a Participant, former participant or Beneficiary, at his last mailing address filed with the ESOP Committee, or as shown on the records of the Employer, binds the Participant, former participant or Beneficiary, for all purposes of this Plan. Any check representing payment hereunder and any communication addressed to a Participant, former participant, an Employee, a former Employee, or Beneficiary, at such person’s last mailing address filed with the ESOP Committee, or if no such address has been filed, then at such person’s last mailing address as indicated on the records of the Employer, shall be deemed to have been delivered to such person on the date on which such check or communication is deposited, postage prepaid, in the United States mail.

If the ESOP Committee, for any reason, is in doubt as to whether payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned, at his mailing address last known to the ESOP Committee, notify such person that all unmailed and future payments shall be henceforth withheld until he provides the ESOP Committee with evidence of his existence and his proper mailing address.

8.05 ASSIGNMENT OR ALIENATION. Unless Section 6.06 hereof applies, which relates to qualified domestic relations orders, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan. A benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process. All of the provisions of this Section 8.05, however, are subject to the withholding of any applicable taxes and to assignments permitted by Code Section 401(a)(13).

8.06 LITIGATION AGAINST THE TRUST. A court of competent jurisdiction may authorize any appropriate equitable relief to redress violations of ERISA or to enforce any provisions of ERISA or the terms of the Plan. A fiduciary may receive reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan.

8.07 INFORMATION AVAILABLE. Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, or this Plan, contract or any other instrument under which the Plan was established or is operated. The Plan Administrator will maintain all of the items listed in this Section 8.07 in his office, or in such other place or places as he may designate from time to time in order to comply with the Regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary, the Plan Administrator will furnish him with a copy of any item listed in this Section 8.07. The Plan Administrator may make a reasonable charge to the requesting person for the copy so furnished.

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8.08 CLAIMS PROCEDURE FOR DENIAL OF BENEFITS. A Participant, former Participant or Beneficiary (“Claimant”) may file a written claim for benefits, if the Claimant determines that the distribution procedures of this Plan have not provided him his proper Vested Account Balance. Furthermore, if any claim is wholly or partially denied, the Claimant may file a request for appeal to have his denied claim reviewed. Any such claim for benefits or request for appeal should be determined by the Appeal Committee in accordance with the Claims Procedures adopted by the ESOP Committee.

8.09 DIVERSIFICATION OF PARTICIPANT’S ACCOUNT. With respect to Employer Securities held in a Participant’s Accounts which are publicly traded securities readily tradable on an established securities market, the following shall apply:

(a) Salary Reduction Contribution Accounts. With respect to Salary Reduction Contribution Accounts and Rollover Accounts, Participants must be able to diversify such Employer Securities into alternative investments at any time. Participants may direct the investment of the diversified funds in accordance with Section 8.12.

(b) Employer Securities Accounts. With respect to Participant Employer Securities Accounts, Participants with at least three vesting Years of Service must be able to diversify such Employer Securities into alternative investments in accordance with Section 8.12. Employer Securities held in Participant Employer Securities Accounts prior to January 1, 2007, are subject to a three year transition rule if the Participant has not attained age 55 by January 1, 2006 as follows:

Plan Year for Which Diversification Applies	Applicable Percentage
First year	33%
Second year	66%
Third year	100%

(c) Alternative Investments. A Participant must be offered not less than three investment options to direct the proceeds from the divestment of Employer Securities. Each of the investment options must be diversified and have materially different risk and return characteristics. A Participant may direct the investment in one of the funds listed in Section 8.12. A direction for diversification from a Participant will be accepted once each business day on a written election form or other acceptable direction, as a part of this Plan, containing such conditions, limitations and other provisions the Trustee deems appropriate.

(d) Diversification Notice. The ESOP Committee must provide a notice to Participants not later than 30 days before the first date on which the Participant becomes eligible to diversify Employer Securities.

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8.10 PARTICIPANT VOTING RIGHTS – EMPLOYER SECURITIES.

(a) With respect to Employer Securities held in the Participant Employer Securities Account which are not part of a registration-type class of securities (as defined in Code Section 409(e)(4)), a Participant has the right to direct the Trustee regarding the voting of such Employer Securities allocated to his or her Participant Employer Securities Account with respect to any corporate matter which involves the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as the Department of Treasury may prescribe in Regulations. On other corporate matters requiring a vote of the shareholders, the Trustee shall properly vote such Employer Securities which are held in the Participant Employer Securities Account of the Participants. As to any Employer Securities allocated to the Participant’s Employer Securities Account which are part of a registration-type class of securities, the voting rights provided in this Section 8.10(a) extend to all corporate matters requiring a vote of stockholders. The Trustee shall vote allocated Employer Securities held in the Participant Employer Securities Account for which it has not received direction or for which it has not received a valid direction from a Participant (or Beneficiary) as part of the Trust Assets.

Each Participant (or Beneficiary) who timely provides instructions to the Trustee shall be entitled to direct the Trustee how to vote Employer Securities allocated to such Participant’s Employer Securities Account in accordance with this Section 8.10(a). In order to implement these voting directions, the Bank shall provide each Participant (or Beneficiary) with proxy solicitation materials or other notices or information statements which are distributed to Bank shareholders, together with a form requesting confidential instructions as to the manner in which Employer Securities allocated to the Participant’s Employer Securities Account are to be voted. Each Participant (or Beneficiary) shall, as a named fiduciary described in Section 403(a)(1) of ERISA, direct the Trustee with respect to the vote of such Employer Securities which are allocated to the Employer Securities Account of the Participant (or Beneficiary). Reasonable means shall be employed to provide confidentiality with respect to the voting by such Participant (or Beneficiary), it being the intent of this provision of this Section 8.10(a) to ensure that the Bank (and its directors, officers, employees and agents) cannot determine the direction given by any Participant (or Beneficiary). Such instructions shall be in such form and shall be filed in such manner and at such time as the ESOP Committee may prescribe.

(b) With respect to Employer Securities held in the Unallocated Employer Securities Account, whether or not part of a registration-type class of securities, the Trustee shall properly vote such Employer Securities which are held in the Unallocated Employer Securities Account for or against any proposal. If all Employer Securities are held in the Unallocated Employer Securities Account on the record date when a matter is submitted to a vote of the Bank’s

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shareholders, the Trustee shall properly vote such Employer Securities for or against any proposal.

(c) Notwithstanding any provision contained in this Section 8.10, Participant (or Beneficiary) directions which are or would result in a violation of ERISA or would not be in the best interest of the Participant (or Beneficiary) shall not be complied with.

If the Participant (or Beneficiary) does not direct the Trustee to vote on a matter, or the Participant (or Beneficiary) directions are or would result in a violation of ERISA or would not be in the best interest of the Participant (or Beneficiary), the Trustee, in its discretion, shall properly vote the Employer Securities in a manner which is in the best interest of the Participants (or Beneficiaries).

(d) If any provision contained in or action required by this Section 8.10 violates any provision under ERISA, the provisions under ERISA shall be complied with.

8.11 FEES AND EXPENSES. The Bank may direct the ESOP Committee to pay from the Trust all fees and expenses reasonably incurred by the Plan, to the extent such fees and expenses are for the ordinary and necessary administration and operation of the Plan, unless the Employer pays the fees and expenses. Any fee or expense paid, directly or indirectly, by the Employer is not an Employer contribution to the Plan, provided the fee or expense relates to the ordinary and necessary administration of the Plan.

8.12 PARTICIPANT DIRECTION OF INVESTMENT. A Participant, with the consent of the Trustee, may direct the Trustee with respect to the investment or re-investment of the assets held in his Salary Reduction Contribution Account and Rollover Account among various investment funds as selected by the ESOP Committee which funds may include:

(a) An Equity Fund shall be a fund, the principal investment goal of which shall be capital appreciation.

(b) A Fixed Income Fund shall be a fund, the Principal investment goal of which shall be the production of income.

(c) A Money Market Fund shall be a fund, the principal investment goal shall be the preservation of principal and the production of high current income with liquidity, primarily through government and other money market fixed income securities.

(d) A Stable Value Fund shall be a fund.

(e) A Government Bond Fund shall be a fund.

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(f) S & P 500 Stock Fund shall be a fund.

(g) S & P 500/Value Stock Fund shall be a fund.

(h) S & P 500/Growth Stock Fund shall be a fund.

(i) S & P MidCap Stock Fund shall be a fund.

(j) Russell 2000 Stock Fund shall be a fund.

(k) International Stock Fund shall be a fund.

(l) Asset Allocation Funds shall be a fund.

As of each Accounting Date, the Trustee shall determine the fair market value of each investment fund being administered by the Trustee. With respect to each such investment fund, the Trustee shall determine (i) the net gain or loss resulting from expenses paid, and (ii) realized and unrealized gains and losses. After each Accounting Date, the net gain or loss of each investment fund shall be allocated by the Trustee to the Accounts of Participants participating in such investment fund.

The reasonable and equitable decision of the Trustee as to the value of each investment fund and of any Account as of each Accounting Date shall be conclusive and binding upon all Participants having any interest, direct or indirect, in the investment funds or in any Account.

The Employer, the ESOP Committee, and the Trustee are not liable for any loss, nor is the Employer, the ESOP Committee, and the Trustee liable for any breach, resulting from a Participant’s direction of investment. If the Trustee consents to a Participant direction of investment, direction from such Participant will be accepted once each business day on a written election form or other acceptable direction, as a part of this Plan, containing such conditions, limitations and other provisions the Trustee deems appropriate. The ESOP Committee and the Trustee may establish written procedures incorporated specifically as part of this Plan, relating to Participant direction of investment under this Section 8.12.

End of Article VIII

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ARTICLE IX

ESOP COMMITTEE DUTIES WITH RESPECT TO PARTICIPANTS’

ACCOUNTS

9.01 MEMBERS’ COMPENSATION, EXPENSES. The Bank may appoint an ESOP Committee to administer the Plan, the members of which may or may not be Participants in the Plan, or which may be the Plan Administrator acting alone. In the absence of an ESOP Committee appointment, the Bank will serve as Plan Administrator. The members of the ESOP Committee will serve without compensation for services as such, but the Employer will pay all expenses of the ESOP Committee, except to the extent the Trust properly pays for such expenses.

9.02 TERM. Each member of the ESOP Committee serves until the appointment of his successor.

9.03 POWERS. The ESOP Committee is empowered to assist and direct the Trustee to satisfy and operate the Plan in accordance with the terms of the Plan, the Trust, the Code, and ERISA. In case of a vacancy in the membership of the ESOP Committee, the remaining members of the ESOP Committee may exercise any and all of the powers, authority, duties and discretion conferred upon the ESOP Committee pending the filling of the vacancy.

9.04 GENERAL. The ESOP Committee has the full discretion and authority to perform the following powers and duties:

(a) To select a Secretary, who need not be a member of the ESOP Committee;

(b) To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant’s Account Balance and the Nonforfeitable percentage of each Participant’s Account Balance;

(c) To adopt rules of procedure and regulations and guidelines necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of this Agreement;

(d) To construe and enforce the terms of the Plan and the rules and regulations it adopts, including interpretation of the Plan documents and documents related to the Plan’s operation;

(e) To direct the Trustee in crediting and distributing the Trust Assets;

(f) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

(g) To furnish the Employer with information which the Employer may require for tax or other purposes;

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(h) To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

(i) To engage the services of an Investment Manager or Managers (as defined in ERISA Section 3(38)), each of whom will have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan Asset under its control;

(j) To construe and interpret the Plan and the rules and regulations adopted and to answer all questions arising in the administration, interpretation and application of the Plan document and documents related to the Plan’s operation;

(k) To establish and maintain a funding standard account and to make credits and charges to the account to the extent required by and in accordance with the provisions of the Code;

(l) To distribute cash instead of Employer Securities;

(m) To require a Participant (or his Beneficiary) to resell the Employer Securities immediately to the Employer if Employer Securities are distributed;

(n) To direct the Trustee to convert an Inactive Participant’s Employer Securities Account (in whole or in part) into cash during any Plan Year following the close of the Plan Year in which the Inactive Participant Separated from Service for any reason, provided at such time the Trust has an adequate amount of cash to convert (in whole or part) the Inactive Participant’s Participant Employer Securities Account;

(o) To direct the Trustee to sell or exchange Employer Securities held in the Unallocated Employer Securities Account in complete satisfaction of an Exempt Loan; and

(p) To establish procedures, correct any plan defect, and resolve any inconsistency in such manner and to such extent as shall be necessary or advisable to carry out the purpose of the Plan.

Notwithstanding any other provision herein to the contrary, the ESOP Committee shall not interfere or cause the Trustee to violate the terms of the Plan, the Trust, the Code, and ERISA. The ESOP Committee must exercise all of its powers, duties and discretion under the Plan in a uniform and nondiscriminatory manner. All decisions, determinations, directions, interpretations, and applications of the Plan by the ESOP Committee shall be final and binding upon all persons, including (but not limited to) the Bank, Employer, the Trustee, and all Participants, former participants, Beneficiaries and Alternate Payees unless in violation of the Plan, the Trust, ERISA, the Code or any federal or state laws.

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9.05 FUNDING POLICY. The Stock Bonus Plan Portion of this Plan is designed to invest primarily in Employer Securities, which is a Qualifying Employer Security with respect to the Employer within the meaning of Sections 409(1) and 4975(e)(8) of the Code. The Trustee, however, may invest in assets other than Employer Securities to provide for payment of expenses and distributions and to the extent as the ESOP Committee deems appropriate.

9.06 MANNER OF ACTION. The decision of a majority of the members of the ESOP Committee appointed and qualified controls.

9.07 AUTHORIZED REPRESENTATIVE. The ESOP Committee may authorize any one of its members, or its Secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters or other documents. The ESOP Committee must evidence this authority by an instrument signed by all members.

9.08 INTERESTED MEMBER. No member of the ESOP Committee may decide or determine any matter concerning the distribution, nature or method of settlement of his own benefits under the Plan, except in exercising an election available to that member in his capacity as a Participant, unless the Plan Administrator is acting alone in the capacity of the ESOP Committee.

9.09 VALUE OF PARTICIPANT’S ACCOUNT BALANCE. The value of each Participant’s Account Balance consists of that proportion of the net worth (at fair market value) of the Trust Fund which the net credit balance in his Account bears to the total net credit balance in the Accounts of all Participants. For purposes of a distribution under the Plan, the value of a Participant’s Account Balance is its value as of the Valuation Date immediately preceding the date of the distribution.

9.10 ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS. A “Valuation Date” under this Plan is each Accounting Date and each interim valuation date determined under Section 12.19 hereof. As of each Valuation Date, the ESOP Committee must adjust, or direct the Trustee to adjust, Participants’ Accounts to reflect net income, gain or loss since the last Valuation Date. The valuation period is the period beginning the day after the last Valuation Date and ending on the current Valuation Date. The ESOP Committee will allocate, or direct the Trustee to allocate, the Employer contributions, Forfeitures, net income, gain or loss, if any, in accordance with Article III hereof.

9.11 ACCOUNT CHARGED. The ESOP Committee shall charge, or direct the Trustee to charge, all distributions made to a Participant or to his Beneficiary from his Account, against the Account of the Participant when made.

9.12 UNCLAIMED ACCOUNT PROCEDURE. The Plan does not require the ESOP Committee, the Plan Administrator, the Employer, or the Bank to search for, or to ascertain the whereabouts of, any Participant or Beneficiary. The ESOP Committee, by certified or registered mail addressed to his last known address of record with the ESOP Committee or the Employer, shall notify any Participant, or Beneficiary, that he is entitled

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to a distribution under this Plan, and the notice shall quote the provisions of this Section 9.12. If the Participant, or Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the ESOP Committee within six (6) months from the date of mailing of the notice, the ESOP Committee may treat the Participant’s or Beneficiary’s unclaimed payable Account Balance as forfeited and shall reallocate and use the amount of the unclaimed payable Account Balance to reduce the Employer’s contribution for the Plan Year in which the Forfeiture occurs.

If a Participant or Beneficiary who has incurred a Forfeiture of his Account Balance under the provisions of the first paragraph of this Section 9.12 makes a claim, at any time, for his forfeited Account Balance, the ESOP Committee shall restore, or direct the ESOP Committee to restore, the Participant’s or Beneficiary’s forfeited Account Balance to the same dollar amount as the dollar amount of the Account Balance forfeited, unadjusted for any gains or losses occurring subsequent to the date of the Forfeiture to the extent permitted by ERISA and the Code. The ESOP Committee will make, or direct the ESOP Committee to make, the restoration during the Plan Year in which the Participant or Beneficiary makes the claim, first from the amount, if any, of Forfeitures the ESOP Committee otherwise would allocate for the Plan Year, then from the amount, if any, of the Trust Fund net income or gain for the Plan Year and then from the amount, or additional amount, the Employer contributes to enable the ESOP Committee to make the required restoration. The ESOP Committee must direct the Trustee to distribute the Participant’s or Beneficiary’s restored Account Balance to him not later than sixty (60) days after the close of the Plan Year in which the ESOP Committee restores, or directs the Trustee to restore, the forfeited Account Balance. The Forfeiture provisions of this Section 9.12 apply solely to the Participant’s or to the Beneficiary’s Account Balance derived from Employer contributions and Forfeitures.

End of Article IX

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ARTICLE X

REPURCHASE OF EMPLOYER SECURITIES

10.01 PUT OPTION. The Bank will issue a “put option” to each Participant receiving a distribution of Employer Securities from his Employer Securities Account if such Employer Securities are not Publicly Traded when distributed or are subject to a “trading limitation” (within the meaning of Regulation Section 54.4975-7(b)(10)). The put option will permit the Participant or the Participant’s Beneficiary or the Participant’s donees or such person (including an estate or its distributee) to whom the Employer Securities pass by reason of the Participant’s or Beneficiary’s death to sell the Employer Securities to the Bank, at any time during two (2) option periods, at the current fair market value. The first put option period runs for a period of at least sixty (60) days commencing on the date of distribution of Employer Securities to the Participant. The second put option period runs for a period of at least sixty (60) days commencing on the first day after the new determination of the fair market value of Employer Securities is made in the subsequent Plan Year. If a Participant (or Beneficiary) exercises his put option, the Bank must purchase the Employer Securities at fair market value upon the terms provided under Section 10.04 hereof. The Bank may grant the Trust an option to assume the Bank’s rights and obligations at the time a Participant exercises a put option under this Section 10.01.

10.02 RESTRICTION ON EMPLOYER SECURITIES. Except upon the prior written consent of the Bank, no Participant (or Beneficiary) may sell, assign, give, pledge, encumber, transfer or otherwise dispose of any Employer Securities which are not Publicly Traded (at the time of such transaction) and which are now owned or subsequently acquired by him without complying with the terms of this Article X. If a Participant (or Beneficiary) pledges or encumbers any Employer Securities with the required prior written consent, any security holder’s rights with respect to such Employer Securities are subordinate and subject to the rights of the Bank.

Certificates for Employer Securities distributed to Participants, Inactive Participants, former participants, or Beneficiaries thereof, shall contain the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH THE TERMS OF THE APPALACHIAN BANCSHARES, INC. EMPLOYEE STOCK OWNERSHIP PLAN WITH 401(K) PROVISIONS WHICH GRANTED TO THE BANK A RIGHT OF FIRST REFUSAL. THE BANK WILL FURNISH TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE BANK AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE A COPY OF THE PLAN. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES LAWS OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE IN WHICH THEY HAVE BEEN SOLD. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE

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SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

On the front of each such certificate, there may be placed the following notation in capital letters:

RESTRICTIONS ON TRANSFER STATED ON REVERSE SIDE

10.03 LIFETIME TRANSFER AND RIGHT OF FIRST REFUSAL. If any Participant (or Beneficiary) who receives Employer Securities under this Plan which are not Publicly Traded desires to dispose of any of his Employer Securities for any reason during his lifetime (whether by sale, assignment, gift or any other method of transfer), he first must offer the Employer Securities for sale to the Bank. The ESOP Committee may require a Participant (or Beneficiary) entitled to a distribution of Employer Securities to execute an appropriate stock transfer agreement (evidencing the right of first refusal) prior to receiving a certificate of Employer Securities.

In the case of an offer by a third party, the offer to the Bank is subject to all the terms and conditions set forth in Section 10.04 hereof based on the price equal to the fair market value per share and payable in accordance with the terms of Section 10.04 hereof unless the selling price and terms offered to the Participant by the third party are more favorable to the Participant than the selling price and terms of Section 10.04 hereof, in which case the selling price and terms of the offer of the third party apply. The Bank must give written notice to the offering Participant of its acceptance of the Participant’s offer within fourteen (14) days after the Participant has given written notice to the Bank or the Bank’s rights under this Section 10.03 will lapse. The Bank may grant the Trust the option to assume the Bank’s rights and obligations with respect to all or any part of the Employer Securities offered to the Bank under this Section 10.03.

Notwithstanding any provision to the contrary herein, the Trustee is prohibited from exercising this first right of refusal if the fair market value at the time of exercise is higher than the last Valuation Date unless the ESOP Committee and the Trustee determine such action shall not have an effect on the qualification of this Plan.

10.04 PAYMENT OF PURCHASE PRICE. If the Bank exercises an option to purchase a Participant’s Employer Securities pursuant to an offer given under Section 10.03 hereof, the purchaser(s) must make payment in lump sum or, if the distribution to the Participant (or to his Beneficiary) constitutes a Total Distribution, in substantially equal installments over a period not exceeding five (5) years. A “Total Distribution” to a Participant (or to a Beneficiary) is the distribution, within one taxable year of the recipient, of the entire balance to the Participant’s credit under the Plan. In the case of a distribution which is not a Total Distribution or which is a Total Distribution with respect to which the purchaser(s) will make payment in lump sum, the purchaser(s) must pay the Participant (or Beneficiary) the fair market value of the Employer Securities repurchased no later than thirty (30) days after the date the Participant (or Beneficiary) exercises the option. In the case of a Total Distribution with respect to which the purchaser(s) will make installment payments, the purchaser(s) must make the first installment payment no later than thirty

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(30) days after the Participant (or Beneficiary) exercises the put option. For installment amounts not paid within thirty (30) days of the exercise of the put option, the purchaser(s) must evidence the balance of the purchase price by executing a promissory note, delivered to the selling Participant at the Closing. The note delivered at Closing (as defined in Section 10.06 hereof) must bear a reasonable rate of interest, determined as of the Closing Date (as defined in Section 10.06 hereof), and the purchaser(s) must provide adequate security. The note must provide for equal annual installments with interest payable with each installment, the first installment being due and payable one year after the Closing Date. The note further must provide for acceleration in the event of thirty (30) days’ default of the payment on interest or principal and must grant to the maker of the note the right to prepay the note in whole or in part at any time or times without penalty; provided, however, the purchaser(s) may not have the right to make any prepayment during the calendar year or fiscal year of the Participant (or Beneficiary) in which the Closing Date occurs.

10.05 NOTICE. A person has given Notice permitted or required under this Article X when the person deposits the Notice in the United States mail, first class, postage prepaid, addressed to the person entitled to the Notice at the address currently listed for him in the records of the ESOP Committee or the Employer. Any person affected by this Article X has the obligation of notifying the ESOP Committee of any change of address.

10.06 TERMS AND DEFINITIONS. For purposes of this Article X:

(a) “Fair market value” means the value of the Employer Securities (i) determined as of the date of the exercise of an option if the exercise is by a Disqualified Person, or (ii) in all other cases, determined as of the most recent Accounting Date. The Trustee must determine fair market value of Employer Securities for all purposes of the Plan by engaging the services of an independent appraiser or independent financial advisor (“independent party”). The ESOP Committee shall rely upon a determination of valuation of Employer Securities made by the independent party selected by the Trustee. The ESOP Committee shall rely upon the independent party selected by the Trustee to be (1) independent as required by law, and (2) qualified and experienced in preparing valuations of banks for ESOP purposes.

(b) “Notice” means any offer, acceptance of an offer, payment or any other communications.

(c) “Beneficiary” includes the legal representative of a deceased Participant.

(d) “Closing” means the place, date, and time (“Closing Date”) to which the selling Participant (or his Beneficiary) and purchaser may agree for purposes of a sale and purchase under this Article X, provided Closing must take place not later than thirty (30) days after the exercise of an offer under Section 10.03 hereof.

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10.07 TRUSTEE’S PUT OPTION. To the extent permitted by Regulation Section 54.4975-7(b)(4) (with respect to Leveraged Employer Securities), the ESOP Committee may authorize the Trustee to put the shares of Employer Securities held by the Trust to the Bank to be purchased by the Bank at the then fair market value in the event that a distribution from a Participant’s Employer Securities Account is to be made in cash, or a distribution pursuant to Section 12.24 hereof, or the Trustee expects to incur Plan expenses which will not be paid directly by the Employer and the Trustee determines that the Trust has insufficient cash to make the anticipated distributions or pay Plan expenses.

10.08 SECURITY HOLDER. Notwithstanding any provision herein, the Trustee shall not otherwise obligate itself to acquire Employer Securities from a particular shareholder at an indefinite time determined upon the happening of an event such as, but not limited to, the death of a shareholder. Furthermore and except as provided otherwise in Sections 10.01 and 10.03 hereof, Leveraged Employer Securities may not be subject to a put, call, or other option, or buy-sell or similar arrangement while held by or when distributed from the Plan.

10.09 PROVISIONS NON-TERMINABLE. The provisions described in this Article X are non-terminable even if the Exempt Loan is repaid or the Plan ceases to be an employee stock ownership plan.

End of Article X

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ARTICLE XI

PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY

The Trustee shall not be authorized to purchase incidental life insurance on behalf of a Participant or Beneficiary as an investment of the Trust.

End of Article XI

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ARTICLE XII

MISCELLANEOUS

12.01 EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The ESOP Committee and the ESOP Committee are fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

12.02 NO RESPONSIBILITY FOR PLAN ACTIONS. The ESOP Committee does not have any obligation or responsibility with respect to any action required by the Plan or Trust to be taken by the Trustee, Employer, the Bank, the Plan Administrator, any Participant or Eligible Employee, or for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. The Plan does not require the ESOP Committee to determine if a loan obtained by the Trustee is an Exempt Loan, the Trustee is purchasing Qualifying Employer Securities, the Trustee is purchasing Qualifying Employer Securities for no more than adequate consideration (as defined in ERISA), or to collect any contribution required under the Plan, or to determine the correctness of the amount of any Employer contribution. The ESOP Committee need not inquire into or be responsible for any action or failure to act on the part of the others, or on the part of any other person who has any responsibility regarding the management, administration or operation of the Plan, whether by the express terms of the Plan, the Trust or by a separate agreement authorized by the Plan or by the applicable provisions of ERISA.

12.03 FIDUCIARIES NOT INSURERS. The ESOP Committee, the Trustee, the Bank, and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer and the Bank do not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund.

12.04 WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice, unless the Code or Treasury Regulations prescribe the notice or ERISA specifically or impliedly prohibits such a waiver.

12.05 SUCCESSORS. The Plan is binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the ESOP Committee, and their successors.

12.06 WORD USAGE. Words used in the masculine also apply to the feminine and neuter where applicable, and wherever the context of the Plan dictates, the plural includes the singular and the singular includes the plural. Whenever a noun, or pronoun in lieu thereof, is used in this Plan in plural form and there may be only one person within the scope of the word so used, or in singular form and there be more than one person within the scope of the word so used, such word, or pronoun used in lieu thereof, shall have a singular or plural meaning, as the case may be. The words “herein,” “hereof,” and

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“hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan, not to any particular provision or Section. Reference to Plan means this Plan. Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan.

12.07 STATE LAW. Georgia law will determine all questions arising with respect to the provisions of this Agreement, such as (but not limited to) the execution, construction, administration and enforcement of the Plan, except to the extent superseded by federal law.

12.08 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit, gives any Employee, Participant, former participant or any Beneficiary any right to continue employment, any legal or equitable right against the Bank, the Employer, or Employee of the Employer, or its agents or employees, the ESOP Committee, or the Trustee except as expressly provided by the Plan, the Trust, ERISA or by a separate agreement.

12.09 SEVERABILITY. Notwithstanding any provision contained in the Plan to the contrary, the provisions of this Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions thereof.

12.10 CONTRARY PROVISIONS. The provisions of this Article XII shall govern notwithstanding anything contained in the Plan to the contrary.

12.11 NOTICE TO EMPLOYEES. Notice of the Plan and of any amendments thereto, of eligibility of each Employee, and notice of such other matters as may be required by law or this instrument, shall be given by the Employer to the Employees in such form as the ESOP Committee may deem appropriate and reasonable and in conformity to lawful requirements.

12.12 AGREEMENT OF PARTICIPANTS. Each Participant, by becoming such, for himself or herself, and such Participant’s heirs, executors, administrators, legal representatives, and Beneficiaries, ipso facto, approves and agrees to be bound by the provisions of this Plan.

12.13 ACTION BY EMPLOYERS. Any written action herein permitted or required to be taken by an Employer shall be by resolution of its board of directors or by written instrument executed by a person or group of persons who has been authorized by resolution of its board of directors as having authority to take such action.

12.14 ADOPTION OF THE PLAN BY A CONTROLLED GROUP MEMBER. Any business enterprise which on or after the Restatement Date is or becomes a member of a group of corporations described in Code Section 409(1) that includes the Bank shall be authorized to adopt the Plan for the benefit of its eligible employees if approval of its board of directors is obtained.

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(a) Method of Adopting the Plan by an Affiliate. In order to adopt the Plan, the board of directors of the adopting Employer must approve a resolution expressly adopting the Plan for the benefit of its Employees and the requirements set forth in Section 1.63 hereof must be satisfied. The Bank may require the Employer to authorize the appropriate officer of such adopting Employer to contribute from time to time, for purposes of the Plan, such sum as may be determined by the board, to be such adopting Employer’s contribution for the benefit of Participants who are employed by such adopting Employer.

(b) Transmittal of Resolution. Upon the Bank’s request, a certified copy of the adopting Employer’s resolution shall be transmitted to the Bank and approval of the Board of Directors shall be deemed to constitute the adoption of the Plan by the adopting Employer as of the date specified in such adopting Employer’s resolution or other agreement.

12.15 DISASSOCIATION OF ANY EMPLOYER FROM PLAN. Any Employer may withdraw from the provisions of this Plan at any time upon the expiration of thirty (30) days after delivery of written notice of its intent to do so to the ESOP Committee and the Board, and shall thereupon cease to be a party to this Plan. In such event, liability for further contributions for such Employer shall cease, and the money attributable to its then Participants and former participants shall either be distributed to the Participants or former participants, if it elects to terminate the Plan as to it, in the same manner as provided in the case of termination of the whole Plan, or shall be transferred to an independent successor plan and trust that it may establish for the benefit of its own employees, which shall be deemed a continuation of this Plan. Withdrawal from the Plan by an Employer shall not affect the continued operation of the Plan with respect to the Bank and other Employers.

12.16 BONDING. Every Fiduciary, for the faithful performance of its duties under the Plan to the extent required by ERISA, shall be bonded. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of the funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year or if there is no preceding Plan Year, then the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any and all loss by reason of acts of fraud or dishonesty by the Fiduciary, alone or in connivance with others. The security shall be a corporate security as the term is used in Section 412(a)(2) of ERISA, and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bond shall be an expense of, and may at the election of the Bank be paid from, the Trust or by the Employer.

12.17 NAMED FIDUCIARY. The “Named Fiduciaries” of this Plan are (1) the Trustee, (2) the Plan Administrator, and (3) any Investment Manager appointed hereunder. The Named Fiduciaries shall have only those specified powers, duties, responsibilities, and obligations as are specifically given them under this Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under the Plan. The Bank shall have the sole authority to appoint and remove the ESOP Committee. The ESOP Committee shall have the sole responsibility for the administration of the Plan. The

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Trustee shall have the sole responsibility to determine if a loan secured by the Trustee on behalf of the Plan is an Exempt Loan, to determine that the Employer Securities purchased by the Trust are Qualifying Employer Securities, to determine that the purchase price paid to purchase Qualifying Employer Securities does not violate the prohibited transaction rules, and for management of the assets held under the Trust except those assets, management of which have been delegated to an Investment Manager who shall be solely responsible for the management of the assets delegated to it or as specifically provided under this Plan. Each Named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be taken in accordance with the provisions of this Plan, authorizing or providing for such direction, information, or action. Except for the Trustee, each other Named Fiduciary may rely upon any such direction, information, or action of another Named Fiduciary as being proper under this Plan and is not required under this Plan to inquire into priority of any such direction, information, or action. It is intended under this Plan that the Named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities or obligations under this Plan. No Named Fiduciary shall guarantee the Plan in any manner against investment lost or depreciation in asset value.

12.18 SECURITIES AND EXCHANGE COMMISSION APPROVAL. The Bank may request an interpretative letter from the Securities and Exchange Commission stating that the transfers of Employer Securities contemplated thereunder do not involve transactions requiring a registration of such Employer Securities under the Securities Exchange Act of 1933. In the event a favorable interpretative letter is not obtained, the Bank reserves the right to amend the Plan, to amend the Plan retroactively for an effective date to obtain a favorable interpretative letter, or to terminate the Plan.

12.19 VALUATION OF TRUST. The Trust Fund must be valued as of each Accounting Date, and in addition, as of each transaction date with any Disqualified Person, or on such other dates as determined by the ESOP Committee, to determine the fair market value of each Participant’s Account Balance in the Plan. Investments of the Trust Fund in assets other than Employer Securities may be valued on a more frequent basis as directed by the ESOP Committee. If a Valuation Date would otherwise occur on a Saturday, Sunday, or Bank holiday, then the Valuation Date shall mean the preceding business day. For the purposes of each such valuation, the assets of the Trust Fund shall be valued at their respective current fair market value, and the amount of any obligations for which the Trust Fund may be liable shall be deducted from the total value of the assets. With respect to activities carried on by the Plan, an independent appraiser meeting requirements similar to those prescribed by Treasury Regulations under Code Section 170(a)(1) must perform all valuations of Employer Securities which are not readily tradable on an established securities market.

12.20 EXEMPT LOAN. This Section 12.20 specifically authorizes the Trustee to enter into an Exempt Loan transaction. The Board may empower the Bank to authorize the guarantee or making by the Employer of any such loan. The following terms and conditions will apply to any Exempt Loan.

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(a) The proceeds of the Exempt Loan will be used within a reasonable time after receipt only for any or all of the following purposes: (i) to acquire Employer Securities, (ii) to repay such Exempt Loan, or (iii) to repay a prior Exempt Loan. Except as provided under Article X hereof, no Employer Securities acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Trust, whether or not this Plan is then an employee stock ownership plan.

(b) The interest rate of the Exempt Loan may not be more than a reasonable rate of interest. Notwithstanding anything to the contrary in this Plan, at the time that an Exempt Loan is made, the interest rate for such Exempt loan and the price of the Employer Securities acquired by such Exempt Loan should not be such that Plan assets might be drained off.

(c) Any collateral pledged to the creditor must consist only of the assets purchased by the borrowed funds and those assets used as collateral on the prior Exempt Loan repaid with the proceeds of the current Exempt Loan.

(d) The creditor may have no recourse against the Plan under the Exempt Loan except with respect to such collateral given for the loan, contributions (other than contributions of Employer Securities) that the Employer makes to the Plan to meet its obligations under the Exempt Loan, and earnings attributable to such collateral and the investment of such contributions. The payment made with respect to an Exempt Loan by the Plan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years.

(e) In the event of default upon the Exempt Loan, the value of Plan Assets transferred in satisfaction of the Exempt Loan must not exceed the amount of the default, and if the lender is a Disqualified Person, the Exempt Loan must provide for transfer of Plan Assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan.

(f) All Employer Securities acquired with the proceeds of an Exempt Loan must be added to and maintained in the Unallocated Employer Securities Account. In withdrawing Employer Securities from the Unallocated Employer Securities Account, the provisions of Treasury Regulation Sections 54.4975-7(b)(8) and (15) will be applied as if all Employer Securities in the Unallocated Employer Securities Account were encumbered. Notwithstanding any other provision herein, upon the payment of any portion of the Exempt Loan, Employer Securities in the Unallocated Employer Securities Account shall be released from encumbrances. For each Plan Year during the duration of the Exempt Loan, the number of Employer Securities released must equal the number of encumbered Employer Securities held immediately before release for the current Plan Year multiplied by a fraction of (i) the numerator of which is the amount of principal paid under the Exempt Loan for the current Plan Year; (ii) the denominator of

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which is the total of the all principal to be paid for the current and all future Plan Years during the term of the Exempt Loan (determined without reference to any possible extensions or renewals thereof); provided the terms of the Exempt Loan satisfy all the requirements under Treasury Regulation Section 54.4975-7(b)(8)(ii). At the option of the Bank, or if the Exempt Loan does not contain the following characteristics: (1) the annual payments of principal and interest (at a cumulative rate) are at least as rapid as level annual payments of such amounts over ten years, (2) the portion of each Exempt Loan payment treated as interest does not exceed the amount of payment that would be treated as interest under standard loan amortization tables, and (3) the Exempt Loan term (including extensions and renewals) does not exceed ten years, then interest paid and to be paid in the future on the Exempt Loan shall be included in the numerator and denominator of the fraction. The number of future Plan Years under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extension or renewal periods. If the interest rate under the Exempt Loan is variable, the interest to be paid in future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year. If the collateral includes more than one class of Employer Securities, the number of Employer Securities of each class to be released for a Plan Year must be determined by applying the same fraction to each such class. The ESOP Committee will allocate Employer Securities withdrawn from the Unallocated Employer Securities Account to the Employer Securities Accounts of Participants who otherwise share in the allocation of the Employer’s contribution for the Plan Year for which the portion of the Exempt Loan resulting in the release of the Employer Securities has been paid in accordance with the provisions of Section 3.04(a)(ix) hereof. The ESOP Committee consistently will make this allocation as of each Accounting Date, and of any special Valuation Date if directed by the ESOP Committee, on the basis of non-monetary units, taking into account the relative Compensation of all such Participants for such Plan Year.

(g) An Exempt Loan may be obtained provided such Exempt Loan is primarily for the benefit of the Plan Participants and Beneficiaries.

(h) In the event a portion of a Participant’s Employer Securities Account is forfeited, if more than one class of Qualifying Employer Securities subject to the Exempt Loan provisions have been allocated to a Participant’s Employer Securities Account, the same proportion of each class of Qualifying Employer Securities shall be forfeited. Such forfeiture shall occur only when assets other than Employer Securities held in the Accounts have been forfeited.

(i) The Exempt Loan must be for a specific term. Such Exempt Loan may not be payable at the demand of any person, except in the case of default

12.21 RECORDS AND STATEMENTS. The records pertaining to the Plan shall be open to the inspection of the ESOP Committee and the Employer at all reasonable times and may be audited from time to time by any person or persons as the Bank or ESOP Committee may specify in writing. The ESOP Committee may direct the Trustee to

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furnish the ESOP Committee with whatever information relating to the Trust Fund the Bank or ESOP Committee considers necessary.

12.22 PARTIES TO LITIGATION. Except as otherwise provided by ERISA, no Participant or Beneficiary is a necessary party or is required to receive notice of process in any court proceeding involving the Plan or any fiduciary of the Plan. Any final judgment entered in any proceeding will be conclusive upon the Employer, the ESOP Committee, the Trustee, Participants and Beneficiaries.

12.23 PROFESSIONAL AGENTS. The ESOP Committee (with approval of the Bank) may employ and direct the Trustee to pay from the Trust Fund reasonable compensation to agents, financial advisors, appraisers, attorneys, accountants, and other persons to advise the Trustee as in its opinion may be necessary. The ESOP Committee (with approval of the Bank) may delegate to any agent, financial advisor, appraiser, attorney (which may be counsel of the Employer), accountant, or other person selected by it, any non-Trustee power or duty vested in it by the Plan.

12.24 DISTRIBUTION OF TRUST FUND.

(a) Unregistered Employer Securities. The ESOP Committee shall follow the following provisions:

(i) If Employer Securities held in a Participant Employer Securities Account or other Accounts are unregistered, the Trustee will make all distributions under the Plan in Employer Securities, provided the distribution of the Employer Securities to the Participant (or Beneficiary) does not violate any provision in the Bank’s articles of incorporation, charter or bylaws. The Participant (or his or her Beneficiary), however, may elect in writing to have all of his or her Accounts distributed in cash provided, the ESOP Committee approves such distribution request. At the discretion of the ESOP Committee, the Trustee may pay in cash any fractional security share and any funds in the Participant General Investments Account to which a Participant or his or her Beneficiary is entitled. At the discretion of the ESOP Committee, the Trustee may apply any balance in a Participant General Investments Account or Participant Profit Sharing Account to provide whole shares of Employer Securities for distribution; or

(ii) If Employer Securities held in a Participant Employer Securities Account or other Accounts are unregistered or if the articles of incorporation, charter or bylaws of the Bank restrict ownership of substantially all of the outstanding Employer Securities to Employees or the Trust, the Participant is not entitled to a distribution in the form of Employer Securities and the distribution of a Participant’s Employer Securities Account, or other Accounts holding Employer Securities, shall be made entirely in the form of cash or other property, or Employer Securities which is subject to the requirement that it be immediately resold

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to the Employer. At the time the distribution is made by the Trustee, the Trustee, as directed by the ESOP Committee, shall distribute (1) cash to the Participant or his or her Beneficiary, or (2) transfer, in the Trustee’s capacity as nominee of the Participant or Beneficiary (and not in its fiduciary capacity as Trustee of the Trust), the Employer Securities held by the Participant’s Accounts to the Bank in exercise of the Participant’s put option pursuant to Article X hereof.

(b) Registered Employer Securities. If Employer Securities held in a Participant Employer Securities Account are registered Employer Securities, all distributions under the Plan will be made only as directed by the ESOP Committee valued at the time of distribution. Distribution of a Participant’s Account(s) will be made in whole shares of Employer Securities, cash or a combination thereof, as determined by the ESOP Committee; provided, however, that the ESOP Committee shall notify the Participant of his or her right to demand distribution of his or her Account(s) entirely in whole shares of Employer Securities. At the discretion of the ESOP Committee, the Trustee may pay in cash any fractional security share to which a Participant or his or her Beneficiary is entitled. In the event the Trustee is to make a distribution in shares of Employer Securities, any balance in a Participant General Investments Account may be applied to provide whole shares of Employer Securities for distribution at the then value.

(c) Dividends. Notwithstanding the preceding provisions of this Section 12.24, the Trustee, if directed in writing by the ESOP Committee, shall pay to the Participant, in cash, any cash Dividends on Employer Securities allocated, or allocable to Participant Employer Securities Accounts pursuant to Section 3.05(d) hereof. The ESOP Committee’s direction must state whether the Trustee is to pay the cash Dividend distributions currently, or within the ninety (90) day period following the close of the Plan Year in which the Employer pays the Dividends to the Trust. The ESOP Committee may request the Employer to pay Dividends on Employer Securities directly to Participants. If the Bank declares a Dividend, the Trustee, if directed in writing by the ESOP Committee, shall distribute such Dividends, in whole or part, to the Participants and Beneficiaries as a distribution under Article VI hereof to the extent permitted by applicable law.

(d) Other Investments. To the extent allowed by Code Section 409(h)(2), the Trustee (at the direction of the ESOP Committee) will make all distributions of the assets held by the Trust (other than Employer Securities) to the Participants or Beneficiaries in the form of cash or property or any combination thereof.

12.25 DISTRIBUTION DIRECTIONS. If no one claims a payment or distribution made from the Plan, disposition of the payment will be made in accordance with the direction of the ESOP Committee.

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12.26 WITHHOLDING FOR ANY PAYMENT OF TAXES. If any assets of the Plan, or any benefits payable under the Plan, shall become liable for the payment of any estate, inheritance, income, or other tax, charge or assessment, which in the Bank’s opinion the Trustee shall or may be required to pay, the ESOP Committee may direct the Trustee to pay or withhold such tax, charge or assessment out of any monies or other property in the Trustee’s hands for the account of the person whose interest hereunder is liable for such tax. The ESOP Committee may require such releases or other documents from any lawful taxing authority and may require such indemnity from such Participant or Beneficiary the ESOP Committee shall deem necessary. The Plan may provide any notices required by Section 3405 of the Code with respect to federal income tax withholding from distributions hereunder, and shall withhold and pay any federal income tax required under Section 3405 of the Code.

12.27 USERRA COMPLIANCE. Notwithstanding any provision of this Plan to be contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

12.28 SECTION 4975(e) OF THE CODE. Notwithstanding any provision of this Plan to the contrary, this Plan is intended to invest in qualified employer securities in accordance with section 4975(e)(7) of the Code which is incorporated herein by reference.

End of Article XII

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ARTICLE XIII

EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

13.01 EXCLUSIVE BENEFIT. Except as provided under Article III hereof, the Employer has no beneficial interest in any asset of the Trust and no part of any asset in the Trust may ever revert to or be repaid to an Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. In the event the Commissioner of the Internal Revenue Service, upon the Employer’s request for approval of this Plan, determines the Plan is not a qualified plan under the Code, any contribution made incident to that qualification by the Employer must be returned to the Employer within one (1) year after the date the qualification is denied, but only if the application for qualification is made by the time prescribed by law for filing the Employer’s return to the taxable year in which the Plan was adopted or such later date as the Secretary of the Treasury may prescribe. The Plan will terminate upon the return of the Employer’s contributions.

13.02 AMENDMENT BY BANK. The Bank has the right at any time and from time to time:

(a) To amend this Plan in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan under the appropriate provisions of Code Sections 401(a) and 4975(e)(7);

(b) To amend distribution options in a nondiscriminatory manner as permitted under Code Section 411(d)(6)(C)(ii); and

(c) To amend this Plan in any other manner.

No amendment may authorize or permit any of the Trust Fund (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment may cause or permit any portion of the Trust Fund to revert to or become a property of the Bank or Employer. The Bank also may not make any amendment which affects the rights, duties or responsibilities of the Trustee or the ESOP Committee without the written consent of the affected Trustee or the affected member of the ESOP Committee. The Bank must make all amendments in writing. Each amendment must state the date to which it is either retroactively or prospectively effective.

(d) Code Section 411(d)(6) Protected Benefits. An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant’s Account Balance, except to the extent permitted under Code Section 412(c)(8), and may not reduce or eliminate Code Section 411(d)(6)

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protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment.

(e) Effective Date of Amendment. Any such amendment shall become effective as provided therein upon its execution except the amendments which are required to be made by provisions of ERISA or the Code, which if not made would disqualify the qualified status of the Plan and the amendment shall be deemed to be made prior to the end of any retroactive amendment period provided for in ERISA or the Code.

13.03 DISCONTINUANCE. Any Employer has the right, at any time, to suspend or discontinue its contributions under the Plan. The Bank has the right to terminate, at any time, this Plan. The Plan will terminate upon the first to occur of the following:

(a) The date terminated by action of the Bank; and

(b) The dissolution or merger of the Bank, unless the successor entity makes provision to continue the Plan, in which event the successor must substitute itself as the Bank under this Plan. Any termination of the Plan resulting from this paragraph (b) is not effective until compliance with any applicable notice requirements under ERISA.

13.04 FULL VESTING ON TERMINATION. Upon either full or partial termination of the Plan, or, if applicable, upon complete discontinuance of Plan contributions to the Plan, an affected Participant’s right to his Account Balance is one hundred percent (100%) Nonforfeitable, regardless of the Nonforfeitable percentage which otherwise would apply under Article V hereof. A partial termination of the Plan or discontinuance of Plan contributions to the Plan will in no way accelerate the time of distribution of benefits to any Participant.

13.05 MERGER AND DIRECT TRANSFER. The Bank may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer.

The Plan may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan’s eligibility conditions. If the Plan accepts a direct transfer of plan assets, the ESOP Committee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions or Forfeitures under the Plan until he actually becomes a Participant in the Plan.

(a) Elective Transfers. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 13.02 hereof. A transfer is an elective transfer if: (1) the transfer satisfies

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the first paragraph of this Section 13.05 hereof; (2) the transfer is voluntary, under a fully informed election by the Participant; (3) the Participant has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (4) the transfer satisfies the applicable spousal consent requirements of the Code; (5) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant’s transferred benefit is subject to those requirements; (6) the Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer; (7) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant’s accrued benefit under the transferor plan payable at that plan’s normal retirement age; (8) the Participant has a one hundred percent (100%) Nonforfeitable interest in the transferred benefit; and (9) the transfer otherwise satisfies applicable Treasury Regulations. An elective transfer may occur between qualified plans of any type.

(b) Distribution Restrictions Under Code Section 401(k). If the Plan receives a direct transfer (by merger or otherwise) of Elective Contributions (or amounts treated as Elective Contributions) under a Plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and (10) continue to apply to those transferred Elective Contributions.

13.06 COMPLETE TERMINATION. Upon termination of the Plan, the distribution provisions of Article VI hereof remain operative, with the following exceptions:

(a) if the present value of the Participant’s Nonforfeitable Account Balance does not exceed One Thousand Dollars ($1,000), the ESOP Committee will direct the Trustee to distribute the Participant’s Nonforfeitable Account Balance to him in lump sum as soon as administratively practicable after the Plan terminates; and

(b) if the present value of the Participant’s Nonforfeitable Account Balance exceeds One Thousand Dollars ($1,000), the Participant or the Beneficiary, in addition to the distribution events permitted under Article VI hereof, may elect to have the ESOP Committee commence distribution of his Nonforfeitable Account Balance as soon as administratively practicable after the Plan terminates.

(c) any amounts held in the Unallocated General Investments Account or the Unallocated Employer Securities Account will be allocated to Participants, as an Employer Optional Contribution pursuant to Section 3.04(a)(v) hereof without regard to such Participants satisfaction of the requirements of Section 3.06 hereof (to the extent permitted by Code Section 415) and any amounts remaining shall revert to the Bank, as permitted by law.

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To liquidate the Trust, the ESOP Committee may purchase, or direct the Trustee to purchase, a deferred annuity contract for each Participant which protects the Participant’s distribution rights under the Plan, if the Participant’s Nonforfeitable Account Balance exceeds One Thousand Dollars ($1,000) and the Participant does not elect an immediate distribution pursuant to Section 13.06(b). The Trust will continue until the Trustee, in accordance with the direction of the ESOP Committee, has distributed all of the benefits under the Plan.

On each Valuation Date, the ESOP Committee will credit, or direct the Trustee to credit, any part of a Participant’s Account Balance retained in the Trust with its proportionate share of the Trust’s income, expenses, gains and losses, both realized and unrealized. Upon termination of the Plan, the amount, if any, in a suspense account under Article III hereof will revert to the Employer, subject to the conditions of the Treasury Regulations permitting such a reversion. A resolution or amendment to freeze all future benefit accrual, but otherwise to continue maintenance of this Plan, is not a termination for purposes of this Section 13.06.

13.07 PARTIAL TERMINATION. The rights of each Participant and Beneficiary affected by a partial termination of the Plan to the amounts credited to his Account shall be fully Vested and Nonforfeitable as of the date of such partial termination as set forth in Section 13.04 hereof. Such amounts shall either be distributed to such affected Participants and Beneficiaries, as in the case of a complete termination of the Plan, or held, as in the case of a discontinuance of contributions, as directed by the ESOP Committee. However, a partial termination of the Plan will in no way accelerate the time of distribution of benefits to any Participant.

13.08 TERMINATION RESTRICTIONS UNDER CODE SECTION 401(k). Notwithstanding any provision herein, the portion of the Participant’s Nonforfeitable Account Balance attributable to Elective Contributions (or to amounts treated under the Plan as Elective Contributions), is not distributable on account of Plan termination, as described in Section 13.06 and Section 13.07 hereof, unless: (a) the Participant otherwise is entitled to a distribution of that portion of his Nonforfeitable Account Balance; or (b) the Plan termination occurs without the establishment of a successor plan. A successor plan under clause (b) is a defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e) or Code Section 409 or a simplified employee pension plan as defined in Section 408(k)) maintained by the Employer (or by a Related Employer) at the time of the termination of the Plan or within the period ending twelve (12) months after the final distribution of assets. However, if fewer than two percent (2%) of the Employees who are eligible under the Plan that includes the cash or deferral arrangement at the time of its termination are or were eligible under another defined contribution plan at any time during the twenty-four (24) month-period beginning twelve (12) months before the time of the termination, the other plan is not a successor plan. A distribution made pursuant to clause (b) must be part of a lump sum distribution to the Participant of his Nonforfeitable Account Balance.

End of Article XIII

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IN WITNESS WHEREOF, the Bank has executed this Plan on the 31st day of July, 2008, to be effective the 1st day of January, 2008 or as otherwise provided herein or as otherwise required by law.

“EMPLOYER” AND “BANK”

APPALACHIAN BANCSHARES, INC.

By:	/s/ Danny Dukes

Danny Dukes, Chief Financial Officer

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